Exhibit 4.1

                                   CONFORMED*
                                CREDIT AGREEMENT

                                      among

                               ACC ACQUISITION CO.
       (including its successor by merger, AMERICAN CELLULAR CORPORATION),
                                    Borrower

                         BANC OF AMERICA SECURITIES LLC,
                   Sole Lead Arranger and Book Running Manager

                             BANK OF AMERICA, N.A.,
                              Administrative Agent

           LEHMAN COMMERCIAL PAPER INC. and TD SECURITIES (USA) INC.,
                              Co-Syndication Agents

                 CIBC WORLD MARKETS CORP. and BARCLAYS BANK PLC,
                             Co-Documentation Agents

                 The Managing Agents and Co-Agents named herein

                                       and

                            THE LENDERS NAMED HEREIN,
                                     Lenders

                                 $1,750,000,000
                        SENIOR SECURED CREDIT FACILITIES

                          Dated as of February 25, 2000

--------
*     Conformed to reflect signatures.

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1      DEFINITIONS AND TERMS...........................................1
        1.1    Definitions.....................................................1
        1.2    Number and Gender of Words; Other References...................31
        1.3    Accounting Principles..........................................31

SECTION 2      BORROWING PROVISIONS...........................................31
        2.1    Revolver Facility..............................................31
        2.2    Term Loan A Facility...........................................31
        2.3    Term Loan B Facility...........................................32
        2.4    Term Loan C Facility...........................................32
        2.5    LC Subfacility.................................................32
        2.6    Swing Line Subfacility.........................................35
        2.7    Terminations or Reductions of Commitments......................37
        2.8    Borrowing Procedure............................................37

SECTION 3      TERMS OF PAYMENT...............................................38
        3.1    Loan Accounts, Notes, and Payments.............................38
        3.2    Interest and Principal Payments................................39
        3.3    Prepayments....................................................41
        3.4    Interest Options...............................................45
        3.5    Quotation of Rates.............................................46
        3.6    Default Rate...................................................46
        3.7    Interest Recapture.............................................46
        3.8    Interest Calculations..........................................46
        3.9    Maximum Rate...................................................46
        3.10   Interest Periods...............................................47
        3.11   Conversions....................................................47
        3.12   Order of Application...........................................48
        3.13   Sharing of Payments, Etc.......................................48
        3.14   Offset.........................................................49
        3.15   Booking Borrowings.............................................49

SECTION 4      CHANGE IN CIRCUMSTANCES........................................49
        4.1    Increased Cost and Reduced Return..............................49
        4.2    Limitation on Types of Loans...................................50
        4.3    Illegality.....................................................51
        4.4    Treatment of Affected Loans....................................51
        4.5    Compensation...................................................51
        4.6    Taxes..........................................................52

SECTION 5      FEES...........................................................54
        5.1    Treatment of Fees..............................................54
        5.2    Fees of Administrative Agent and Arranger......................54
        5.3    Revolver Facility Commitment Fees..............................54


                                                                Credit Agreement
                                       (i)

        5.4    LC Fees........................................................55

SECTION 6      SECURITY; GUARANTIES...........................................55
        6.1    Guaranties.....................................................55
        6.2    Collateral.....................................................55
        6.3    Future Liens...................................................55
        6.4    Release of Collateral..........................................56
        6.5    Negative Pledge................................................56
        6.6    Control; Limitation of Rights..................................57

SECTION 7      CONDITIONS PRECEDENT...........................................57
        7.1    Conditions Precedent to Closing................................57
        7.2    Conditions Precedent to a Permitted Acquisition................57
        7.3    Conditions Precedent to Each Borrowing.........................58

SECTION 8      REPRESENTATIONS AND WARRANTIES.................................58
        8.1    Purpose of Credit Facility.....................................58
        8.2    Existence, Good Standing, Authority, and Authorizations........59
        8.3    Subsidiaries; Capital Stock....................................59
        8.4    Authorization and Contravention................................59
        8.5    Binding Effect.................................................60
        8.6    Financial Statements...........................................60
        8.7    Litigation, Claims, Investigations.............................60
        8.8    Taxes..........................................................60
        8.9    Environmental Matters..........................................61
        8.10   Employee Benefit Plans.........................................61
        8.11   Properties; Liens..............................................61
        8.12   Government Regulations.........................................61
        8.13   Transactions with Affiliates...................................61
        8.14   Debt...........................................................61
        8.15   Material Agreements; Management Agreements.....................61
        8.16   Insurance......................................................62
        8.17   Labor Matters..................................................62
        8.18   Solvency.......................................................62
        8.19   Intellectual Property..........................................62
        8.20   Compliance with Laws...........................................62
        8.21   Permitted Acquisitions; Intercompany Acquisitions..............62
        8.22   Regulation U...................................................63
        8.23   Tradenames.....................................................63
        8.24   Year 2000......................................................63
        8.25   Full Disclosure................................................63
        8.26   No Default.....................................................64
        8.27   Perfection of Security Interests...............................64
        8.28   The American Merger............................................64

SECTION 9      COVENANTS......................................................65
        9.1    Use of Proceeds................................................65


                                                                Credit Agreement
                                      (ii)

        9.2    Books and Records..............................................65
        9.3    Items to be Furnished..........................................65
        9.4    Inspections....................................................67
        9.5    Taxes..........................................................67
        9.6    Payment of Obligations.........................................67
        9.7    Maintenance of Existence, Assets, and Business.................67
        9.8    Insurance......................................................68
        9.9    Preservation and Protection of Rights..........................68
        9.10   Employee Benefit Plans.........................................69
        9.11   Environmental Laws.............................................69
        9.12   Debt and Guaranties............................................69
        9.13   Liens..........................................................70
        9.14   Transactions with Affiliates...................................71
        9.15   Compliance with Laws and Documents.............................71
        9.16   Permitted Acquisitions, Subsidiary Guaranties, and
               Collateral Documents...........................................71
        9.17   Assignment.....................................................71
        9.18   Fiscal Year and Accounting Methods.............................71
        9.19   Government Regulations.........................................72
        9.20   Loans, Advances,  and Investments..............................72
        9.21   Distributions and Restricted Payments..........................73
        9.22   Restrictions on Subsidiaries...................................74
        9.23   Sale of Assets.................................................74
        9.24   Sale-Leaseback Financings......................................74
        9.25   Mergers and Dissolutions; Sale of Capital Stock................74
        9.26   New Business...................................................75
        9.27   Financial Hedges...............................................75
        9.28   Affiliate Subordination Agreements.............................75
        9.29   Amendments to Documents........................................76
        9.30   Financial Covenants............................................76
        9.31   Tower Sale-Leaseback...........................................78
        9.32   Parent Covenant................................................78

SECTION 10     DEFAULT........................................................78
        10.1   Payment of Obligation..........................................78
        10.2   Covenants......................................................79
        10.3   Debtor Relief..................................................79
        10.4   Judgments and Attachments......................................79
        10.5   Government Action..............................................79
        10.6   Misrepresentation..............................................79
        10.7   Change of Management...........................................79
        10.8   Change of Control..............................................79
        10.9   Change Business of Parent......................................79
        10.10  Authorizations.................................................79
        10.11  Default Under Other Debt and Agreements........................80
        10.12  LCs............................................................80
        10.13  Validity and Enforceability of Loan Documents..................80
        10.14  Material Adverse Effect........................................80


                                                                Credit Agreement
                                      (iii)

        10.15  Environmental Liability........................................80
        10.16  Pledged Stock..................................................80
        10.17  Dissolution....................................................81

SECTION 11     RIGHTS AND REMEDIES............................................81
        11.1   Remedies Upon Default..........................................81
        11.2   Company Waivers................................................81
        11.3   Performance by Administrative Agent............................81
        11.4   Delegation of Duties and Rights................................82
        11.5   Not in Control.................................................82
        11.6   Course of Dealing..............................................82
        11.7   Cumulative Rights..............................................82
        11.8   Application of Proceeds........................................82
        11.9   Certain Proceedings............................................82
        11.10  Limitation of Rights...........................................83
        11.11  Expenditures by Lenders........................................83
        11.12  INDEMNIFICATION................................................83

SECTION 12     AGREEMENT AMONG LENDERS........................................84
        12.1   Administrative Agent...........................................84
        12.2   Expenses.......................................................86
        12.3   Proportionate Absorption of Losses.............................86
        12.4   Delegation of Duties; Reliance.................................86
        12.5   Limitation of Liability........................................86
        12.6   Default; Collateral............................................87
        12.7   Limitation of Liability........................................89
        12.8   Relationship of Lenders........................................89
        12.9   Benefits of Agreement..........................................89
        12.10  Agents.........................................................89
        12.11  Obligations Several............................................89
        12.12  Financial Hedges...............................................89

SECTION 13     MISCELLANEOUS..................................................90
        13.1   Headings.......................................................90
        13.2   Nonbusiness Days...............................................90
        13.3   Communications.................................................90
        13.4   Form and Number of Documents...................................90
        13.5   Exceptions to Covenants........................................91
        13.6   Survival.......................................................91
        13.7   Governing Law..................................................91
        13.8   Invalid Provisions.............................................91
        13.9   Entirety.......................................................91
        13.10  Jurisdiction; Venue; Service of Process; Jury Trial............91
        13.11  Amendments, Consents, Conflicts, and Waivers...................92
        13.12  Multiple Counterparts..........................................94
        13.13  Successors and Assigns; Assignments and Participations.........94
        13.14  Confidentiality................................................97


                                                                Credit Agreement
                                      (iv)

        13.15  Discharge Only Upon Payment in Full; Reinstatement in
               Certain Circumstances..........................................97


                                                                Credit Agreement
                                       (v)

                             SCHEDULES AND EXHIBITS

Schedule 1        -      American Merger Documents
Schedule 2.1      -      Lenders and Commitments
Schedule 7.1      -      Conditions Precedent to Closing
Schedule 7.1A     -      Post-Closing Requirements
Schedule 7.2      -      Conditions Precedent to Permitted Acquisition
Schedule 8.2      -      FCC and PUC Licenses
Schedule 8.3      -      Capital Stock and Partnership Interests
Schedule 8.15     -      Material Agreements
Schedule 8.23     -      Tradenames
Schedule 9.12     -      Existing Debt
Schedule 9.13     -      Existing Liens
Schedule 9.20     -      Existing Investments

Exhibit A-1       -      Form of Revolver Note
Exhibit A-2       -      Form of Term Loan A Note
Exhibit A-3       -      Form of Term Loan B Note
Exhibit A-4       -      Form of Term Loan C Note
Exhibit A-5       -      Form of Swing Line Note
Exhibit B-1       -      Form of Borrowing Notice
Exhibit B-2       -      Form of Conversion Notice
Exhibit B-3       -      Form of LC Request
Exhibit C         -      Form of Guaranty
Exhibit D         -      Form of Pledge, Assignment, and Security Agreement
Exhibit E-1       -      Form of Compliance Certificate
Exhibit E-2       -      Form of Permitted Acquisition Compliance Certificate
Exhibit E-3       -      Form of Permitted Acquisition Loan Closing Certificate
Exhibit F         -      Form of Assignment and Acceptance Agreement
Exhibit G-1       -      Form of Opinion of Borrower's Counsel
Exhibit G-2       -      Form of Opinion of Special Regulatory Counsel
Exhibit G-3       -      Form of Opinion of Local Counsel
Exhibit H         -      Form of Affiliate Subordination Agreement


                                                                Credit Agreement
                                      (vi)

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT is entered into as of February 25, 2000, among ACC ACQUISITION CO. (including its successor by merger, American Cellular Corporation) (as more fully defined in Section 1, "Borrower"), ACC ACQUISITION LLC (as more fully defined in Section 1, "Parent"), Lenders (defined below), LEHMAN COMMERCIAL PAPER INC. and TD SECURITIES (USA) INC., as Co-Syndication Agents (defined below), CIBC WORLD MARKETS CORP. and BARCLAYS BANK PLC, as Co-Documentation Agents (defined below), and BANK OF AMERICA, N.A., as Administrative Agent (defined below), for itself and the other Lenders.

                                    RECITALS

      A. Affiliates of AT&T Wireless Services, Inc., a Delaware corporation ("AWS"), and Dobson Communications Corporation, an Oklahoma corporation ("Communications"), have formed ACC Acquisition LLC, a Delaware limited liability company ("Parent").

      B. ACC Acquisition Co., a Delaware corporation and Wholly-owned Subsidiary of Parent, will merge with and into American Cellular Corporation, a Delaware corporation ("American"), pursuant to that certain Agreement and Plan of Merger dated as of October 5, 1999, among Parent, ACC Acquisition Co., and American (the "American Merger").

      C. Borrower has requested that, in addition to other sources of financing, Lenders extend credit to Borrower to enable, among other things, the consummation of the American Merger.

      D. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend credit to Borrower, providing for four credit facilities totaling $1,750,000,000, in the form of a revolving loan facility in the aggregate principal amount of $300,000,000 and three term loan facilities in the aggregate principal amount of $700,000,000, $350,000,000, and $400,000,000, respectively.

      Accordingly, in consideration of the mutual covenants contained herein, Borrower, Administrative Agent, the other Agents, and Lenders agree as follows:

SECTION 1 DEFINITIONS AND TERMS.

      1.1 Definitions. As used herein:

      Acquisition means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person; (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that, formation or organization of any entity shall not constitute an "Acquisition" to the extent that the amount of the loan, advance, investment, or capital contribution in such entity constitutes a permitted investment under Section 9.20); or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity, provided that, (i) in any merger involving Borrower, Borrower must be the surviving entity; and (ii) for purpose of this Agreement, an Intercompany Acquisition is not an "Acquisition."


                                                                Credit Agreement

      Adjusted Eurodollar Rate means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

      Administrative Agent means Bank of America, N.A., and its permitted successors or assigns as "Administrative Agent" for Lenders under the Loan Documents.

      Affiliate of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

      Affiliate Subordination Agreement means, individually, and Affiliate Subordination Agreements means, collectively, an Affiliate Subordination Agreement (substantially in the form of Exhibit H) executed and delivered by any Person pursuant to the requirements of the Loan Documents, and any amendments, modifications, supplements, ratifications, or restatements of any Affiliate Subordination Agreement made in accordance with the Loan Documents.

      Agents means, collectively, Administrative Agent, Co-Syndication Agents, Co-Documentation Agents, Managing Agents, and Co-Agents.

      Agreement means this Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

      American means American Cellular Corporation, a Delaware corporation.

      American Merger means the merger of Borrower with and into American on the Closing Date pursuant to the American Merger Agreement.

      American Merger Agreement means the Agreement and Plan of Merger dated as of October 5, 1999, among Parent, Borrower, and American, together with all amendments or modifications thereto in form and upon terms acceptable to Administrative Agent.

      American Merger Documents means the American Merger Agreement and all documents or instruments executed pursuant thereto or in connection therewith as described on Schedule 1, together with all amendments, modifications, supplements, or restatements thereof in form and upon terms reasonably satisfactory to Administrative Agent.

      Annualized Interest Expense means, with respect to the Companies on a consolidated basis, on any date of determination, the product of (a) the quotient of (i) the Interest Expense arising on and after the Closing Date to and including the last day of the applicable period of determination divided by
(ii) the number of days from and including the Closing Date to and including the last day of the applicable period of determination, multiplied by (b) 360.


                                                                Credit Agreement

      Annualized Operating Cash Flow means, with respect to the Companies on a consolidated basis, (a) on any date of determination occurring on the Closing Date to (but not including) March 31, 2000, the Operating Cash Flow for the two-fiscal quarter period ending December 31, 1999, multiplied by two, (b) on any date of determination occurring on March 31, 2000, to (but not including) June 30, 2000, the Operating Cash Flow for the three-fiscal quarter period ending March 31, 2000, multiplied by 4/3.

      Applicable Lending Office means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an affiliate of such Lender) designated on Schedule 2.1 or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

      Applicable Margin means:

            (a) Solely with respect to each Borrowing under the Revolver Facility and under the Term Loan A Facility, on any date of determination, the percentage per annum set forth in the table below for the Type of Borrowing that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to Section 9.3 (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be):

================================================================================
                                              Applicable Margin
      Leverage Ratio         ===================================================
                             Base Rate Borrowings     Eurodollar Rate Borrowings
================================================================================
Less than 5.75:1.0                   0.250%                     1.500%
--------------------------------------------------------------------------------
Greater than or equal to             0.625%                     1.875%
5.75:1.0,
but less than 6.75:1.0
--------------------------------------------------------------------------------
Greater than or equal to             0.875%                     2.125%
6.75:1.0,
but less than 8.25:1.0
--------------------------------------------------------------------------------
Greater than or equal to             1.250%                     2.500%
8.25:1.0
================================================================================

            (b) Solely with respect to each Borrowing under the Term Loan B Facility, on any date of determination, the percentage per annum set forth in the table below for the Type of Borrowing that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to
      Section 9.3 (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be):

================================================================================
                                              Applicable Margin
      Leverage Ratio         ===================================================
                             Base Rate Borrowings     Eurodollar Rate Borrowings
================================================================================
Less than 6.75:1.0                   1.500%                     2.750%
--------------------------------------------------------------------------------


                                                                Credit Agreement

================================================================================
                                              Applicable Margin
      Leverage Ratio         ===================================================
                             Base Rate Borrowings     Eurodollar Rate Borrowings
================================================================================
Greater than or equal to             1.750%                     3.000%
6.75:1.0
================================================================================

            (c) Solely with respect to each Borrowing under the Term Loan C Facility, a percentage per annum equal to 3.250% for Eurodollar Rate Borrowings and 2.000% for Base Rate Borrowings.

            (d) The provisions in Items (a) and (b) are further subject to the following:

                  (i) Until the second Business Day after the Financial
            Statements and Compliance Certificate for the fiscal quarter ending June 30, 2000, shall have been delivered hereunder, the Applicable Margin for Base Rate Borrowings and Eurodollar Rate Borrowings under the Revolver Facility, the Term Loan A Facility, and the Term Loan B Facility shall be the highest Applicable Margin for the relevant Type of Borrowing for the relevant Facility. With respect to any adjustments in the Applicable Margin as a result of changes in the Leverage Ratio on and after June 30, 2000, such adjustment shall be effective commencing on the second Business Day after the later of
            (A) the delivery of Financial Statements (and the related Compliance Certificate) pursuant to Sections 9.3(a) and 9.3(b), or (B) the delivery of the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition; and

                  (ii) If Borrower and Parent fail to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to Sections 9.3(a) and 9.3(b), and such failure shall not be remedied within five days, then (unless the Default Rate has been effected by Required Lenders pursuant to
            Section 3.6) the Applicable Margin for the Revolver Facility, the Term Loan A Facility, and the Term Loan B Facility shall be the maximum Applicable Margin for the respective Facility specified in the tables above.

      Applicable Margin for Commitment Fees means, on any date of determination, the percentage set forth in the table below that corresponds with the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificates most recently delivered pursuant to Section 9.3 (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be):

            =============================================================
            Leverage Ratio                          Applicable Margin for
                                                       Commitment Fees
            =============================================================
            Greater than or equal to 6.75 to 1.00            0.500%
            -------------------------------------------------------------
            Less than 6.75 to 1.00                           0.375%
            =============================================================

            (a) Until the second Business Day after the Financial Statements and Compliance Certificate for the fiscal quarter ending June 30, 2000, shall have been delivered hereunder, the Applicable Margin for Commitment Fees shall be the highest Applicable Margin for Commitment


                                                                Credit Agreement

      Fees. With respect to any adjustments in the Applicable Margin for Commitment Fees as a result of changes in the Leverage Ratio on and after June 30, 2000, such adjustment shall be effective commencing on the second Business Day after the delivery of Financial Statements (and related Compliance Certificate) pursuant to Sections 9.3(a) and 9.3(b) (or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be).

            (b) If Borrower and Parent fail to timely furnish to Lenders the Financial Statements and related Compliance Certificates as required to be delivered pursuant to Sections 9.3(a) and 9.3(b), and such failure shall not be remedied within five days, then the Applicable Margin for Commitment Fees shall be the maximum Applicable Margin specified in the table above.

      Approved Fund means, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      Arranger means Banc of America Securities LLC, and its successors and assigns, in its capacity as sole lead arranger and book running manager under the Loan Documents.

      Asset Operating Cash Flow means, with respect to any Permitted Asset Swap and measured as of the date of the related Cellular Asset disposition by the Companies, that portion of the Operating Cash Flow of the Companies attributable to the Cellular Assets of the Companies being conveyed in such Permitted Asset Swap.

      Assignment and Acceptance Agreement means (a) an assignment and acceptance agreement substantially in the form and upon the terms of Exhibit F, executed and delivered by any Person pursuant to the requirements of the Loan Documents, and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Assignment and Acceptance Agreement made in accordance with the Loan Documents.

      Assumed Taxes means, with respect to any Equity Issuance, an amount equal to such incremental annual increase in franchise Taxes as Borrower estimates in good faith shall be payable as a result of such Equity Issuance.

      Authorizations means all material filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, grants of authority, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System.

      AWS means AT&T Wireless Services, Inc., a Delaware corporation.

      Bank of America means Bank of America, N.A., in its individual capacity as a Lender, and its successors and assigns.

      Base Rate means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base


                                                                Credit Agreement

Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

      Base Rate Borrowing means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

      Borrower means ACC Acquisition Co. and its successor by merger, American, together with any successor or assign of Borrower permitted by the Loan Documents.

      Borrowing means any amount disbursed (a) by one or more Lenders under the Loan Documents (under the Revolver Facility, the LC Subfacility, the Swing Line Subfacility, or any Term Loan Facility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Document.

      Borrowing Date is defined in Section 2.8(a).

      Borrowing Notice means a request for Borrowing made pursuant to Section 2.8(a), substantially in the form of Exhibit B-1.

      Budget means the most recently delivered of the (a) budget showing the projected income and expenses of the Companies for fiscal year 2000 delivered on the Closing Date as required in Item 22 on Schedule 7.1 delivered pursuant to
Section 7.1 or (b) the Budget delivered pursuant to Section 9.3(d), together with any adjustments to any Budget (whether described in clause (a) or clause
(b)) made from time to time based on projections delivered in connection with Permitted Acquisitions pursuant to Section 7.2 and the requirements of a "Permitted Acquisition" as set forth in this Section 1.1, so long as such projections have been approved by Administrative Agent, and in the case of adjustments to Capital Expenditures, have been approved by Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents.

      Business Day means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, or in New York, New York, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

      Capital Expenditures means an expenditure (determined in accordance with GAAP) by a Company for any fixed asset owned by such Company for use in the operations of such Company having a useful life of more than one year, or any improvements or additions thereto, including the direct or indirect acquisition of such assets, and including any obligations to pay rent or other amounts under a Capital Lease; provided, however, that Capital Expenditures shall not include
(a) acquisitions of stock or assets which are made in accordance with Section 9.20, (b) expenditures for repairs or replacements of fixed assets made with insurance proceeds in accordance with Section 9.8, or (c) the Purchase Price of any Authorization to build and operate a PCS System acquired in accordance with the requirements for a Permitted Acquisition that is a Permitted PCS License Acquisition.

      Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.


                                                                Credit Agreement

      Cash Equivalents means:

            (a) Readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition;

            (b) Short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation;

            (c) Commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's Investors Service, Inc. ("Moody's"), or "A-1" by Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P");

            (d) Debt instruments of a domestic issuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; and

            (e) Demand deposit accounts which are maintained in the ordinary course of business.

      Cellular Acquisition means Acquisitions by any Company of businesses which are engaged in the Cellular Business.

      Cellular Assets means any Cellular System or Franchise Interest owned directly or indirectly by any Person and used in connection with such Person's Cellular Business.

      Cellular Business means the business of owning or operating one or more Cellular Systems and other business directly related thereto.

      Cellular Entity means a Cellular Licensee or Cellular Permittee.

      Cellular Licensee means any Person that is authorized to own, control, and operate a Cellular System.

      Cellular Permittee means a Person that is authorized by the FCC to construct a Cellular System.

      Cellular System means a domestic public cellular radio telecommunications service system licensed under Part 22 of the rules promulgated by the FCC.

      Change of Control means the occurrence of any of the following:

      (a) If Parent is a limited liability company, either

                  (i) So long as no Dobson Change of Control has occurred,
            Communications (and its Affiliates) and AWS (and its Affiliates) cease (A) each to have the Right to appoint two Management Committee Representatives and (B) to own, in the aggregate, 80% of the economic interests in Parent and have the Right to appoint all Management Committee Representatives, unless AWS and its Affiliates own 50% of the economic interests in Parent and have the Right to appoint all Management Committee Representatives; or


                                                                Credit Agreement

                  (ii) After a Dobson Change of Control has occurred, AWS and its Affiliates cease to own 50% of the economic interests in Parent and have the Right to appoint all Management Committee Representatives; or

            (b) On and after the date upon which Parent converts to a corporation, either:

                  (i) So long as no Dobson Change of Control has occurred,
            Communications (and its Affiliates) and AWS (and its Affiliates) cease (A) to own, individually, 30% of the voting power of all of the Voting Stock of Parent and (B) to own, in the aggregate, the Voting Stock of Parent having at least 75% of the voting power of all of the Voting Stock of Parent, unless AWS and its Affiliates own 75% of the aggregate voting power of the Voting Stock of Parent; or

                  (ii) After a Dobson Change of Control has occurred, AWS and its Affiliates cease to own 75% of the aggregate voting power of the Voting Stock of Parent; or

            (c) Parent ceases to own 100% of the issued and outstanding capital stock of, or other ownership interests in, Borrower; or

            (d) Except as otherwise permitted by this Agreement, any Company ceases to own the percentage of issued and outstanding equity interests issued by its Subsidiaries as reflected on Schedule 8.3 on the Closing Date, or if thereafter acquired, as determined on the consummation date of the related Acquisition.

      Closing Date means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in Section 7.1 have been satisfied or waived.

      Co-Agents means, collectively Dresdner Bank AG New York and Grand Cayman Branches and Banque Nationale de Paris

      Co-Documentation Agents means CIBC World Markets Corp. and Barclays Bank PLC, and their respective permitted successors or assigns as "Co-Documentation Agents" under the Loan Documents.

      Co-Syndication Agents means Lehman Commercial Paper Inc. and TD Securities
(USA) Inc. and their respective permitted successors or assigns as "Co-Syndication Agents" under the Loan Documents.

      Code means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

      Collateral means all of the items and types of property described as "Collateral" in now existing or hereafter created Collateral Documents and all cash and non-cash proceeds thereof.

      Collateral Documents means all security agreements, pledge agreements, financing statements, assignments of partnership interests, guaranties, mortgages, and deeds of trust at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.


                                                                Credit Agreement

      Commitment Percentage means, at any date of determination, for any Lender with respect to a particular Facility, the proportion (stated as a percentage) that its Committed Sum for such Facility bears to the aggregate Committed Sums of all Lenders for such Facility.

      Committed Sum means (a) for any Revolver Lender, with respect to the Revolver Facility, at any date of determination occurring prior to the Termination Date for the Revolver Facility, the amount stated beside such Lender's name under the heading for the Revolver Facility on the most-recently amended Schedule 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents), and (b) for any other Lender, with respect to any Term Loan Facility, at any date of determination occurring prior to the initial Borrowing Date for such Term Loan Facility, the amount stated beside such Lender's name under the heading for the applicable Term Loan Facility on the most-recently amended Schedule 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

      Communications means Dobson Communications Corporation, an Oklahoma corporation.

      Communications Act means, collectively, The Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

      Companies means, on any date of determination thereof, Parent and each of its Subsidiaries, other than Laredo Joint Venture and, unless and until the conditions set forth in Item 2 of Schedule 7.1A have been met, Alton CellTelCo Partnership; and Company means, on any date of determination, Parent or any of its Subsidiaries, other than Laredo Joint Venture and, unless and until the conditions set forth in Item 2 of Schedule 7.1A have been met, Alton CellTelCo Partnership.

      Compliance Certificate means a certificate signed by a Responsible Officer of Borrower and a Responsible Officer of Parent, substantially in the form of Exhibit E-1.

      Consequential Loss means any loss, cost, or expense (including loss of anticipated profit) which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in Section 4.5.

      Conversion Notice means a request made pursuant to Section 3.11, substantially in the form of Exhibit B-2.

      Cost Allocation means, with respect to services rendered by Manager pursuant to the Management Agreement, those common costs which benefit the Companies (including, but not limited to, allocations of Manager's overhead and costs of services directly allocable to the Companies that are performed by Manager's employees and Affiliates), the allocation of which shall be (a) calculated in the same manner and using the same assumptions that Manager employs from time to time for making allocations among its other wireless communications systems, and (b) either (i) based upon the percentage of Pops or subscribers in the geographic area served by the Companies' Systems compared to the then-current Pops or subscribers in all geographic areas in which Manager controls or manages wireless communication systems, or (ii) solely with respect to engineering and technical costs, allocated on a per cell site percentage basis.

      Current Financials means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) (i) the unaudited Financial Statements for the fiscal quarter ended September 30, 1999,


                                                                Credit Agreement
calculated on a consolidated basis for American and its Subsidiaries; (ii) the audited Financial Statements for the fiscal year ended December 31, 1998, calculated on a consolidated basis for American and its Subsidiaries; (iii) the unaudited pro forma balance sheet of the Companies on a consolidated basis, which balance sheet shall be prepared assuming that the American Merger and the incurrence of Debt under this Agreement occurred on December 31, 1999; (iv) the unaudited pro forma income statement of the Companies on a consolidated basis (including a calculation of Operating Cash Flow for such entities) for the three-fiscal quarter period ending on September 30, 1999, which income statement gives effect to the American Merger and the incurrence of Debt under this Agreement; (v) the unaudited pro forma income statement of the Companies on a consolidated basis (including a calculation of Operating Cash Flow for such entities) for the two-fiscal quarter period ending on December 31, 1999, which income statement gives effect to the American Merger and the incurrence of Debt under this Agreement; or (b) the Financial Statements required to be delivered under Sections 9.3(a) or 9.3(b), as the case may be, calculated on a consolidated basis for the Companies.

      DCS means Dobson Cellular Systems, Inc., an Oklahoma corporation.

      Debt means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, (iii) payment obligations of such Person under non-compete agreements, and (iv) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in clauses (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise;
(c) all obligations of the type referred to in clauses (a)(i) through clause
(a)(iii) and clause (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) net payments under Financial Hedges.

      Debt Issuance means Debt of any Company for borrowed money issued or incurred after the Closing Date, other than Permitted Debt under Section 9.12.

      Debt Service means, calculated for the Companies on a consolidated basis, either (a) on any date of determination on or prior March 30, 2001, the sum of
(i) Annualized Interest Expense, plus (ii) the aggregate amount of all scheduled principal payments made on the Debt of the Companies during the most-recently ended Rolling Period, or (b) on any date of determination occurring on and after March 31, 2001, the sum of (i) Interest Expense for the Rolling Period most recently ended, plus (ii) the aggregate amount of all scheduled principal payments made on the Debt of the Companies during the most-recently ended Rolling Period.

      Debt Service Coverage Ratio means, with respect to the Companies on a consolidated basis, either (a) at any date of determination on or prior to June 30, 2000, the ratio of Annualized Operating Cash Flow to Debt Service or (b) at any date of determination occurring after June 30, 2000, the ratio of Operating Cash Flow to Debt Service.


                                                                Credit Agreement

      Debtor Relief Laws means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

      Declining B Lender is defined in Section 3.3(f)(i).

      Declining C Lender is defined in Section 3.3(f)(ii).

      Default is defined in Section 10.

      Default Rate means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings for the relevant Facility plus 2% and (b) the Maximum Rate.

      Distribution for any Person means, with respect to any shares of any capital stock membership interest, or any other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

      Dobson Change of Control means the occurrence of any of the following:

      (a) The sale of all or substantially all of the stock, business, or assets of Communications;

      (b) The Dobson Group ceases to be the exclusive beneficial owner of at least 35% of the outstanding capital stock of Communications on a fully diluted basis; or

      (c) Everett R. Dobson and the Dobson Group cease to have, directly or indirectly, the exclusive Right to vote not less than 35% of the voting interests in Communications.

      Dobson Group means Dobson CC Limited Partnership, RLD, Inc., The Everett
R. Dobson Irrevocable Family Trust, The Stephen T. Dobson Irrevocable Family Trust, and The Robbin L. Dobson Irrevocable Family Trust.

      Dollars and the symbol $ means lawful money of the United States of America.

      Domestic Subsidiary of any Person means a Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction of the United States, other than a direct or indirect Subsidiary of a Foreign Subsidiary of such Person.

      Eligible Assignee means (a) a Lender; (b) an Affiliate of a Lender (so long as (i) such assignment is not made in conjunction with the sale of such Affiliate and (ii) such Affiliate remains an Affiliate of such Lender); (c) an Approved Fund of the assigning Lender; and (d) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and (unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.13) Borrower (which approval will not be unreasonably withheld or delayed by


                                                                Credit Agreement

Borrower and which approval will be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower); provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

      Eligible Successor Manager means any Person that (a) currently manages and has managed for the most recent three years one or more contiguous Cellular Systems with not less than 5,000,000 Pops, (b) currently manages and has managed for the most recent three years Cellular Systems with not less than 400,000 subscribers being served by such Cellular Systems, (c) is not a competitor of any Company in any territory covered by any Company's Systems, and (d) is subject to a Management Agreement reasonably acceptable to Administrative Agent.

      Employee Plan means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and established or maintained by any Company or ERISA Affiliate, but not including any Multiemployer Plan.

      Environmental Law means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C.ss.7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C.ss. 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C.ss. 4321 et seq.), the Oil Pollution Act (33 U.S.C.ss.2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Rivers and Harbors Act (33 U.S.C.ss.401 et seq.), the Safe Drinking Water Act (42 U.S.C.ss.201 andss. 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C.ss. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

      Environmental Liability means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, (b) from the presence, Release, or threatened Release of any Hazardous Substance, or
(c) from actual or threatened damages to natural resources.

      Environmental Permit means any permit, license, or other Authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

      Equity Issuance means the issuance on and after the Closing Date by any Company of any shares of any class of stock, warrants, membership interests, or other equity interests, other than (a) present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Companies


                                                                Credit Agreement
under any Company's stock option plan or other benefit or compensation plans or arrangements, (b) stock issued upon the exercise of any such options or warrants, and (c) any shares of any class of stock, warrants, or other equity interests issued from a Company solely to another Company, so long as, no Default or Potential Default exists or arises as a result thereof.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

      ERISA Affiliate means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is (or has been within the past six years) a member of any Company's controlled group or which is (or has been within the past six years) under common control with any Company within the meaning of Section 414(b), (c), (m), or (o) of the Code.

      Eurodollar Rate means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

      Eurodollar Rate Borrowing means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings.

      Excess Cash Flow means on any date of determination with respect to the fiscal year then most recently ended, Operating Cash Flow of the Companies on a consolidated basis plus any net decrease in Working Capital of the Companies on a consolidated basis, less the sum of, without duplication, (a) Capital Expenditures made by the Companies during such fiscal year which were permitted to be made under the terms of the Loan Documents, (b) required payments of principal on Permitted Debt made by the Companies during such fiscal year (other than payments made pursuant to Section 3.3(b)), (c) the aggregate Taxes actually paid in cash by the Companies during such fiscal year, (d) Distributions made by the Companies during such fiscal year to the extent permitted by the Loan Documents (but expressly excluding the amount of any Distributions paid in accordance with Section 9.21(f); (e) Interest Expense paid by the Companies during such fiscal year or accrued during such fiscal year in compliance with the Loan Documents, so long as such accrued interest is actually paid by the Companies during such fiscal year or the first two calendar months of the following fiscal year in compliance with the Loan Documents; and (f) any net increase in Working Capital of the Companies.

      Exhibit means an exhibit to this Agreement unless otherwise specified.

      Existing Debt is defined in Section 9.12(f).

      Existing Senior Notes means the 10 1/2% Senior Notes due 2008 issued by American.


                                                                Credit Agreement

      Facilities means, collectively, the Revolver Facility and the Term Loan Facilities; Facility means, any of the Revolver Facility or any Term Loan Facility.

      FCC means the Federal Communications Commission and any successor regulatory body.

      Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

      Financial Hedge means a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates and which complies with the applicable requirements of Section 9.27(c) and is otherwise in compliance with the requirements of the Loan Documents.

      Financial Statements means balance sheets, statements of operations, statements of shareholders' equity, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

      Fixed Charge Coverage Ratio means, with respect to the Companies, on any date of determination with respect to the most recently ended Rolling Period, the ratio of: (a) the Operating Cash Flow of the Companies minus the amount paid for Capital Expenditures by the Companies to (b) Fixed Charges.

      Fixed Charges means, with respect to the Companies, on any date of determination, the sum of (i) all regularly-scheduled principal payments with respect to Debt required to be paid, (ii) cash Interest Expense, (iii) cash Taxes paid or payable by the Companies, and (iv) Distributions paid in cash by any Company to the "Members" or shareholders of Parent.

      Foreign Subsidiary of any Person means a Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction other than a jurisdiction of the United States.

      Franchise Interest means a direct or indirect ownership in any Person that is a Cellular Entity.

      GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

      Governmental Authority means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.


                                                                Credit Agreement

      Guarantor means any Person, including, but not limited to, each Company (other than Borrower), which undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

      Guaranty means (a) a Guaranty in substantially the form and upon the terms of Exhibit C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

      Hazardous Substance means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

      Intercompany Acquisition means (i) a merger, consolidation, amalgamation, or combination by any Company with another Company permitted by Section 9.25, or
(ii) sales, assignments, transfers, or dispositions of the capital stock (or other ownership interests) of a Company to the extent transferred by one Company to another Company as permitted under Section 9.25; and (iii) sales or dispositions of all or substantially all the assets of a Company to the extent transferred by one Company to another Company as permitted under Section 9.23(e).

      Interest Coverage Ratio means, with respect to the Companies on a consolidated basis, either (a) at any date of determination on or prior to June 29, 2000, the ratio of (i) Annualized Operating Cash Flow to (ii) Annualized Interest Expense; (b) at any date of determination on and after June 30, 2000, but on or prior to March 30, 2001, the ratio of (i) Operating Cash Flow for the Rolling Period most recently ended to (ii) Annualized Interest Expense; or (c) at any date of determination occurring on and after March 31, 2001, the ratio of Operating Cash Flow to Interest Expense for the Rolling Period most recently ended.

      Interest Expense means, for any period of calculation thereof, for any Person, the aggregate amount of all interest (including commitment fees) on all Debt of such Person, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing; net costs associated with Financial Hedges; the interest component of any Debt that is guaranteed or secured by such Person), and all cash premiums or penalties for the repayment, redemption, or repurchase of Debt (other than such premiums or penalties for the redemption or tender for the Debt under the Existing Senior Notes paid on the Closing Date).

      Interest Period is determined in accordance with Section 3.10.

      Laredo Joint Venture means the Texas/Illinois Cellular Limited Partnership, a Delaware limited partnership.

      Laredo Joint Venture Sale means the sale of all of the Companies' Rights, titles, and interests in the Laredo Joint Venture pursuant to and in accordance with the "put" provisions in the Amended and Restated Agreement of Limited Partnership of the Laredo Joint Venture, dated as of December 1, 1995, among


                                                                Credit Agreement

Southwestern Bell Mobile Systems, Inc., Cellular Information Systems of Laredo, Inc., and Pricellular Corporation.

      Laws means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

      LC means the standby letter(s) of credit issued hereunder in the form agreed upon among Borrower, Administrative Agent, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of Section 2.5.

      LC Agreement means a letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any other Company), provided that this Agreement shall control any conflict between this Agreement and any such LC Agreement.

      LC Exposure means, at any time and without duplication, the sum of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

      LC Request means a request pursuant to Section 2.5(a), substantially in the form of Exhibit B-3.

      LC Subfacility means a subfacility of the Revolver Facility for the issuance of LCs as described in and subject to the limitations of Section 2.5, under which the LC Exposure (a) may never collectively exceed $50,000,000 and
(b) together with the Revolver Principal Debt may never exceed the Revolver Commitment.

      Lenders means, on any date of determination, the financial institutions named on Schedule 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with Section 13.13(b)), and, subject to the terms and conditions of this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement); provided that, solely for purposes of any Collateral Document and Sections 12, 3.13, and 3.14, "Lenders" shall also include any Lender or Affiliate of a Lender who is party to a Financial Hedge with any Company, and their respective successors and assigns (for purposes hereof, each Lender shall be deemed to have entered into this Agreement for and on behalf of any Affiliate now or hereafter party to a Financial Hedge with any Company).

      Leverage Ratio means, with respect to the Companies on a consolidated basis, either (a) on any date of determination on or prior to June 30, 2000, the ratio of (i) the aggregate principal amount of all Debt outstanding to (ii) Annualized Operating Cash Flow, or (b) on any date of determination occurring after June 30, 2000, the ratio of (i) the aggregate principal amount of all Debt outstanding to (ii) Operating Cash Flow.

      Lien means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

      Litigation means any action by or before any Governmental Authority.


                                                                Credit Agreement

      LLC Agreement means that certain Second Amended and Restated Limited Liability Company Agreement of Parent between AT&T Wireless Services JV Co. and Dobson JV Company, dated as of February 25, 2000, together with all amendments, modifications, or supplements thereto (including, but not limited to the Amended and Restated Supplemental Agreement among AWS, Communications, Dobson CC Limited Partnership, and other parties which are signatories thereto, dated as of February 25, 2000) effected in accordance with Section 9.29.

      Loan Account means any record (including, without limitation, the Register) maintained by any Lender in the ordinary course of business or by Administrative Agent evidencing the Principal Debt owed to each Lender.

      Loan Documents means (a) this Agreement, the Notes, the Collateral Documents, LCs, and LC Agreements, (b) all agreements, documents, or instruments in favor of Agents or Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation, and
(c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

      Management Agreement means the Amended and Restated Management Agreement between DCS and Parent, dated as of February 25, 2000, together with all amendments, modifications, or replacements thereto, effected in accordance with
Section 9.29.

      Management Committee means the Management Committee of Parent as defined in and created in accordance with the LLC Agreement.

      Management Committee Representative means any individual serving as a "Representative" (as defined in the LLC Agreement) on the Management Committee in accordance with the LLC Agreement.

      Management Expenses means, on any date of determination, the amount of all unpaid reimbursements for out-of-pocket expenses incurred and related Cost Allocations reasonably allocated by Manager in the performance of its duties under the Management Agreement.

      Manager means DCS or any successor thereto which has satisfied the criteria of an Eligible Successor Manager.

      Managing Agents means, collectively, ABN AMRO Bank N.V., The Bank of New York, The Bank of Nova Scotia, Bankers Trust Company, CoBank, ACB, PNC Bank, National Association, Union Bank of California, N.A., and Westdeutsche Landesbank Girozentrale, New York Branch.

      Material Adverse Event means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of the Companies to perform any of their payment or other material obligations under the Loan Documents or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of the Companies, taken as a whole, or (c) Default or Potential Default.


                                                                Credit Agreement

      Material Agreement means (a) the LLC Agreement, (b) the Management Agreement, (c) the Roaming Agreements, and (iv) any other contract material to the respective business of any Company (including with respect to the Systems) including any roaming agreement, vendor financing agreement, purchase agreement for telecommunications assets, interconnection agreement, long distance agreement, or any other written or oral agreement, contract, commitment, or understanding to which any Company is a party, by which such Company is directly or indirectly bound, or to which any assets of such Company may be subject (excluding purchase orders for material and inventory in the ordinary course of business) and which involves revenue payable to any Company in excess of $20,000,000 in the aggregate during any 12-month period, or financial obligations of any Company in excess of $10,000,000 in the aggregate during any 12-month period.

      Maximum Amount and Maximum Rate respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

      Member shall have the meaning given such term in the LLC Agreement.

      Minority Interest means, on any date of determination, that portion of the total ownership of any Company that is not owned by another Company.

      Multiemployer Plan means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

      Net Cash Proceeds means (a) with respect to any Significant Sale, any Permitted Asset Swap, the Tower Sale-Leaseback, or the Laredo Joint Venture Sale, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, but only as and when received) received by any Company in connection with and as consideration therefor, on or after the date of consummation of such transaction, after (i) deduction of Taxes payable in connection with or as a result of such transaction, (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction), (iii) deduction of appropriate amounts required to be reserved (in accordance with GAAP) for post-closing adjustments by any Company in connection with such transaction, against any liabilities retained by any Company after such transaction, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (iv) deduction for the amount of any Debt (other than the Obligation or Debt owed to other Companies) secured by the respective asset or assets being sold, which Debt is required to be repaid as a result of such transaction; (b) with respect to any Debt Issuance, cash (freely convertible into Dollars) received, on or after the date of incurrence of such Debt, by any Company from the incurrence of such Debt after (i) payment of all reasonable attorneys' fees and usual and customary underwriting commissions, closing costs, and other reasonable expenses associated with such Debt Issuance, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by any Company in connection with such Debt, and (iii) deductions for the amount of any other Debt (other than the Obligation or Debt owed to other Companies) which is required to be repaid concurrently with or otherwise as a result of the incurrence of such Debt; and (c) with respect to any Equity Issuance, cash (freely


                                                                Credit Agreement
convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received, on or after the date of such Equity Issuance, by any Company from such Equity Issuance, net of usual and customary transaction costs and expenses and Assumed Taxes; provided, however, in the case of Taxes that are deductible under clause (a)(i) preceding or post-closing adjustments under clause (a)(iii) preceding, but which Taxes or post-closing adjustments have not actually been paid or are not yet payable, the Company selling such assets may deduct from the cash proceeds an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such Taxes or post-closing adjustments, so long as, at the time such Taxes or post-closing adjustments are actually paid, the amount, if any, by which the Reserved Amount exceeds the Taxes or post-closing adjustments actually paid shall constitute additional "Net Cash Proceeds" of such Significant Sale, Permitted Asset Swap, Tower Sale-Leaseback, or Laredo Joint Venture Sale.

      Net Income means, for the Companies, as calculated at any date of determination, with respect to the most recently ended Rolling Period (unless otherwise indicated), the net income (or loss) of the Companies from operations for such period (excluding income from interest, dividends, and distributions, and non-cash components of income), after deduction of all expenses, Taxes, and other proper charges for such period, determined on a consolidated basis in accordance with GAAP, after eliminating therefrom all extraordinary gains or losses and all other nonrecurring gains or losses from any disposition of any System or other assets.

      Notes means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes, the Term Notes, and the Swing Line Note.

      Obligation means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents; provided that, all references to the "Obligation" in the Collateral Documents and in Sections 3.12, 3.13, and 3.14, shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from, by virtue of, or pursuant to any Financial Hedge entered into by any Company.

      Operating Cash Flow means, for any Person, as calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), the sum (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) Net Income during such period, plus (b) to the extent already deducted in computing such Net Income, (i) income Tax expense (including income Taxes and other Taxes based upon or measured by income), (ii) Interest Expense during such period, and (iii) depreciation, amortization, and other non-cash expense items during such period, in each case adjusted as required to take into account any Minority Interests; provided that in determining Operating Cash Flow of the Companies (and any reference to "Operating Cash Flow of the Companies" in the Loan Documents shall expressly include or exclude the following adjustments, as appropriate, and shall be calculated without duplication):

            (A) So long as the Minority Interest in any Company does not increase on or after the Closing Date from the amounts reflected on
      Schedule 8.3, no adjustments for such Minority Interest


                                                                Credit Agreement
      will be required; provided that, if the Minority Interest of any Company increases on and after the Closing Date from the amount shown on Schedule 8.3, then on and after the date of such increase, adjustments for all Minority Interests in such Company shall be made in calculating "Operating Cash Flow;"

            (B) In determining Operating Cash Flow for the Companies, such amount shall be calculated after giving effect to Permitted Acquisitions and divestitures of the Companies (to the extent permitted by the Loan Documents) during such period as if such transactions had occurred on the first day of such period, regardless of whether the effect is positive or negative; and

            (C) Adjustments to Operating Cash Flow to reflect Permitted Asset Swaps (i) shall be calculated, for any period of determination, after giving effect to any Permitted Asset Swap consummated during such period, as if any such Permitted Asset Swap had occurred on the first day of such period (regardless of whether the effect is positive or negative), (ii) shall include the Operating Cash Flow of the company, business, or assets acquired (the "Target") by any Company in the acquisition stage of any Permitted Asset Swap, and (iii) shall exclude the Operating Cash Flow of any assets of the Companies sold, transferred, or exchanged or to be sold, transferred, or exchanged in the disposition stage of such Permitted Asset Swap.

                  (1) A Permitted Asset Swap shall be deemed to have been
            "consummated" during a fiscal period if either:

                        (a) The acquisition and disposition stages of the
                  Permitted Asset Swap occur during the same fiscal quarter, or

                        (b) The acquisition and disposition stages of the
                  Permitted Asset Swap occur in two consecutive fiscal quarters, and a Company either acquires the Target or has Rights pursuant to a management agreement or other contract (the "Payment Agreement") to receive all or a portion of the Operating Cash Flow of the Target during such fiscal periods; provided that, with respect to transactions contemplated in this clause (b):

                              (i) If the Companies are not entitled to receive
                        all of the Operating Cash Flow of the Target as a result of the Payment Agreement or a subsequent assignment by any Company, then appropriate adjustments shall be made to exclude from the Operating Cash Flow attributable to the Target any interests therein retained or acquired by other Persons;

                              (ii) If both the acquisition and disposition
                        stages of the Permitted Asset Swap are not completed, as originally contemplated, by the end of two consecutive fiscal quarters, then (commencing with the calculations for the second fiscal quarter), the Operating Cash Flow of the Companies during the applicable Rolling Period may only include payments received by the Companies pursuant to any Payment Agreement with respect to the Target, and any other adjustments to Operating Cash Flow to reflect the Permitted Asset Swap shall be made in accordance with clause (2) below; and


                                                                Credit Agreement

                              (iii) If the Payment Agreement is terminated (for
                        any reason, other than as a result of completion of the acquisition stage of the Permitted Asset Swap), then any payments ever received under the Payment Agreement shall be excluded from calculations of Operating Cash Flow.

                  (2) If a Permitted Asset Swap is not consummated within the same fiscal quarter or two consecutive fiscal quarters as contemplated in clause (1) preceding, then each stage of the Permitted Asset Swap must be considered separately as an acquisition and as a disposition in accordance with clause (B) preceding; provided that, if the acquisition stage is consummated prior to the disposition stage, the Operating Cash Flow of the Target may be included in Operating Cash Flow, but the Operating Cash Flow attributable to the assets to be transferred, sold, or exchanged in the disposition stage of the Permitted Asset Swap must be excluded from any such calculations of Operating Cash Flow.

      OSHA means the Occupational Safety and Health Act of 1970, 29 U.S.C.ss. 671 et seq.

      Parent means ACC Acquisition LLC, a Delaware limited liability company (and, to the extent permitted pursuant to the requirements of Section 9.25, any corporation into which it is converted under Delaware Law).

      Participant is defined in Section 13.13(e).

      PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

      PCS Business means the business of owning or operating one or more PCS Systems and other business directly related thereto.

      PCS Capital Expenditures means Capital Expenditures by any Company expended in connection with the construction or build-out of a PCS System of such Company.

      PCS Systems means the wireless cellular communication systems offering "Personal Communication Services" authorized under Part 24 of the FCC Rules (47 C.F.R. ss. 24.1 et seq).

      Permitted Acquisition means, individually and collectively, (a) the American Merger, (b) Permitted Cellular System Acquisitions, (c) Permitted Asset Swaps, (d) Permitted PCS License Acquisitions, and/or (e) any other Acquisition for which the prior written consent of Required Lenders has been obtained (each of items (a) through (d) being referred to herein as a "Subject Transaction"), so long as the following requirements have been satisfied for each Permitted Acquisition (provided that, with respect to the American Merger, satisfaction of the requirements under clauses (ii) and (iii) shall be satisfied by compliance with the conditions precedent for closing set forth in Section 7.1):

            (i) Immediately prior to each Subject Transaction and after giving effect thereto and all Borrowings under the Revolver Facility to be made in connection therewith, there is at least $25,000,000 of availability under the Revolver Commitment;


                                                                Credit Agreement

            (ii) As of the closing thereof, each Subject Transaction has been approved and recommended by the board of directors (or equivalent body) of the Person to be acquired or from which such business or license is to be acquired;

            (iii) Not less than 14 days prior to the closing of any Subject Transaction, Borrower shall have delivered to Administrative Agent a Permitted Acquisition Compliance Certificate, demonstrating pro forma compliance with the terms and conditions of the Loan Documents, after giving effect thereto, including (A) pro forma income statement and balance sheet for the Companies (after giving effect to the Subject Transaction), and (B) cash flow projections therefor for the period from the date thereof through the last-to-occur of the then-effective Termination Dates, demonstrating compliance with the applicable financial covenants and debt amortization schedules; provided that, for any Permitted Asset Swap in which the disposition and the acquisition of the Cellular Assets do not occur during the same fiscal quarter, Borrower shall deliver (not less than 14 days prior to each of the closings for the acquisition and disposition stages of the Permitted Asset Swap) Permitted Acquisition Compliance Certificates (together with supporting pro forma income statements, balance sheets, and cash flow projections) separately demonstrating compliance for both the acquisition and disposition stages of the Permitted Asset Swap.

            (iv) Not less than 30 days prior to the closing thereof, Borrower shall have delivered to Administrative Agent a copy of the purchase agreement or asset exchange agreement (including all schedules and exhibits thereto) relating to the Subject Transaction;

            (v) Prior to consummation thereof, Borrower shall have satisfied the conditions precedent set forth in Section 7.2;

            (vi) Each Authorization issued by the FCC or any PUC to be acquired by any Company in or by virtue of any Subject Transaction shall be valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and shall not be subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof unless such Company has entered into an agreement with the seller of such Authorization protecting such Company from such adverse limitations, proceedings, or claims, which agreement shall be on terms and conditions satisfactory to Administrative Agent;

            (vii) As of the closing of any Subject Transaction, after giving effect thereto, the acquiring party must be Solvent and the Companies, on a consolidated basis, must be Solvent;

            (viii) As of the closing of any Subject Transaction (determined, in the case of Permitted Asset Swaps, at the time of the closing of each of the acquisition and disposition components thereof), no Default or Potential Default (including, but not limited to, a Default pursuant to Section 10.8) shall exist or occur as a result thereof, and after giving effect thereto;

            (ix) No Subject Transaction results in the formation or Acquisition of a Foreign Subsidiary of any Company; and

            (ix) No Subject Transaction results in the acquisition of stock or assets by Parent.


                                                                Credit Agreement

      Permitted Acquisition Compliance Certificate means a certificate signed by a Responsible Officer of Borrower and a Responsible Officer of Parent, substantially in the form of Exhibit E-2.

      Permitted Acquisition Loan Closing Certificate means a certificate signed by a Responsible Officer of Borrower and a Responsible Officer of Parent, substantially in the form of Exhibit E-3.

      Permitted Asset Swap means an exchange (for reasonably equivalent value, a portion of which may include cash) of Cellular Assets owned by a non-affiliated Person for Cellular Assets owned by any Company, with respect to which each of the following requirements shall have been satisfied:

            (a) The Purchase Price for such Permitted Asset Swap (i) must be less than or equal to $150,000,000, and (ii), when aggregated with the Purchase Prices of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated on and after the Closing Date, must not exceed $450,000,000 in the aggregate;

            (b) The fair market value of the Cellular Assets conveyed by any Company in any asset swap, when aggregated with the fair market value of all other Cellular Assets conveyed by the Companies in all Permitted Asset Swaps consummated on and after the Closing Date does not exceed $700,000,000 in the aggregate;

            (c) As of the date any Cellular Assets of a Company are conveyed pursuant to an asset swap, the sum of (i) the Asset Operating Cash Flow of the Cellular Assets being conveyed by such Company plus (ii) the aggregate Asset Operating Cash Flow attributable to all other Permitted Assets Swaps consummated on and after the Closing Date does not exceed 35% of the Operating Cash Flow of the Companies as reflected on the most-recently delivered Compliance Certificate.

            (d) At the time of any Permitted Asset Swap, such Company has entered into one or more binding agreement or agreements with non-affiliated Persons to acquire Cellular Assets having an aggregate fair market value reasonably equivalent to the Cellular Assets to be exchanged by such Company;

            (e) Within six months of the execution of the binding agreements referred to in clause (d), Borrower has delivered a certificate to Administrative Agent stating that the Permitted Asset Swap has been consummated;

            (f) The Cellular Assets acquired pursuant to any such Permitted Asset Swap either (i) are located (A) within 200 miles of a Cellular System owned by Borrower or any of its Subsidiaries or (B) so long as DCS is the Manager, within 200 miles of a Cellular System owned by Communications or its Subsidiaries or (ii) include at least 1,000,000 Pops capable of being served in contiguous Cellular Systems; and

            (g) The acquisition of Cellular Assets pursuant to any Permitted Asset Swap satisfies all requirements for a Permitted Acquisition.

      Permitted Cellular System Acquisition means any Acquisition by any Company of businesses which are engaged in the domestic cellular industry, with respect to which each of the following requirements have been satisfied:


                                                                Credit Agreement

            (a) The Purchase Price for such Acquisition (i) must be less than or equal to $150,000,000 and (ii) when aggregated with the Purchase Price of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated on and after the Closing Date to any date of determination, does not exceed $450,000,000 in the aggregate;

            (b) As of the closing of any such Acquisition, (i) if such Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then a domestic company that is or becomes a Subsidiary of Borrower) must be the surviving entity after giving effect to such merger; and (ii) if such Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than an 85% interest in the entity being acquired and such acquired entity will be a domestic company that is or becomes a direct or indirect Subsidiary of Borrower and a Guarantor hereunder; and

            (c) Such Acquisition satisfies all requirements for a Permitted Acquisition.

      Permitted Debt means Debt permitted under Section 9.12 as described in such Section.

      Permitted Liens means Liens permitted under Section 9.13 as described in such Section.

      Permitted PCS License Acquisition means any acquisition by any Company of an Authorization to build and operate a PCS System (including, but not limited to, any acquisition through donation, capital contribution, or gift from AWS, any Affiliates thereof, or any other Person), with respect to which each of the following requirements have been satisfied:

            (a) The Purchase Price for such acquisition (i) does not exceed $25,000,000, and (ii) when aggregated with the Purchase Price of all other Permitted PCS License Acquisitions consummated on and after the Closing Date to any date of determination, does not exceed $50,000,000 in the aggregate;

            (b) The projected Capital Expenditures detailed on the Supplemental Capital Expenditure Budget with respect to such acquisition (as required pursuant to Section 7.2 and to the extent approved by Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents), when aggregated with the Supplemental Capital Expenditures of all other Permitted PCS License Acquisitions consummated on and after the Closing Date, does not exceed $100,000,000 in the aggregate;

            (c) Before giving effect to such acquisition, the Leverage Ratio for the Companies is less than 7.00 to 1.00;

            (d) After giving effect to such acquisition, the voting and economic interests in Parent held by AWS and its Affiliates and Communications and its Affiliates shall be equal to their respective interests immediately prior to the consummation of such acquisition; and

            (e) Such acquisition satisfies all requirements for a Permitted Acquisition.

      Person means any individual, entity, or Governmental Authority.


                                                                Credit Agreement

      Pops means, with respect to any licensed area, the residents of such area based on the most recent publication by Equifax Marketing Decisions Systems, Inc. or any other publication acceptable to Administrative Agent.

      Potential Default means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

      Prime Rate means the per annum rate of interest established from time to time by Bank of America, N.A., as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America, N.A. to its customers.

      Principal Debt means, at the time of any determination thereof, the sum of the Revolver Principal Debt and all Term Loan Principal Debt.

      Pro Rata or Pro Rata Part, for each Lender, means on any date of determination (a) for purposes of sharing any amount or fee payable to any Lender in respect of a Facility or Subfacility, the proportion which the portion of the Principal Debt for the applicable Facility or Subfacility owed to such Lender (whether held directly or through a participation in respect of the LC Subfacility or Swing Line Subfacility and determined after giving effect thereto) bears to the Principal Debt under the applicable Facility or Subfacility owed to all Lenders at the time in question, and (b) for all other purposes, the proportion which the portion of the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders at the time in question, or if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums then in effect under the Facilities bears to the Total Commitment then in effect.

      PUC means any state or local regulatory agency or governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

      Purchase Price means, with respect to any Permitted Acquisition, all direct, indirect, and deferred cash and non-cash payments made to or for the benefit of the Person being acquired (or whose assets are being acquired), its shareholders, officers, directors, employees, or Affiliates in connection with such Permitted Acquisition, including, without limitation, the amount of any Debt being assumed in connection with such Permitted Acquisition (and subject to the limitations on Permitted Debt hereunder), seller financing, payments under non-competition or consulting agreements entered into in connection with such Permitted Acquisition and similar agreements, all non-cash consideration and the value of any stock, options, or warrants or other Rights to acquire stock issued as part of the consideration in such transaction; provided that, for the purposes hereof, (a) non-competition agreements and consulting agreements shall be valued at their present value discounted over the term of such agreement at the Base Rate in effect at the time of the Permitted Acquisition, and (b) solely with respect to any Permitted Asset Swap, the fair market value of the assets of the Companies exchanged in connection with such Permitted Asset Swap shall be excluded from the Purchase Price and, for purposes of this calculation, the Purchase Price shall never be less than $0.

      Register is defined in Section 13.13(c).

      Regulation D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.


                                                                Credit Agreement

        Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

        Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil in violation of any Environmental Law.

      Reporting Entities is defined in Section 8.6.

      Representatives means representatives, officers, directors, employees, attorneys, and agents.

      Required Lenders means (a) on any date of determination on and after the Closing Date and prior to the date of the initial Borrowing, those Lenders holding 50.1% or more of the Total Commitment, (b) on any date of determination on and after the date of the initial Borrowing and prior to the Termination Date for the Revolver Facility, those Lenders holding 50.1% or more of the sum of (i) the Revolver Commitment plus (ii) the Term Loan Principal Debt; and (c) on any date of determination on or after the Termination Date for the Revolver Facility, those Lenders holding 50.1% or more of the sum of the Principal Debt plus (without duplication) the LC Exposure.

      Reserve Requirement means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required by Law to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

      Responsible Officer means (a) with respect to Borrower, its chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Borrower, and (b) with respect to Parent, (i) if it is a limited liability company, any Management Committee Representative or, for all purposes under the Loan Documents, any other officer designated from time to time by the Management Committee, which designated officer is acceptable to Administrative Agent, or
(ii) if it is a corporation, its chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of Parent, which designated officer is acceptable to Administrative Agent.

      Restricted Payments means (a) redemptions, repurchases, dividends, and Distributions of any kind in respect of the capital stock (including, without limitation, any class of common or preferred shares), membership interests, or other equity interests issued by any Company; (b) partnership Distributions of any kind in respect of partnership interests of any Company that is a partnership; and (c) payments of principal and interest on, and any redemptions or repurchases of, Subordinated Debt.


                                                                Credit Agreement

      Revolver Commitment means an amount (subject to reduction or cancellation as herein provided) equal to $300,000,000.

      Revolver Commitment Usage means, at the time of any determination thereof, the sum of (a) the aggregate Revolver Principal Debt (including the Swing Line Principal Debt), plus, without duplication, (b) the LC Exposure.

      Revolver Facility means the credit facility as described in and subject to the limitations set forth in Section 2.1 (including the LC Subfacility and the Swing Line Subfacility).

      Revolver Lender means, on any date of determination, any Lender that has a Committed Sum under the Revolver Facility or that is owed any Revolver Principal Debt.

      Revolver Note means a promissory note in substantially the form of Exhibit A-1, and all renewals and extensions of all or any part thereof.

      Revolver Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility (including, without limitation, the Swing Line Principal Debt), together with the aggregate unpaid reimbursement obligations of Borrower in respect of drawings under any LC.

      Rights means rights, remedies, powers, privileges, and benefits.

      Roaming Agreements means (a) that certain Amended and Restated Operating Agreement dated as of February 25, 2000, between AWS and Parent (as the same may be amended, modified, supplemented, or restated in compliance with Section 9.29) and (b) that certain Amended and Restated Operating Agreement dated as of February 25, 2000, between DCS and Parent (as the same may be amended, modified, supplemented, or restated in compliance with Section 9.29).

      Rolling Period means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

      Schedule means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

      Security Agreement means (a) a Pledge, Assignment, and Security Agreement in substantially the form and upon the terms of Exhibit D, executed by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Security Agreement made in accordance with the Loan Documents.

      Significant Sale means any sale, lease (as lessor), transfer, or other disposition of any property or assets (tangible or intangible, including, without limitation, stock or equity interests in Subsidiaries) by any Company to any other Person (other than the Tower Sale-Leaseback, the Laredo Joint Venture Sale, any Intercompany Acquisition, and any sale, lease, transfer, or other disposition contemplated by Sections 9.23(a) through (e) or contemplated by
Section 9.24) with respect to which the Net Cash Proceeds realized by any Company for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year) equals or exceeds $10,000,000.


                                                                Credit Agreement

      Solvent means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

      Subfacilities means, collectively, the LC Subfacility and the Swing Line Subfacility; Subfacility means, any of the LC Subfacility or the Swing Line Subfacility.

      Subordinated Debt means any Debt of any Company subordinated to the Obligation on terms (including, without limitation, subordination terms) reasonably acceptable to Administrative Agent and its counsel.

      Subsidiary of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock, membership interests, or other equity interests (other than partnership interests) is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the controlling general partner determined in accordance with GAAP or own more than 50% of the issued and outstanding partnership interests.

      Supplemental Capital Expenditures means, with respect to Permitted Acquisitions, for any period of determination, the aggregate projected Capital Expenditures reflected on the Supplemental Capital Expenditure Budgets delivered in connection with such Permitted Acquisitions, so long as each such Supplemental Capital Expenditure Budget has been approved by Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents, and the related Permitted Acquisition has been consummated.

      Supplemental Capital Expenditures Budget means, with respect to any Permitted Acquisition, the budget detailing projected Capital Expenditures to the latest Termination Date and delivered in connection with such Permitted Acquisition pursuant to Section 7.2.

      Swing Line Borrowing means any Borrowing under the Swing Line Subfacility.

      Swing Line Commitment means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $15,000,000.

      Swing Line Lender means Bank of America, N.A., and its successors and assigns.

      Swing Line Maturity Date for any Swing Line Borrowing means the earlier of
(a) the last Business Day of the month in which any Swing Line Borrowing is made and (b) the Termination Date for the Revolver Facility.

      Swing Line Note means a promissory note in substantially the form of Exhibit A-5, and all renewals and extensions of all or any part thereof.

      Swing Line Principal Debt means, on any date of determination, that portion of the Revolver Principal Debt outstanding under the Swing Line Subfacility.

      Swing Line Subfacility means the subfacility under the Revolver Facility described in, and subject to the limitations of, Section 2.6.


                                                                Credit Agreement

        System means individually, and Systems means collectively, the Cellular Systems and PCS Systems, now or hereafter owned, operated, or managed by the Companies.

      Taxes means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

      Term Loan A Commitment means an amount (subject to reduction or cancellation as herein provided) equal to $700,000,000.

      Term Loan A Facility means the credit facility as described in and subject to the limitations set forth in Section 2.2.

      Term Loan A Lender means, on any date of determination, any Lender that has a Committed Sum under the Term Loan A Facility or that is owed any Term Loan A Principal Debt.

      Term Loan A Note means a promissory note substantially in the form of Exhibit A-2, and all renewals and extensions of all or any part thereof.

      Term Loan A Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan A Facility.

      Term Loan B Commitment means an amount (subject to reduction or cancellation as herein provided) equal to $350,000,000.

      Term Loan B Facility means the credit facility as described in and subject to the limitations set forth in Section 2.3.

      Term Loan B Lender means, on any date of determination, any Lender that has a Committed Sum under the Term Loan B Facility or that is owed any Term Loan B Principal Debt.

      Term Loan B Note means a promissory note substantially in the form of Exhibit A-3, and all renewals and extensions of all or any part thereof.

      Term Loan B Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan B Facility.

      Term Loan C Commitment means an amount (subject to reduction or cancellation as herein provided) equal to $400,000,000.

      Term Loan C Facility means the credit facility as described in and subject to the limitations set forth in Section 2.4.

      Term Loan C Lender means, on any date of determination, any Lender that has a Committed Sum under the Term Loan C Facility or that is owed any Term Loan C Principal Debt.

      Term Loan C Note means a promissory note substantially in the form of Exhibit A-4, and all renewals and extensions of all or any part thereof.


                                                                Credit Agreement

      Term Loan C Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Term Loan C Facility.

      Term Loan Facilities means, collectively, the Term Loan A Facility, the Term Loan B Facility, and the Term Loan C Facility, and Term Loan Facility means, any of the Term Loan A Facilities, the Term Loan B Facilities, or the Term Loan C Facilities.

      Term Loan Principal Debt means, on any date of determination, the sum of the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt.

      Term Notes means collectively, the Term Loan A Notes, the Term Loan B Notes, and the Term Loan C Notes.

      Termination Date means (a) for purposes of the Revolver Facility, the earlier of (i) March 31, 2007, and (ii) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility; (b) for purposes of the Term Loan A Facility, the earlier of
(i) March 31, 2007, and (ii) the effective date of any other termination, cancellation, or acceleration of the Term Loan A Facility; (c) for purposes of the Term Loan B, the earlier of (i) March 31, 2008, and (ii) the effective date of any other termination, cancellation, or acceleration of the Term Loan B Facility; and (d) for purposes of the Term Loan C Facility, the earlier of (i) March 31, 2009, and (ii) the effective date of any other termination, cancellation, or acceleration of the Term Loan C Facility.

      Total Commitment means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Revolver Facility and the Term Loan Facilities (as the same may have been reduced or canceled as provided in the Loan Documents).

      Towers means, on any date of determination, all or substantially all of the cellular transmission towers owned by the Companies.

      Tower Sale-Leaseback means the concurrent (a) sale of the Towers to an unaffiliated Person and (ii) the lease of the Towers from the purchaser thereof, which sale-leaseback arrangements must be in form and upon terms reasonably acceptable to Administrative Agent.

      Type means any type of Borrowing determined with respect to the interest option applicable thereto.

      Voting Stock means the capital stock (or equivalent thereof) of any class or kind, issued by Parent, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of Parent.

      Wholly-owned when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Parent or one or more of its Wholly-owned Subsidiaries.

      Working Capital means the sum of all current assets other than cash, less the sum of all current liabilities other than the current portion of long term Debt, all as determined in accordance with GAAP.


                                                                Credit Agreement

      1.2 Number and Gender of Words; Other References. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

      1.3 Accounting Principles. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Lenders have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2 BORROWING PROVISIONS.

      2.1 Revolver Facility. Each Revolver Lender severally, but not jointly, agrees to lend to Borrower such Revolver Lender's Commitment Percentage of one or more Borrowings under the Revolver Facility not to exceed such Revolver Lender's Committed Sum under the Revolver Facility, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (b) each such Borrowing shall be in an amount not less than (i) $7,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar Rate Borrowing, (ii) $3,000,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing, or (iii) $1,000,000 or a greater integral multiple of $100,000 if a Swing Line Borrowing; (c) on any date of determination, after giving effect to the requested Borrowing, the Revolver Commitment Usage shall never exceed the Revolver Commitment; and (d) on any date of determination, after giving effect to the requested Borrowing, each Lender's Commitment Percentage (under the Revolver Facility) of the Revolver Commitment Usage shall not exceed such Lender's Committed Sum.

      2.2 Term Loan A Facility. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Loan A Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date such Lender's Commitment Percentage


                                                                Credit Agreement
of the Term Loan A Commitment. If all or a portion of the Term Loan A Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

      2.3 Term Loan B Facility. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Loan B Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date an amount up to such Lender's Commitment Percentage of the Term Loan B Commitment. If all or a portion of the Term Loan B Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

      2.4 Term Loan C Facility. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Loan C Lender severally, but not jointly, agrees to lend to Borrower in a single Borrowing on the Closing Date such Lender's Commitment Percentage of the Term Loan C Commitment. If all or a portion of the Term Loan C Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed.

      2.5 LC Subfacility.

            (a) Conditions. Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs upon Borrower's application therefor (denominated in Dollars) by delivering to Administrative Agent a properly completed LC Request and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued; provided that,
      (i) on any date of determination and after giving effect to any LC to be issued on such date, the Revolver Commitment Usage shall never exceed the Revolver Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure shall never exceed $50,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing, and (iv) each LC must expire no later than the earlier of the 30th day prior to the Termination Date for the Revolver Facility or one year from its issuance; provided that, any LC may provide for automatic renewal for successive periods of up to twelve months (but no renewal period may extend beyond the 30th day prior to the Termination Date for the Revolver Facility) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

            (b) Participations. Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Revolver Lender, and each other such Revolver Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility), in such LC, the LC Agreement related thereto, and all Rights of Administrative Agent in respect thereof (other than Rights to receive certain fees provided for in Section 5.4(b)).

            (c) Reimbursement Obligation. To induce Administrative Agent to issue and maintain LCs and to induce Revolver Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in Section 5) which Administrative Agent


                                                                Credit Agreement
      customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within 24 hours of demand therefor by Administrative Agent, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations as a Base Rate Borrowing under the Revolver Facility to the extent of availability under the Revolver Facility and if the conditions precedent in this Agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Administrative Agent's knowledge, been satisfied. The proceeds of such Borrowing under the Revolver Facility shall be advanced directly to Administrative Agent in payment of Borrower's unpaid reimbursement obligation. If for any reason, funds cannot be advanced under the Revolver Facility, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this Section 2.5(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person. From the date that Administrative Agent pays a draft under an LC until the related reimbursement obligation of Borrower is paid or funded by proceeds of a Borrowing, unpaid reimbursement obligations shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

            (d) General. Administrative Agent shall promptly notify Borrower of the date and amount of any draft presented for honor under any LC (but failure to give any such notice shall not affect Borrower's obligations under the Loan Documents). Administrative Agent shall pay the requested amount upon presentment of a draft for honor unless such presentment on its face does not comply with the terms of the applicable LC. When making payment, Administrative Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Borrower's reimbursement obligations to Administrative Agent and Revolver Lenders, and each Revolver Lender's obligations to Administrative Agent, under this
      Section 2.5 are absolute and unconditional irrespective of, and Administrative Agent is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against Administrative Agent, any Revolver Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this Section 2.5 constitutes a waiver of the Rights of Borrower or any Revolver Lender to assert any claim or defense based upon the gross negligence or willful misconduct of Administrative Agent. To the extent any Revolver Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrower to such Revolver Lender according to its ratable share. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Revolver Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Revolver Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Revolver Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.


                                                                Credit Agreement

            (e) Obligation of Lenders. If Borrower fails to reimburse Administrative Agent as provided in Section 2.5(c) within 24 hours of the demand therefor by Administrative Agent and funds cannot be advanced under the Revolver Facility to satisfy the reimbursement obligations, then Administrative Agent shall promptly notify each Revolver Lender of Borrower's failure, of the date and amount of the draft paid, and of such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) thereof. Each Revolver Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent in immediately available funds such Revolver Lender's Commitment Percentage (based upon the Revolver Facility) of the unreimbursed draft. Funds are due and payable to Administrative Agent on or before the close of business on the Business Day when Administrative Agent gives notice to each Revolver Lender of Borrower's reimbursement failure (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All amounts payable by any Revolver Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date the amount is paid by the Revolver Lender to Administrative Agent.

            (f) Duties of Administrative Agent as Issuing Lender. Administrative Agent agrees with each Revolver Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Administrative Agent's sole liability to each Revolver Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Revolver Lender who has acquired a participating interest therein such Revolver Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to Section 2.5(d). Each Revolver Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (other than any documents required by the respective
      LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. Administrative Agent, Revolver Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for any LCs use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Companies and Lenders and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Company or any Lender.

            (g) Cash Collateral. On the Termination Date for the Revolver Facility, or on any date that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, or upon any demand by Administrative Agent upon the occurrence and during the continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Revolver Lenders, (i) cash collateral in Dollars in an amount equal to 110% of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 110% the LC Exposure. Any cash collateral deposited under this


                                                                Credit Agreement
      clause (g), and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrower, in U.S. Treasury Bills with maturities of no more than 90 days from the date of investment.

            (h) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), WHICH ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, (B) ANY DISPUTE ABOUT AN LC, OR (C) THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

            (i) LC Agreements. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, Borrower's reimbursement obligations with respect to drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

      2.6 Swing Line Subfacility.

            (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, Swing Line Lender, solely for its own account, may make any requested Borrowing of $1,000,000 or a greater integral multiple of $100,000, subject to those terms and conditions applicable to Borrowings set forth in Sections 7.3(c) through
      (h), directly to Borrower as a Swing Line Borrowing without requiring any other Lender to fund its Pro Rata Part thereof unless and until Section 2.6(b) is applicable; provided that: (i) each Swing Line Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date for the Revolver Facility; (ii) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment; (iv) the Revolver Principal Debt outstanding on any date of determination shall not exceed the Revolver Commitment then in effect; (v) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing; (vi) each Swing Line Borrowing shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Borrowings for the Revolver Facility; provided that, at any time after Revolver Lenders are deemed to have purchased pursuant to Section 2.6(b), a participation in any Swing Line Borrowing, such Borrowing shall bear interest


                                                                Credit Agreement
      at the Default Rate; and (vii) no additional Swing Line Borrowing shall be made at any time after any Revolver Lender has refused, notwithstanding the requirements of Section 2.6(b), to purchase a participation in any Swing Line Borrowing as provided in such Section, and until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Borrowing under the Swing Line Subfacility shall be available and may be prepaid on same day telephonic notice from Borrower to Swing Line Lender, so long as such notice is received by Swing Line Lender prior to 12:00 noon (Dallas, Texas time). Accrued interest on Swing Line Borrowings shall be due and payable on each March 31, June 30, September 30, and December 31, and on the Termination Date for the Revolver Facility. On each Swing Line Maturity Date, all Swing Line Principal Debt then outstanding shall be repaid in full.

            (b) If Borrower fails to repay any Swing Line Borrowing as provided herein and funds cannot be or are not advanced under the Revolver Facility to satisfy the obligations under the Swing Line Subfacility, Administrative Agent shall timely notify each Revolver Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon, Dallas, Texas time on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Revolver Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Line Lender an undivided interest and participation in such Swing Line Borrowing to the extent of such Revolver Lender's Commitment Percentage (with respect to the Revolver Facility) thereof, and each Revolver Lender shall make available to Swing Line Lender in immediately available funds such Revolver Lender's Commitment Percentage (with respect to the Revolver Facility) of the unpaid amount of such Swing Line Borrowing. All such amounts payable by any Revolver Lender shall include interest thereon from the date on which such payment is payable by such Revolver Lender to, but not including, the date such amount is paid by such Revolver Lender to Administrative Agent, at the Federal Funds Rate. If such Revolver Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Revolver Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Borrowing shall be paid to Administrative Agent for the ratable benefit of Swing Line Lender and those Revolver Lenders who have funded their participations in such Swing Line Principal Debt under this Section 2.6(b); provided that, with respect to any such participation, all interest accruing on the Swing Line Principal Debt to which such participation relates prior to the date of funding, such participation shall be payable solely to Swing Line Lender for its own account. In the event that any payment received by Swing Line Lender is required to be returned, each Revolver Lender will return to Swing Line Lender any portion thereof previously distributed by Swing Line Lender to it.

            (c) Notwithstanding anything to the contrary in this Agreement, each Revolver Lender's obligation to fund the Borrowings and to purchase and fund participating interests pursuant to Section 2.6(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other Right which such Revolver Lender or Borrower may have against the Swing Line Lender, Borrower, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or a Default or the failure to satisfy any of the conditions specified in Section 7; (iii) any adverse change in the condition (financial or otherwise) of any Company; (iv) any breach of this Agreement by any


                                                                Credit Agreement

      Company or any Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

      2.7 Terminations or Reductions of Commitments.

            (a) Voluntary Commitment Reduction. Without premium or penalty, and upon giving not less than ten Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility; provided that: (i) each partial termination of the Revolver Commitment shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; and each partial termination of the Swing Line Commitment or the commitment under the LC Subfacility shall be in an amount of not less than $1,000,000 or a greater integral multiple of $250,000; and (ii) on any date of determination, the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage; the Swing Line Commitment may not be reduced below the Swing Line Principal Debt; and the commitment under the LC Subfacility may not be reduced below the LC Exposure. At the time of any commitment termination under this Section 2.7, Borrower shall pay to Administrative Agent, for the account of each Revolver Lender, as applicable, any amounts that may then be due under Section 3.3(c), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility that is terminated may not be reinstated.

            (b) Mandatory Commitment Reductions. To the extent any payment or reduction of the Revolver Principal Debt pursuant to Section 3.12(b) or any prepayment pursuant to Section 3.3(b) or (c) results in a mandatory reduction of the Revolver Commitment, then the Revolver Commitment shall be reduced by the amount of such payment, and each Revolver Lender's Committed Sum under the Revolver Facility shall be ratably reduced by such amount.

            (c) Additional Reductions. The Swing Line Commitment and the commitment under the LC Subfacility shall each be reduced from time to time on the date of any mandatory or voluntary reduction of the Revolver Commitment by the amount, if any, by which either such Subfacility exceeds the Revolver Commitment after giving effect to such reduction of the Revolver Commitment.

            (d) Ratable Allocation of Revolver Commitment Reductions. Each reduction of the Revolver Commitment under this Section 2.7 shall be allocated among the Revolver Lenders in accordance with their respective Commitment Percentages under the Revolver Facility.

      2.8 Borrowing Procedure. The following procedures apply to all Borrowings (other than Swing Line Borrowings and Borrowings pursuant to Section 2.5(c)):

            (a) Borrowing Request. Borrower may request a Borrowing by making or delivering a Borrowing Notice to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "Borrowing Date"), which Borrowing Notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Facility or Facilities under which such Borrowing is being made, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar


                                                                Credit Agreement

      Rate Borrowings) Interest Period, (iv) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing, and (v) shall state the purpose or purposes for which such Borrowing is being requested. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

            (b) Funding. Each Lender shall remit its Commitment Percentage for the relevant Facility of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m., Dallas, Texas time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by the requisite Lenders under Section 13.11) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower.

            (c) Funding Assumed. Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand (i) from that Lender, together with interest commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by Section 2.8(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

SECTION 3 TERMS OF PAYMENT.

      3.1 Loan Accounts, Notes, and Payments.

            (a) Loan Accounts; Noteless Transaction. The Principal Debt owed to each Lender shall be evidenced by one or more Loan Accounts or records maintained by such Lender in the ordinary course of business. The Loan Accounts or records maintained by Administrative Agent (including, without limitation, the Register) and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement (and the Facilities and Subfacilities thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Documents to pay any amount owing with respect to the Obligation.

            (b) Notes. Upon the request of any Lender, made through Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the


                                                                Credit Agreement
      case may be): (i) a Revolver Note (with respect to Revolver Principal Debt, other than under the Swing Line Subfacility); (ii) a Swing Line Note (with respect to the Swing Line Principal Debt); (iii) a Term Loan A Note (with respect to Term Loan A Principal Debt); (iv) a Term Loan B Note (with respect to Term Loan B Principal Debt); and (v) a Term Loan C Note (with respect to Term Loan C Principal Debt).

            (c) Payment. All payments of principal, interest, and other amounts to be made by Borrower under the Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 12:00 noon Dallas, Texas time, and otherwise before 12:00 noon Dallas, Texas time on the Business Day next following.

            (d) Payment Assumed. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent, together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

      3.2 Interest and Principal Payments.

            (a) Interest. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period and on the Termination Date for the applicable Facility; provided that, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences, on each three month anniversary thereafter, and on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable each March 31, June 30, September 30, and December 31, and on the Termination Date for the applicable Facility.

            (b) Revolver Principal Debt. The Revolver Principal Debt is due and payable on the Termination Date for the Revolver Facility.

            (c) Term Loan A Principal Debt. The Term Loan A Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on June 30, 2001, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan A Facility, in accordance with the following amortization schedule:


                                                                Credit Agreement

          ==================================================================
                  Payment Dates                       Principal Installments
          ==================================================================
            June 30, 2001, September 30, 2001,           $8,750,000/each
          December 31, 2001, and March 31, 2002
          ------------------------------------------------------------------
            June 30, 2002, September 30, 2002,           $17,500,000/each
          December 31, 2002, and March 31, 2003
          ------------------------------------------------------------------
            June 30, 2003, September 30, 2003,           $26,250,000/each
          December 31, 2003, and  March 31, 2004
          ------------------------------------------------------------------
            June 30, 2004, September 30, 2004,           $35,000,000/each
          December 31, 2004, and  March 31, 2005
          ------------------------------------------------------------------
            June 30, 2005, September 30, 2005,           $43,750,000/each
          December 31, 2005, March 31, 2006,
            June 30, 2006, September 30, 2006,
          December 31, 2006, and March 31, 2007
          ==================================================================

            (d) Term Loan B Principal Debt. The Term Loan B Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on June 30, 2001, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan B Facility, in accordance with the following amortization schedule:

          ==================================================================
                  Payment Dates                       Principal Installments
          ==================================================================
             June 30, 2001, September 30, 2001,           $875,000/each
             December 31, 2001; each March 31,
            June 30, September 30, and December
              31 of calendar years 2002, 2003,
            2004, and 2005; and March 31, 2006
          ------------------------------------------------------------------
              June 30, 2006, September 30, 2006,         $39,375,000/each
            December 31, 2006, and March 31, 2007,
          ------------------------------------------------------------------
              June 30, 2007, September 30, 2007,         $43,750,000/each
            December 31, 2007, and March 31, 2008
          ==================================================================

            (e) Term Loan C Principal Debt. The Term Loan C Principal Debt is due and payable in quarterly installments in the principal amounts indicated in the table below, commencing on June 30, 2001, and continuing thereafter on the last Business Day of each March, June, September, and December, with the final payment due on the Termination Date for the Term Loan C Facility, in accordance with the following amortization schedule:


                                                                Credit Agreement

          ==================================================================
                  Payment Dates                       Principal Installments
          ==================================================================
              June 30, 2001, September 30,               $1,000,000/each
            2001, December 31, 2001; each March
             31, June 30, September 30, and
            December 31 of calendar years 2002,
             2003, 2004, 2005, and 2006; and
                      March 31, 2007
          ------------------------------------------------------------------
             June 30, 2007, September 30, 2007,          $45,000,000/each
           December 31, 2007, and March 31, 2008
          ------------------------------------------------------------------
             June 30, 2008, September 30, 2008,          $49,000,000/each
           December 31, 2008, and March 31, 2009
          ==================================================================

      3.3 Prepayments.

            (a) Optional Prepayments. Except as set forth in Section 3.3(f), after giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Revolver Principal Debt, the Swing Line Principal Debt, the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on the third Business Day preceding the date of prepayment of any Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 or such lesser amount as may be outstanding under the applicable Facility (or with respect to prepayments of the Swing Line Principal Debt, $1,000,000 or a greater integral multiple of $250,000 or such lesser amount as may be outstanding under the Swing Line Subfacility); (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (unless Borrower pays the amount of any Consequential Loss); and (iv) Borrower shall pay any related Consequential Loss within ten days after demand therefor. Conversions under Section 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the Facility hereunder being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with (unless such prepayment is made with respect to a Base Rate Borrowing under the Revolver Facility or the Swing Line Subfacility) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid.

            Unless a Default or Potential Default has occurred and is continuing or would arise as a result thereof (whereupon the provision of Section 3.12(b) shall apply), and notwithstanding any other provision hereof, (i) any payment or prepayment of the Revolver Principal Debt may be reborrowed by Borrower, subject to the terms and conditions hereof, and (ii) any voluntary prepayments of the Term Loan A Facility, the Term Loan B Facility, or the Term Loan C Facility shall be applied ratably to the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Facility and shall be applied in direct order of maturity to satisfy up to one year's regularly-scheduled principal installments under the Term Loan A Facility, the Term Loan B Facility, and the Term Loan C Facility as set forth in Sections 3.2(c), 3.2(d), and 3.2(e), and thereafter applied proportionately to the regularly-scheduled principal installments under the Term Loan A Facility, the Term Loan B Facility, and the Term Loan C Facility as set forth in Sections 3.2(c), 3.2(d), and


                                                                Credit Agreement

      3.2(e), and shall be allocated Pro Rata to each Term Loan A Lender, Term Loan B Lender, and Term Loan C Lender (for purposes hereof, "ratably" for each Facility, on any date of determination, shall mean the proportion that either the Term Loan A Principal Debt, the Term Loan B Principal Debt, or the Term Loan C Principal Debt, as the case may be, bears to the Term Loan Principal Debt).

            (b) Mandatory Prepayments from Net Cash Proceeds. Until such time as the Principal Debt has been repaid in full and the Revolver Commitment terminated in full, the Principal Debt (and, as applicable, the Revolver Commitment) shall be permanently prepaid (or reduced, as the case may be), in the amounts and upon the occurrence of any of the following events:

                  (i) Debt Issuance. Concurrently with any Debt Issuance by any
            Company, the Principal Debt shall be prepaid (and the Revolver Commitment reduced to the extent required by this Section 3.3(b)), in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Debt Issuance;

                  (ii) Significant Sales or Permitted Asset Swaps. If any
            portion of the Net Cash Proceeds realized by any Company from any Significant Sale or Permitted Asset Swap (including any deferred purchase price therefor and any Net Cash Proceeds of any asset disposition which constitutes a Significant Sale as a result of aggregation with other asset dispositions in the same calendar year) has not been reinvested in Cellular Assets of any Company within 12 months from the receipt by any Company of such Net Cash Proceeds (including receipt of any deferred payments for any such Significant Sale or Permitted Asset Swap or portion thereof, if and when received) and if no Default or Potential Default exists or arises as a result of any such Significant Sale or Permitted Asset Swap, then on the day following the twelfth month after receipt of such Net Cash Proceeds, the Principal Debt shall be prepaid (and the Revolver Commitment reduced to the extent required in this Section 3.3(b)), in the order and manner specified herein, by an amount equal to 100% of all such Net Cash Proceeds not reinvested in Cellular Assets of the Companies;

                  (iii) Equity Issuances. Concurrently with any Equity Issuance by any Company, the Principal Debt shall be permanently prepaid (and the Revolver Commitment reduced to the extent required by this
            Section 3.3(b)), in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Equity Issuance, other than (i) the Net Cash Proceeds from an Equity Issuance by Parent to AWS (or a Wholly-owned subsidiary thereof) or to Communications (or a Wholly-owned subsidiary thereof), so long as such Net Cash Proceeds are contributed to Borrower and are used for the purposes set forth in Sections 8.1(c) through (f) and Borrower certifies to such use and
            (ii) so long as no Change of Control occurs after giving effect thereto, the Net Cash Proceeds from any Equity Issuance to the extent the proceeds thereof are used to finance a Permitted Acquisition;

                  (iv) Tower Sale-Leaseback. Upon consummation of the Tower
            Sale-Leaseback, the Principal Debt shall be prepaid (and the Revolver Commitment reduced to the extent required by this Section 3.3(b)) by an amount equal to the Net Cash Proceeds realized by the Companies from the Tower Sale-Leaseback;


                                                                Credit Agreement

                  (v) Laredo Joint Venture Sale. Upon consummation of the Laredo
            Joint Venture Sale, the Revolver Principal Debt shall be prepaid (and the Revolver Commitment reduced to the extent required by this Section 3.3(b)) by an amount equal to the Net Cash Proceeds in excess of $40,000,000 realized by the Companies from the Laredo Joint Venture Sale;

                  (vi) Prepayments after Default or Potential Default. At any time a Default or Potential Default exists or arises after giving effect to any Equity Issuance, any Significant Sale, any Permitted Asset Swap, the Tower-Sale-Leaseback, or the Laredo Joint Venture Sale, then, concurrently with such Equity Issuance, Significant Sale (including any asset disposition which constitutes a Significant Sale as a result of aggregation with other asset dispositions in the same calendar year), Permitted Asset Swap, Tower-Sale-Leaseback, or Laredo Joint Venture Sale, the Principal Debt shall be permanently prepaid and the Revolver Commitment reduced, in the order and manner specified in Section 3.12(b), by an amount equal to 100% of the Net Cash Proceeds realized by any Company from any such Equity Issuance, Significant Sale, Permitted Asset Swap, Tower-Sale-Leaseback, or Laredo Joint Venture Sale.

      The commitment reductions or prepayments under this Section 3.3(b) shall be applied as follows, unless a Default or Potential Default has occurred and is continuing or would arise as a result thereof (whereupon the provisions of Section 3.12(b) shall apply): (i) prepayments under Section 3.3(b)(v) shall be applied to the Revolver Principal Debt without a reduction in the Revolver Commitment, except as required by Section 2.7(b) upon the occurrence of a Default or Potential Default; and (ii) prepayments under Sections 3.3(b)(i), (ii), (iii), (iv), and (vi) shall be applied: (A) first, subject to the provisions of Section 3.3(f), ratably as a prepayment of the Obligation arising under the Term Loan Facilities until paid in full (for purposes hereof, "ratably" for each Facility, on any date of determination, shall mean the proportion that Principal Debt outstanding under the relevant Term Loan Facility, bears to the Term Loan Principal Debt); and (B) second, as a mandatory prepayment of the Revolver Principal Debt, and (if the prepayment arises under Sections 3.3(b)(ii) and (iii) or if a Default then exists or arises) as a mandatory reduction of the Revolver Commitment until the Revolver Commitment is reduced to $100,000,000. All mandatory prepayments of the Term Loan A Principal Debt shall be applied ratably to each unpaid installment of Term Loan A Principal Debt and shall be allocated Pro Rata to each Term Loan A Lender. All mandatory prepayments of the Term Loan B Principal Debt shall be applied ratably to each unpaid installment of Term Loan B Principal Debt and shall be allocated Pro Rata to each Term Loan B Lender (other than Declining B Lenders). All mandatory prepayments of the Term Loan C Principal Debt shall be applied ratably to each unpaid installment of Term Loan C Principal Debt and shall be allocated Pro Rata to each Term Loan C Lender (other than Declining C Lenders). All mandatory prepayments of the Revolver Facility shall be allocated Pro Rata to each Revolver Lender.

            (c) Mandatory Prepayments from Excess Cash Flow. No later than the 30th day following the date of delivery of the Financial Statements required under Section 9.3(a) for fiscal year 2000 and each fiscal year thereafter, (but in any event within 120 days after the end of each fiscal year of the Companies), the Principal Debt shall be permanently prepaid (and the Revolver Commitment reduced to the extent required by this Section 3.3(c)) by an amount equal to either (A) 75% of Excess Cash Flow for the fiscal year covered by such Financial Statements, if the Leverage Ratio of the Companies is greater than or equal to 7.00 to 1.00 or (B) 50% of Excess Cash


                                                                Credit Agreement

      Flow for the fiscal year covered by such Financial Statements, if the Leverage Ratio of the Companies is less than 7.00 to 1.00. Unless a Default or Potential Default then exists or arises as a result therefrom (whereupon the provisions of Section 3.12(b) shall apply), each reduction or prepayment under this Section 3.3(c) from payments from Excess Cash Flow made in fiscal years 2001 and 2002 respectively (based on the Excess Cash Flow for fiscal years 2000 and 2001 respectively) shall be applied ratably to the Revolver Principal Debt, the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C principal Debt (for purposes hereof, "ratably," for each Facility, on any date of determination, shall mean the proportion that either the Revolver Principal Debt, the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt, as the case may be, bears to the Term Loan Principal Debt). Unless a Default or Potential Default then exists or arises as a result thereof (whereupon the provisions of Section 3.12(b) shall apply), each reduction or prepayment under this Section 3.3(c) from payments from Excess Cash Flow made in fiscal year 2003 and thereafter shall be applied (i) first, subject to the provisions of
      Section 3.3(f), ratably as a prepayment of the Obligation arising under the Term Loan A Facility, the Term Loan B Facility, and the Term Loan C Facility until paid in full (for purposes hereof, "ratably" for each Facility, on any date of determination, shall mean the proportion that either the Term Loan A Principal Debt, the Term Loan B Principal Debt, and the Term Loan C Principal Debt, as the case may be, bears to the Principal
      Debt); and (ii) second, as a mandatory prepayment of the Revolver Principal Debt, or if a Default then exists or arises, as a mandatory reduction of the Revolver Commitment. All mandatory prepayments of the Term Loan A Principal Debt shall be applied ratably to each unpaid installment of Term Loan A Principal Debt and shall be allocated Pro Rata to each Term Loan A Lender. All mandatory prepayments of the Term Loan B Principal Debt shall be applied ratably to each unpaid installment of Term Loan B Principal Debt and shall be allocated Pro Rata to each Term Loan B Lender (other than Declining B Lenders). All mandatory prepayments of the Term Loan C Principal Debt shall be applied ratably to each unpaid installment of Term Loan C Principal Debt and shall be allocated Pro Rata to each Term Loan C Lender (other than Declining C Lenders). All mandatory prepayments of the Revolver Facility shall be allocated Pro Rata to each Revolver Lender. Amounts of Revolver Principal Debt prepaid pursuant to this Section 3.3(c) shall not reduce the Revolver Commitment unless (i) a Default or Potential Default then exists or arises, or (ii) no Term Principal Debt is then outstanding.

            (d) Revolver Facility Mandatory Payments/Reductions. On any date of determination if the Revolver Commitment Usage exceeds the Revolver Commitment then in effect (including as a result of any Revolver Commitment reduction pursuant to Section 3.3(b)) or the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrower shall make a mandatory prepayment of the Revolver Principal Debt or the Swing Line Principal Debt, as the case may be, in at least the amount of such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof; provided that, on any such reduction date, if no Swing Line Principal Debt or Revolver Principal Debt is then outstanding, but the LC Exposure exceeds the Revolver Commitment, then Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars in an amount at least equal to 110% of such excess. All mandatory prepayments under the Revolver Facility or Revolver Commitment reductions hereunder shall be allocated among the Revolver Lenders in accordance with their respective Commitment Percentages under the Revolver Facility.


                                                                Credit Agreement

            (e) Mandatory Prepayments of Interest/Consequential Loss. All prepayments under this Section 3.3 shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid and any Consequential Loss arising as a result thereof.

            (f) Term Loan Opt-Outs.

                  (i) Term Loan B. To the extent there is any Term Loan A
            Principal Debt outstanding, any Term Loan B Lender, at its option, may elect not to accept such partial prepayment under this Section
            3.3 (such Lender being a "Declining B Lender"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment amount available to prepay Term Loan B Lenders (less any amounts that would otherwise be payable to Declining B Lenders) shall be applied ratably to prepay Term Loan B Principal Debt owed to Term Loan B Lenders other than Declining B Lenders and any amounts that would otherwise have been applied to prepay Term Loan B Principal Debt owing to Declining B Lenders shall instead be applied ratably to prepay the remaining Term Loan A Principal Debt as provided in Sections 3.3(b) through 3.3(d); provided further, that upon prepayment in full of the Term Loan B Principal Debt owing to Term Loan B Lenders other than Declining B Lenders the remainder of any prepayment amount that is to be applied to Term Loan B Principal Debt shall be applied ratably to prepay Term Loan B Principal Debt owing to Declining B Lenders. Any Term Loan B Lender may elect not to accept its ratable share of a partial prepayment by giving written notice to Administrative Agent not later than 11:00 a.m. Dallas, Texas time on the Business Day immediately preceding the scheduled prepayment date.

                  (ii) Term Loan C. To the extent there is any Term Loan A
            Principal Debt outstanding, any Term Loan C Lender, at its option, may elect not to accept such partial prepayment under this Section
            3.3 (such Lender being a "Declining C Lender"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment amount available to prepay Term Loan C Lenders (less any amounts that would otherwise be payable to Declining C Lenders) shall be applied ratably to prepay Term Loan C Principal Debt owed to Term Loan C Lenders (other than Declining C Lenders) and any amounts that would otherwise have been applied to prepay Term Loan C Principal Debt owing to Declining C Lenders shall instead be applied ratably to prepay the remaining Term Loan A Principal Debt as provided in Sections 3.3(b) through 3.3(d); provided further, that upon prepayment in full of Term Loan C Principal Debt owing to Term Loan C Lenders other than Declining C Lenders the remainder of any prepayment amount that is to be applied to Term Loan C Principal Debt shall be applied ratably to prepay Term Loan C Principal Debt owing to Declining C Lenders. Any Term Loan C Lender may elect not to accept its ratable share of a partial prepayment by giving written notice to Administrative Agent not later than 11:00 a.m. Dallas, Texas time on the Business Day immediately preceding the scheduled prepayment date.

      3.4 Interest Options. Except that the Eurodollar Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this Agreement, Borrowings shall bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate


                                                                Credit Agreement

Borrowings for the applicable Facility or the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings for the applicable Facility, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

      3.5 Quotation of Rates. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of Borrower may call Administrative Agent on or before the date on which a Borrowing Notice is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

      3.6 Default Rate. At the option of Required Lenders and to the extent permitted by Law, all past- due Principal Debt and all past-due interest accruing thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; provided that, the Default Rate shall automatically apply in the case of Sections 2.5(c), 2.6(a), and 11.3 where the Default Rate is specified.

      3.7 Interest Recapture. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between
(a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

      3.8 Interest Calculations. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be), and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

      3.9 Maximum Rate. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude


                                                                Credit Agreement
voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code ss. 303.305, as amended. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

      3.10 Interest Periods. When Borrower requests any Eurodollar Rate Borrowing, Borrower may elect the interest period (each an "Interest Period") applicable thereto, which shall be, at Borrower's option and subject to availability, one, two, three, or six months; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period);
(c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of twelve Interest Periods shall be in effect at one time.

      3.11 Conversions. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice of such intent to Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $7,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as is outstanding under any Facility). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrower's Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The Right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing, shall not be available during the occurrence of a Default or a Potential Default.


                                                                Credit Agreement

      3.12 Order of Application.

            (a) No Default. If no Default or Potential Default exists and if no order of application is otherwise specified in Section 3.3 or otherwise in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrower may direct.

            (b) Default. If a Default or Potential Default exists (or if Borrower fails to give directions as permitted under Section 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this Section 3.12(b)(i), a "ratable payment" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all Lenders and Agents on such date of determination);
      (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this Section 3.12(b)(ii), "ratable payment" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of the Swing Line Principal Debt which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; provided that, such payments shall be allocated ratably among the Swing Line Lender and the Revolver Lenders which have funded their participations in the Swing Line Principal Debt;
      (iv) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing under the Revolver Facility; provided that, such payments shall be allocated ratably among the issuer of the LC and the Lenders which have funded their participations in such LC; (v) to the ratable payment of the Principal Debt (as used in this Section 3.12(b)(v), "ratable payment" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders); (vi) to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.5(g); and (vii) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of Section 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

      3.13 Sharing of Payments, Etc. If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.14) which is in excess of its share of any such payment in accordance with the relevant Rights of Lenders under the Loan Documents (except as provided with respect to the Term Loan Facility opt-outs Rights in Section 3.3(f), such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess


                                                                Credit Agreement
payment with each other Lender in accordance with the relevant Rights of Lenders under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      3.14 Offset. If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with Section 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

      3.15 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under Section 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4 CHANGE IN CIRCUMSTANCES.

      4.1 Increased Cost and Reduced Return.

            (a) Changes in Law. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                  (i) Shall subject such Lender (or its Applicable Lending
            Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Documents in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) Shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                  (iii) Shall impose on such Lender (or its Applicable Lending
            Office) or the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

      and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or


                                                                Credit Agreement
      to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Documents with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for the portion of such increased cost or reduction that relate to such Eurodollar Rate Borrowing. If any Lender requests compensation by Borrower under this Section 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the Right of such Lender to receive the compensation so requested.

            (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) Changes in Applicable Lending Office; Compensation Statement. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

            (a) Inability to Determine Eurodollar Rate. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) Cost of Funds. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Rate Borrowings for such Interest Period;


                                                                Credit Agreement
then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

      4.3 Illegality. Notwithstanding any other provision of the Loan Documents, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of Section 4.4 shall be applicable).

      4.4 Treatment of Affected Loans. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to Sections 4.1, 4.2, or 4.3, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by Section 4.3, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 4.1, 4.2, or 4.3 that gave rise to such conversion no longer exist:

            (a) To the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

            (b) All Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Sections 4.1, 4.2, or 4.3 that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this
Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Committed Sums for the applicable Facility.

      4.5 Compensation.

            (a) Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:


                                                                Credit Agreement

                  (i) Any payment, prepayment, or conversion of a Eurodollar
            Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to Section 11.1 or as a result of the syndication of any Facility by Administrative Agent during the 180-day period immediately following the Closing Date) on a date other than the last day of the Interest Period for such Borrowing; or

                  (ii) Any failure by Borrower for any reason (including,
            without limitation, the failure of any condition precedent specified in Section 7.3 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, or notice of prepayment, continuation, or conversion under this Agreement.

            (b) If any Lender requests compensation under Section 4.1, or if any Lender is unable to fund or continue a Eurodollar Rate Borrowing as contemplated in Section 4.3 (collectively, "Additional Amounts"), then Borrower may, at its sole expense and effort, upon written notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, Rights, and obligations under the Loan Documents to an Eligible Assignee that shall assume such obligations; provided that, (i) Borrower shall have received the prior written consent of Administrative Agent to any such assignment; (ii) such Lender shall have received payment from Borrower of any Additional Amounts owed to such Lender by Borrower for periods prior to the replacement of such Lender and any costs incurred as a result of such replacement of a Lender; (iii) such assignment will result in reduction or elimination of the Additional Amounts; and (iv) such assignment and acceptance shall be made in accordance with, and subject to the requirements and restrictions contained in, Section 13.13(b). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

      4.6 Taxes.

            (a) General. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and Administrative Agent, Taxes imposed (by withholding or otherwise) on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in Schedule 2.1, the original or a certified copy of a receipt evidencing payment thereof.


                                                                Credit Agreement

            (b) Stamp and Documentary Taxes. In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

            (c) Indemnification for Taxes. Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (d) Withholding Tax Forms. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the Closing Date in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income Tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to the Loan Documents is effectively connected with the conduct of a trade or business in the United States, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim an exemption from United States withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower, and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code). Each Lender which so delivers a W-8, Form 1001, or 4224 further undertakes to deliver to Borrower and Administrative Agent additional forms (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding (or at a reduced rate of deduction or withholding) of any United States federal income Taxes, unless an event (including, without limitation, any change in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it, and such Lender advises Borrower and Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income Tax.

            (e) Failure to Provide Withholding Forms; Changes in Tax Laws. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(c) with respect to Taxes imposed by


                                                                Credit Agreement
      the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (f) Change in Applicable Lending Office. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

            (g) Tax Payment Receipt. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

            (h) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Total Commitment and the payment in full of the Obligation.

SECTION 5 FEES.

      5.1 Treatment of Fees. Except as otherwise provided by Law, the fees described in this Section 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with Section 3.1(c), (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

      5.2 Fees of Administrative Agent and Arranger. Borrower shall pay to Administrative Agent and Arranger, as the case may be, solely for their respective accounts, the fees described in the commitment letter and attached summary of terms and the separate fee letter, each dated as of October 5, 1999, among AT&T Corp., Communications, Administrative Agent, and Arranger, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreements, and which obligations of AT&T Corp. and Communications to pay such fees are expressly assumed by Borrower.

      5.3 Revolver Facility Commitment Fees. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Revolver Lenders, a commitment fee, calculated daily from the Closing Date but payable in installments in arrears each March 31, June 30, September 30, and December 31 and on the Termination Date for the Revolver Facility, commencing March 31, 2000. On any day of determination, the commitment fee shall be an amount equal to the Applicable Margin for Commitment Fees multiplied by the amount by which
(a) the Revolver Commitment on such day exceeds (b) the Revolver Commitment Usage on such day. Each such installment shall be calculated in accordance with
Section 5.1(f). Solely for the purposes of this Section 5.3, (i) determinations of the average daily Revolver Commitment Usage shall exclude the Swing Line Principal Debt (provided that, solely for Swing


                                                                Credit Agreement

Line Lender, Borrowings under the Swing Line Subfacility will be included in determining the Revolver Commitment Usage for Swing Line Lender up to, but not in excess of, the amount which causes the Revolver Commitment Usage of Swing Line Lender to equal the Committed Sum of such Lender under the Revolver Facility; and (ii)"ratable" shall mean, for any period of determination, with respect to any Revolver Lender, that proportion which (x) the average daily unused Committed Sum under the Revolver Facility of such Revolver Lender during such period bears to (y) the amount of the average daily unused Revolver Commitment during such period.

      5.4 LC Fees. As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrower agrees to pay to Administrative
Agent:

            (a) For the account of each Revolver Lender, according to each Revolver Lender's Commitment Percentage under the Revolver Facility on the day the fee is payable, an issuance fee payable quarterly in arrears for so long as each such LC is outstanding, on the last Business Day of each March, June, September, and December and on the expiry date of the LC. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings under the Revolver Facility in effect on the date of payment of such fee (calculated on a per annum basis) multiplied by (b) the average daily undrawn amount of such LC.

            (b) For the account of Administrative Agent, as the issuer of LCs, payable on the date of issuance of any LC (or any extension thereof) a fronting fee of 0.125% of the face amount of such LC (or extensions thereof). In addition, Borrower shall pay to Administrative Agent, for its individual account, standard administrative charges for LC amendments.

SECTION 6 SECURITY; GUARANTIES.

      6.1 Guaranties. As an inducement to Agents and Lenders to enter into this Agreement, Borrower shall cause Parent and each of Parent's Subsidiaries (other than Borrower) to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of Exhibit C, providing for the guaranty of payment and performance of the Obligation. In addition, promptly after the formation or Acquisition of any new entity that is (or becomes) a Subsidiary of Parent, Borrower shall cause such new entity to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of Exhibit C, providing for the guaranty of payment and performance of the Obligation.

      6.2 Collateral. To secure the full and complete payment and performance of the Obligation, Borrower shall (and shall cause each other Company to) enter into Collateral Documents (in form and substance acceptable to Administrative Agent) pursuant to which, among other things, each such entity shall, to the extent permitted by applicable Law, grant, pledge, assign, and create first priority Liens (except to the extent Permitted Liens affect such priority) in favor of Administrative Agent (for the ratable benefit of Lenders) in and to 100% of each such Company's Rights, titles, and interests in (a) the issued and outstanding stock, equity, or other investment securities of each Subsidiary of such Company, and (b) all other assets (tangible, intangible, real, or personal) of such Company.

      6.3 Future Liens. Promptly after (a) the acquisition of any material assets (real, personal, tangible, or intangible) by any Company, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of any Company, or
(c) upon the


                                                                Credit Agreement
designation, formation, or Acquisition of any new Subsidiary of any Company (the assets described in clauses (a) through (c) hereof are referred to herein as the "Additional Assets"), Borrower shall (or shall cause the appropriate Company to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets, as security for the Obligation to the extent Liens are required in such assets pursuant to Section 6.2; it being expressly understood that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "Collateral" for all purposes under the Loan Documents, and all references to the "Collateral" in the Loan Documents shall include the Additional Assets.

      6.4 Release of Collateral.

            (a) Sale or Disposition of Collateral. Upon any sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders or Lenders, as the case may be), and upon ten Business Days prior written request by Borrower (which request must be accompanied by true and correct copies of (i) all documents of transfer or disposition, including any contract of sale, (ii) a preliminary closing statement and instructions to the title company, if any, and (iii) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral.

            (b) Vendor Financing. To the extent any Company incurs Debt permitted by Section 9.12(g) that is secured by Liens permitted by Section 9.13(b)(vii), Administrative Agent is hereby authorized by Lenders to execute and deliver such releases or subordination of Liens on the Collateral so financed upon ten Business Days prior written request by Borrower supported by evidence that such Debt and Liens are permitted by the terms of this Agreement and accompanied by appropriate release or subordination instruments, which must be in form and substance satisfactory to Administrative Agent.

            (c) General Provisions. The actions of Administrative Agent under this Section 6.4 are subject to the following: (i) no such release of Liens or Guaranties shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with Section 3.3(b) in conjunction with the sale or transfer of such Collateral; (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation or Liens upon (or obligations of any Company in respect of) all interests retained by the Companies, including, without limitation, the proceeds of any sale, all of which shall continue to constitute Collateral.


                                                                Credit Agreement

      6.5 Negative Pledge. Notwithstanding the provisions of Section 6.2 or
Section 6.3, the Companies shall not be required to: (a) perfect Liens on certain assets constituting interests in third party leases for retail stores, vehicles, fixtures, cellular transmission towers, the Laredo Joint Venture, Alton CellTelCo Partnership (unless and until the conditions set forth in Item 2 of Schedule 7.1A have been met), real estate, or assets located in foreign jurisdictions (the "Excluded Assets") so long as the aggregate value (on any date of determination) of the Excluded Assets does not exceed $125,000,000 prior to the occurrence of a Default or Potential Default, or $25,000,000 on and after the occurrence of a Default or Potential Default; or (b) grant specific assignments of easements, licenses, permits, certificates of compliance, and certificates of approval issued by regulatory authorities, franchises, or like grants of authority or service agreements. To the extent contemplated by the first sentence of this Section 6.5 or to the extent Administrative Agent and Required Lenders agree to delay the perfection or attachment of any Lien contemplated by Section 6.2 or Section 6.3 for whatever reason, the Companies hereby covenant and agree not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any such assets, other than Permitted Liens. Furthermore, after the occurrence of a Default or Potential Default and within 60 days of the request therefor by Administrative Agent, Borrower shall (or shall cause each other Company to) execute and deliver to Administrative Agent all instruments and documents (including, without limitation, certificates and instruments and documents representing shares of stock or evidencing Debt) and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders, in such assets, as security for the Obligation; it being expressly understood that the provisions of this negative pledge are a material inducement to the execution and delivery of this Agreement by each Lender.

      6.6 Control; Limitation of Rights. Notwithstanding anything in any Loan Document to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Companies by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of the Companies, which ownership or control remains exclusively and at all times in the Companies, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any Authorization at any time issued by the FCC or any PUC to any Company, or the transfer of control of any Company within the meaning of Section 310(d) of the Communications Act; and (b) Administrative Agent shall not, without first obtaining the approval of the FCC or any applicable PUC, take any action pursuant to any Loan Document that would constitute or result in any assignment of any Authorization or any change of control of any Company, if such assignment or change of control would require, under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC), the prior approval of the FCC or any such PUC.

SECTION 7 CONDITIONS PRECEDENT.

      7.1 Conditions Precedent to Closing. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Borrowing or issue any LC, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on Schedule 7.1 (other than each item, if any, listed on Schedule 7.1A, which items are hereby permitted to be delivered after the Closing Date but not later than the respective date for delivery of each such item specified on Schedule 7.1A or such later date as agreed to by Administrative Agent.

      7.2 Conditions Precedent to a Permitted Acquisition. On or prior to the consummation of any Permitted Acquisition (whether or not the Purchase Price for such Permitted Acquisition is funded by


                                                                Credit Agreement

Borrowings), Borrower shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on Schedule 7.2 by no later than the dates specified for satisfaction of such conditions on Schedule 7.2. Promptly upon receipt of each Permitted Acquisition Compliance Certificate and each Permitted Acquisition Loan Closing Certificate, Administrative Agent shall provide copies of such certificates to Lenders. All documentation delivered and satisfaction of conditions pursuant to the requirements of Section 7.2 must be satisfactory to Administrative Agent (and in the case of the Supplemental Capital Expenditures Budget, must be acceptable to Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents). To the extent any Borrowing is being requested in connection with the consummation of the Permitted Acquisition, the conditions set forth in Sections
7.2 and 7.3 must be satisfied prior to the making of any such Borrowing.

      7.3 Conditions Precedent to Each Borrowing. In addition to the conditions stated in Section 7.1 and Section 7.2 (as applicable), Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, unless on the date of such Borrowing or issuance (and after giving effect thereto): (a) Administrative Agent shall have timely received therefor a Borrowing Notice or LC Request (together with the applicable LC Agreement); (b) Administrative Agent shall have received, as applicable, the LC fees provided for in Section 5.4; (c) all of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Documents); (d) no change in the financial condition or business of the Companies which could reasonably be expected to be a Material Adverse Event shall have occurred; (e) no Default or Potential Default shall have occurred and be continuing; (f) the funding of such Borrowings or issuance of such LC is permitted by Law; (g) in the event all or any part of the proceeds of the Borrowing will be used to finance a Distribution to the extent permitted by Section 9.21, Administrative Agent shall have received all such certifications, financial information, and projections as Administrative Agent may reasonably request; and (h) all matters related to such Borrowing must be satisfactory to Required Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Documents which are necessary to enable Borrower to qualify for such Borrowing. Each Borrowing Notice and LC Request delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that, as of the Borrowing Date or the date of issuance of the LC, the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Required Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Each Company represents and warrants to Administrative Agent and Lenders as follows:

      8.1 Purpose of Credit Facility. Borrower will use (or will invest in, or loan such proceeds to, its Subsidiaries to so use) all proceeds of Borrowings for one or more of the following: (a) to finance the cash portion of the acquisition costs incurred by Borrower in connection with the American Merger and the related costs and expenses; (b) to refinance substantially all of the indebtedness of American existing as of


                                                                Credit Agreement
the Closing Date in the approximate principal amount of $1,200,000,000 and as set forth on Schedule 9.12; (c) to finance Permitted Acquisitions; (d) to finance Capital Expenditures; (e) for working capital of the Companies; and (f) for general corporate purposes. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

      8.2 Existence, Good Standing, Authority, and Authorizations. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdictions being identified on Schedule 8.3, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). Except where failure to do so could not reasonably be expected to be a Material Adverse Event, each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Each Company possesses all Authorizations, including, without limitation, any Authorization issued by the FCC, necessary or required in the conduct of its respective business(es), all of which are described on Schedule 8.2, and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon, except where the lack of enforceability or such defaults could not reasonably be expected to be a Material Adverse Event, and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No Authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or other Person under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Documents by the Companies or consummation of the American Merger, except as shall have been obtained on or prior to, or will become effective concurrently with, the Closing Date.

      8.3 Subsidiaries; Capital Stock. The Companies have no Subsidiaries except as disclosed on Schedule 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents). All of the outstanding shares of capital stock (or similar voting interests) of each Company are duly authorized, validly issued, fully paid, and nonassessable and are owned of record and beneficially as set forth on Schedule 8.3 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Documents), free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and none of such shares owned by any Company is subject to any restriction on transfer thereof except for restrictions imposed by securities Laws and general corporate Laws. No Company has outstanding any warrant, option, or other Right of any Person to acquire any of its capital stock or similar equity interests. No Company has any Subsidiaries that are Foreign Subsidiaries.

      8.4 Authorization and Contravention. The execution and delivery by each Company of each Loan Document to which it is a party and the performance by such Company of its obligations thereunder (a) are within the corporate, partnership, or limited liability company power of such Company, (b) will have been duly authorized by all necessary corporate, partnership, or limited liability company action on the part of such Company when such Loan Document is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the charter, bylaws, limited liability company agreement, partnership agreement, or


                                                                Credit Agreement
other organizational documents of such Company, (e) will not violate any provision of Law applicable to such Company, other than such violations which individually or collectively could not reasonably be expected to be a Material Adverse Event, (f) will not violate any Material Agreements, other than such violations which could not reasonably be expected to be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Company, other than as expressly permitted by the Loan Documents. Each Company has (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to effect the American Merger and any other asset transfer, change of control, merger, or consolidation permitted by the Loan Documents, except where the failure to obtain such consents or approvals could not, individually or collectively, reasonably be expected to be a Material Adverse Event.

      8.5 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Company party thereto, enforceable against each such Company in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

      8.6 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the entities covered thereby ("Reporting Entities") as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Reporting Entities as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto and are not so reflected. Except for transactions directly related to or expressly permitted by the Loan Documents,
(a) there have been no changes in the consolidated financial condition or operations of the Reporting Entities from that shown in the Current Financials after such date which could reasonably be expected to be a Material Adverse Event, nor has any Reporting Entity incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could reasonably be expected to be a Material Adverse Event, and (b) no Reporting Entity has incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could reasonably be expected to be a Material Adverse Event.

      8.7 Litigation, Claims, Investigations. No Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company, and, if so adversely determined, could (individually or collectively with other Litigation) reasonably be expected to be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $5,000,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of the Companies in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against any Company relating to the American Merger, the transactions evidenced by the Loan Documents, or which could reasonably be expected to be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Company that could reasonably be expected to be a Material Adverse Event.


                                                                Credit Agreement

      8.8 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not reasonably be expected to be a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in Section 9.13(b)(vi)) have been satisfied or for which nonpayment thereof could not reasonably be expected to be a Material Adverse Event.

      8.9 Environmental Matters. No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company that could reasonably be expected to be a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that could not reasonably be expected to be a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not reasonably be expected to be a Material Adverse Event; provided, however, that each Company
(x) to the best of its knowledge, has in full force and effect all Environmental Permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

      8.10 Employee Benefit Plans. No Company or any ERISA Affiliate has maintained or will maintain any Employee Plans. No Company or any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which could reasonably be expected to be a Material Adverse Event.

      8.11 Properties; Liens. Each Company has good and marketable title to all its property reflected on the Current Financials, except (a) for (i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which, when considered in the aggregate, could not reasonably be expected to be a Material Adverse Event, or (b) as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any property of any Company, and the execution, delivery, performance, or observance of the Loan Documents will not require or result in the creation of any Lien on such property.

      8.12 Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

      8.13 Transactions with Affiliates. Except as permitted in Section 9.14, no Company is a party to a material transaction with any of its Affiliates (excluding transactions between or among Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

      8.14 Debt. No Company is an obligor on any Debt other than Permitted Debt.

      8.15 Material Agreements; Management Agreements. Schedule 8.15 sets forth a list of all Material Agreements of the Companies (including with respect to the Systems), and there exists no material default under any of such contracts. There are no failures of the LLC Agreement, the Management


                                                                Credit Agreement

Agreement, and the Roaming Agreements to be in full force and effect, and no default or potential default exists thereunder. There are no failures of any other Material Agreements to be in full force and effect which could reasonably be expected to be a Material Adverse Event, and no default or potential default exists on the part of any Company party thereunder which could reasonably be expected to be a Material Adverse Event. No Company is a party to any management or consulting agreement for the provision of services to it, except as described in Schedule 8.15.

      8.16 Insurance. Each Company maintains, with financially sound, responsible, and reputable insurance companies or associations, insurance concerning its properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

      8.17 Labor Matters. There are no actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of any Company that could reasonably be expected to be a Material Adverse Event. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters, other than any such violations, individually or collectively, which could not reasonably be expected to be a Material Adverse Event. All payments due from any Company on account of employee health and welfare insurance have been paid or accrued as a liability on its books, other than any such nonpayments which could not, individually or collectively, reasonably be expected to be a Material Adverse Event.

      8.18 Solvency. At the time of each Borrowing hereunder, and on the dates of the American Merger, each other Permitted Acquisition, and each Intercompany Acquisition, each Company is (and after giving effect to the transactions contemplated by the Loan Documents, the American Merger, any other Permitted Acquisition, any Intercompany Acquisition, and any incurrence of additional Debt, will be) Solvent.

      8.19 Intellectual Property. Each Company owns or has sufficient and legally enforceable Rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property Right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, could not, individually or collectively, reasonably be expected to be a Material Adverse Event.

      8.20 Compliance with Laws. No Company is in violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, and those Laws administered by the FCC and any PUC), other than such violations which could not, individually or collectively, reasonably be expected to be a Material Adverse Event. No Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not reasonably be expected to be a Material Adverse Event.


                                                                Credit Agreement

      8.21 Permitted Acquisitions; Intercompany Acquisitions.

            (a) Validity. With respect to any Permitted Acquisition or Intercompany Acquisition, each Company has the power and authority under the Laws of its state of incorporation or organization and under its charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents, as applicable, to enter into and perform the related acquisition or asset swap agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by the Companies for the execution and performance of said acquisition or asset swap agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such acquisition or asset swap agreements will constitute the valid and binding obligation of the Companies party thereto, enforceable in accordance with their respective terms.

            (b) No Violations. With respect to any Permitted Acquisition or Intercompany Acquisition, the making and performance of the related acquisition or asset swap agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Law, including, without limitation, all state corporate Laws and judicial precedents of the states of incorporation or formation of the Companies, and will not violate any provisions of the charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents of the Companies, or constitute a default under any agreement by which the Companies or their respective property may be bound, except where such violation could not reasonably be expected to be a Material Adverse Event,.

            (c) Authorizations. With respect to any Permitted Acquisition or Intercompany Acquisition, no Authorization, waiver, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), non-governmental entity, or other Person under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the acquisition or asset swap agreement related to such Permitted Acquisition or Intercompany Acquisition or the consummation of such Permitted Acquisition or Intercompany Acquisition, other than as will be obtained on or prior to, or will become effective concurrently with, the closing date of such Permitted Acquisition or Intercompany Acquisition except where the failure to do so could not reasonably be expected to be a Material Adverse Event.

      8.22 Regulation U. "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of any Company which are subject to any limitation on sale, pledge, or other restrictions hereunder.

      8.23 Tradenames. Except as set forth on Schedule 8.23, no Company has (a) used or transacted business under any other corporate name in the five-year period preceding the Closing Date or (b) exclusively used or transacted business in any jurisdiction under any tradename in the five-year period preceding the Closing Date.

      8.24 Year 2000. Except where such malfunction could not reasonably be expected to be a Material Adverse Event, all of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied on by the Companies in the conduct of their respective businesses have not malfunctioned, have not ceased to function and have not produced incorrect results when


                                                                Credit Agreement
processing, providing, and/or receiving (a) date-related data into, between, and during year 1999 and year 2000, and (b) date-related data in connection with any valid date in year 1999 and year 2000. The Companies have developed and implemented to the extent required a year 2000 contingency and business continuity plan.

      8.25 Full Disclosure. There is no material fact or condition relating to the Loan Documents or the financial condition, business, or property of any Company (or, with respect to events prior to the Closing Date, Parent, American, ACC Acquisition Co., and their respective Subsidiaries) which could reasonably be expected to be a Material Adverse Event and which has not been related, in writing, to Administrative Agent. All information heretofore furnished by any Company to any Lender or Administrative Agent in connection with the Loan Documents was, and all such information hereafter furnished by any Company to any Lender or Administrative Agent will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

      8.26 No Default. No Default or Potential Default exists or will arise as a result of the execution delivery, and performance of the Loan Documents, of any Borrowing hereunder, or the consummation of the American Merger.

      8.27 Perfection of Security Interests. Upon filing of the financing statements (and payment of requisite filing fees) against each Company in the jurisdictions indicated for such Company on Annex A of the Security Agreement and the delivery to Administrative Agent, for the benefit of Lenders, of all stock certificates, membership certificates, or other evidence of equity investments owned by any Company required to be pledged to secure the Obligation pursuant to Sections 6.2 and 6.3, the security interests in the Collateral created by the Collateral Documents (which may be perfected under applicable Law by the filing of financing statements or the possession of collateral) will be perfected in favor of Administrative Agent, for the benefit of Lenders. No further action, including any filing or recording of any document, is necessary in order to establish, perfect, and maintain Lenders' first priority security interests in the assets and the stock created by the Collateral Documents (which may be perfected under applicable Law by the filing of financing statements or the possession of collateral), except for the periodic filing of continuation statements (and payment of requisite filing fees) with respect to financing statements filed under the UCC.

      8.28 The American Merger. The American Merger Agreement has been executed and delivered by all parties thereto and represents the valid and binding agreement of the parties thereto, enforceable in all material respects in accordance with its terms (except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity). On and as of the Closing Date, the execution and delivery by each Company party thereto (or its predecessors in interest) of the American Merger Documents and the performance of their respective obligations thereunder (a) are within the corporate or organizational power of such Company (or its predecessors in interest), (b) have been duly authorized by all necessary corporate, partnership, or limited liability company action on the part of such Company (or its predecessors in interest), (c) require no action by or in respect of, or filing with any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date, (d) do not violate any provision of the charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents of such Company (or its predecessors in interest), (e) do not violate any provision of Law applicable to it, other than such violations which, individually or collectively, could not reasonably expected to be a Material Adverse Event, (f) do not violate any Material Agreements to which it is (or its predecessors in interest are) a party, other than such violations which could not reasonably be expected to be a Material Adverse Event, (g) do not result in the creation or imposition of any Lien on any asset of any Company or their predecessors in interest (other than Permitted Liens), and (h) immediately prior to, and after giving pro forma effect


                                                                Credit Agreement
thereto, no Default or Potential Default exists or arises under the Loan Documents. On and as of the Closing Date, the Companies (or their predecessors in interest) have obtained all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order for such Companies to effectuate the American Merger and the transactions contemplated by the American Merger Agreement, except to the extent any such failure could not reasonably be expected to be a Material Adverse Event and could not reasonably be expected to materially impair the value to the Companies of, or the benefits to be derived by the Companies or their predecessors in interest from, the American Merger. On the Closing Date, all conditions precedent under the American Merger Agreement, to the parties' obligations to consummate such American Merger have been satisfied in all material respects, and concurrently with the Closing Date, the American Merger shall have been consummated.

SECTION 9 COVENANTS. Each Company covenants and agrees (and agrees to cause its ERISA Affiliates with respect to Section 9.10) to perform, observe, and comply with each of the following covenants applicable to such Person, from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings (and Administrative Agent is committed to issue LCs) under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs and Financial Hedges, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

      9.1 Use of Proceeds. Borrower shall use (or shall cause its Subsidiaries to use) the proceeds of Borrowings only for the purposes represented herein.

      9.2 Books and Records. The Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

      9.3 Items to be Furnished. Borrower and Parent shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

            (a) Promptly after preparation, and no later than 120 days after the last day of each fiscal year of Parent, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies as of, and for the year ended on, such day, accompanied by:

                  (i) The unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements (calculated with respect to the Companies) were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies;

                  (ii) A certificate from such accounting firm addressed to
            Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof; and

                  (iii) With respect to the Financial Statements of the
            Companies, a Compliance Certificate.


                                                                Credit Agreement

            (b) Promptly after preparation, and no later than 60 days after the last day of each fiscal quarter of Parent, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate with respect to the Financial Statements of the Companies.

            (c) Within 60 days after the end of each fiscal quarter of Parent, a management report, showing for each System (or group of Systems if such Systems are managed as a group and are geographically contiguous or substantially contiguous) results of operations and subscriber counts, discussing the financial results and comparing actual performance results to the Budget for such period, and outlining principal factors affecting performances of each market (all items to be delivered under this clause
      (c) shall be in form and substance satisfactory to Administrative Agent).

            (d) On or prior to March 31 of each fiscal year of Parent, the financial Budget for such fiscal year, accompanied by a certificate executed by a Responsible Officer of Parent and a Responsible Officer of Borrower, certifying that such Budget was prepared by the Companies based on assumptions which, in light of the historical performance of the Companies and their prospects for the future, are reasonable.

            (e) Promptly upon receipt thereof, copies of all auditor's annual management letters delivered to any Company.

            (f) Notice, promptly after any Company knows or has reason to know of (i) the existence and status of any Litigation which could reasonably be expected to be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $5,000,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company having a value (individually or collectively) of $5,000,000, (ii) any material change in any material fact or circumstance represented or warranted in any Loan Document, (iii) a Default or Potential Default specifying the nature thereof and what action any Company has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by any Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Company is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which, individually or in the aggregate, could not reasonably be expected to be a Material Adverse Event, (v) any federal, state, or local Law limiting or controlling the operations of any Company which has been issued or adopted hereafter and which could reasonably be expected to be a Material Adverse Event, (vi) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law or Environmental Permit or any Environmental Liability or potential Environmental Liability, which violation or liability or alleged violation or liability could, individually or collectively with other such violations or allegations, reasonably be expected to be a Material Adverse Event, or (vii) (A) any expressed statement in writing on the part of the PBGC of any "prohibited transaction," or (B) the creation of, maintenance of, or acquisition of any Employee Plan by any Company or any ERISA Affiliate.


                                                                Credit Agreement

            (g) Promptly after any of the information or disclosures provided on any of the Schedules delivered pursuant to this Agreement or any Annexes to any of the Collateral Documents becomes outdated or incorrect in any material respect, such revised or updated Schedule(s) or Annexes as may be necessary or appropriate to update or correct such information or disclosures; provided that, no deletions may be made to any Annexes describing Collateral in any of the Collateral Documents unless such asset disposition is expressly permitted by the Loan Documents or is approved by Required Lenders.

            (h) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company with any Governmental Authority (including the FCC and the Securities and Exchange Commission).

            (i) Promptly after the filing thereof, a true, correct, and complete copy of each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of any Company with the Securities and Exchange Commission.

            (j) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

            (k) With respect to the post-closing requirements set forth on
      Schedule 7.1A, deliver, or cause to be delivered, to Administrative Agent, all agreements, documents, instruments, or other items listed on Schedule 7.1A on or prior to the date specified for delivery thereof on Schedule 7.1A.

      9.4 Inspections. Subject to the confidentiality provisions of Section 13.14, upon reasonable notice, each Company shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of such Company, from time to time, during reasonable business hours.

      9.5 Taxes. Each Company shall (and shall cause each of its Subsidiaries to) (a) promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien securing same have been and continue to be stayed, (b) not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, and (c) notify Administrative Agent immediately if the Internal Revenue Service or any other taxing authority commences or notifies any Company of its intention to commence an audit or investigation with respect to any Taxes of any kind due or alleged to be due from any Company.

      9.6 Payment of Obligations. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Each Company (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the redemption of the Existing Senior Notes on the Closing Date and prepayment of the Obligation from time to time] are being


                                                                Credit Agreement
contested in good faith by appropriate proceedings), and (b) shall not (i) make any voluntary payment or prepayment of principal of, or interest on, any other Debt (other than the Obligation or Debt between Companies), whether subordinate to the Obligation or not or (ii) use proceeds from the Facilities to make any payment or voluntary prepayment of principal of, or interest on, or sinking fund payment in respect of any Debt of any Company, except as permitted in Section
9.20. No Company shall make any payment on any Subordinated Debt when it violates the subordination provisions thereof or results in a Default or Potential Default hereunder.

      9.7 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by Section 9.25, each Company shall (and shall cause each of its Subsidiaries to) at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could reasonably be expected to be a Material Adverse Event;
(b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could reasonably be expected to be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and
(d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Companies to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could reasonably be expected to be a Material Adverse Event.

      9.8 Insurance. Each Company (or Parent on behalf of and for the benefit of, such Companies) shall, at its sole cost and expense, keep and maintain all property and assets owned by such Company insured for its actual cash value against loss or damage by fire, theft, explosion, flood, and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses of comparable size and notify Administrative Agent promptly of any occurrence causing a material loss or decline in value of such property or assets, and the estimated (or actual, if available) amount of such loss or decline. All such policies of insurance shall be in a form, with such deductibles, and with insurers recognized as adequate by prudent business Persons in the same businesses as the Companies and acceptable to Administrative Agent, and all such policies shall be in such amount as may be satisfactory to Administrative Agent. On the Closing Date and thereafter as each policy is renewed and extended, the Companies shall deliver to Administrative Agent a certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance and the certificates evidencing the same shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss payable to Administrative Agent (for the ratable benefit of Lenders) as its interests may appear under a standard lienholder clause. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance companies will give Administrative Agent at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Company or any other Person (other than non-payment of premiums) shall affect the Right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Upon the payment by the insurer of the proceeds of any such policy of insurance and if no Default has occurred and is continuing, the Company so insured may retain such insurance if such proceeds are used to repair or replace the property the damage or destruction of which gave rise to the payment of such insurance proceeds or to acquire Cellular Assets (in each case within 12 months of the receipt of such insurance proceeds) of equal or greater value; provided, however, that any insurance proceeds not used for repair or replacement or the acquisition of Cellular Assets in accordance herewith, unless paid as reimbursement of expenses incurred and business losses suffered in connection with the loss or damage to the Collateral, shall be paid to or retained by Administrative Agent for


                                                                Credit Agreement
application as a mandatory prepayment on the Obligation. Notwithstanding the foregoing, no acquisition of Cellular Assets or mandatory prepayment shall be required unless the amount of insurance proceeds received in any calendar year under all policies of insurance of the Companies exceeds $1,000,000. Any mandatory prepayment hereunder shall be applied as follows: (i) first, subject to the provisions of Section 3.3(f), ratably as a prepayment of the Obligation arising under the Term Loan A Facility, the Term Loan B Facility, and the Term C Loan Facility until paid in full (for purposes hereof, "ratably" for each Facility, on any date of determination, shall mean the proportion that either the Term Loan A Principal Debt, the Term Loan B Principal Debt, or the Term Loan C Principal Debt, as the case may be, bears to the Term Principal Debt); and
(ii) second, as a mandatory reduction of the Revolver Commitment.

      9.9 Preservation and Protection of Rights. Each Company shall (and shall cause each Subsidiary thereof to) perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

      9.10 Employee Benefit Plans. No Company or ERISA Affiliate shall, directly or indirectly, engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), or (without notice to Administrative Agent and execution of appropriate amendments to the Loan Documents) maintain, create, or participate in any Employee Plan.

      9.11 Environmental Laws. Each Company shall (a) conduct its business so as to comply in all material respects with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Company or at any facility operated by any Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, and (c) appropriately monitor compliance with applicable Environmental Laws and minimize financial and other risks to each Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

      9.12 Debt and Guaranties. No Company shall directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than:

            (a) The Obligation and Guaranties thereof;

            (b) Debt incurred by any Company under any Financial Hedge permitted by, and purchased and maintained in compliance with, the requirements of the Loan Documents;

            (c) Debt between Companies;

            (d) Trade Debt for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms that are not more than 90 days past due;

            (e) Endorsements of checks or drafts in the ordinary course of business;


                                                                Credit Agreement

            (f) Debt of the Companies existing on the Closing Date and listed on
      Schedule 9.12 not to exceed $15,000,000, together with all renewals, extensions, amendments, modifications, and refinancings thereof, so long as (x) the principal amount of any refinanced Debt shall not exceed the principal amount of the Debt being refinanced immediately prior to giving effect to any such refinancing ; and (y) no Default or Potential Default exists or arises as a result of any such renewal, extension, amendment, modification, or refinancing (collectively, the "Existing Debt");

            (g) Debt incurred or assumed by any Company for the purpose of financing all or any part of the cost of any asset (including Capital Leases and renewals, extensions, amendments, and modifications of such
      Debt), so long as (i) the aggregate amount of such Debt (together with any and all amendments, modifications, or refinancings thereof) does not exceed $75,000,000, and (ii) no Default or Potential Default then exists or arises as a result of such Debt incurrence; and

            (h) Unsecured Debt of any Company not otherwise permitted by this
      Section 9.12 and unsecured Guaranties thereof, so long as on any date of determination such Debt does not exceed, in the aggregate, the difference between (i) $15,000,000 and (ii) the outstanding principal amount of the Existing Debt.

      9.13 Liens. No Company will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than the Loan Documents, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

                  (i) Liens securing the Obligation, and so long as the
            Obligation is ratably secured therewith, Liens securing Debt incurred by any Company under any Financial Hedge with any Lender or an Affiliate of any Lender to the extent permitted under Section 9.12(b);

                  (ii) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise under ERISA;

                  (iii) Good-faith pledges or deposits made to secure
            performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business;

                  (iv) Encumbrances consisting of zoning restrictions,
            easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

                  (v) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;


                                                                Credit Agreement

                  (vi) The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA);
            (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens;

                  (vii) Liens securing Permitted Debt incurred pursuant to
            Section 9.12(g), so long as (A) any such Lien does not extend to any asset other than the asset purchased or financed by such Debt, and
            (B) any such Lien attached to such asset concurrently with or within 180 days of the related asset acquisition;

                  (viii) Liens existing on the Closing Date and listed on
            Schedule 9.13 , so long as the Debt secured by all Liens set forth on Schedule 9.13 does not exceed $5,000,000; and

                  (ix) Liens to secure outstanding judgments for the payment of money, so long as (A) the amount of such judgments do not exceed $5,000,000 (individually or collectively) or (B) for any judgments other than those described in clause (A), any such Liens does not secure such judgment for more than 60 days immediately following the entry of any such judgment.

      9.14 Transactions with Affiliates. No Company shall (a) enter into any material transaction with any of its Affiliates (excluding transactions among or between Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, or (b) pay any salaries or other compensation, consulting fees, or management fees or other like payments to any of its Affiliates, other than in the ordinary course of business for services rendered without any profit or margin with respect thereto.

      9.15 Compliance with Laws and Documents. No Company shall violate the provisions of any Laws applicable to it, including, without limitation, Environmental Laws, Environmental Permits, ERISA, OSHA, and all rules and regulations promulgated by the FCC or any applicable PUC, or any Material Agreement if such violation alone, or when aggregated with all other such violations, could reasonably be expected to be a Material Adverse Event; no Company shall violate the provisions of its charter, bylaws, limited liability company agreement, partnership agreement, or other organizational documents.

      9.16 Permitted Acquisitions, Subsidiary Guaranties, and Collateral Documents. In connection with each Permitted Acquisition, Borrower shall deliver, or cause to be delivered to, Administrative Agent each of the items described on Schedule 7.2, on or before the date specified on such Schedule for each such item. Borrower shall cause each entity that becomes a direct or indirect Subsidiary of Parent after the Closing Date (whether as a result of a Permitted Acquisition, Intercompany Acquisition, merger, creation, or otherwise) to: (a) execute a Guaranty on the date such entity becomes a direct or indirect


                                                                Credit Agreement

Subsidiary of Parent and promptly deliver (but in no event later than ten days following consummation of such creation, Permitted Acquisition, Intercompany Acquisition, or merger) such Guaranty to Administrative Agent and (b) execute and deliver to Administrative Agent all required Collateral Documents (in form and substance acceptable to Administrative Agents) creating Liens in favor of Administrative Agent on all the assets of such Company.

      9.17 Assignment. Except as expressly permitted in this Agreement, no Company shall assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

      9.18 Fiscal Year and Accounting Methods. No Company will change its fiscal year for book accounting purposes or its method of accounting, other than (a) immaterial changes in methods or as required by GAAP, or (b) in connection with a Permitted Acquisition, such changes to the newly-acquired entity so as to conform its fiscal year and its method of accounting to those of the Companies.

      9.19 Government Regulations. No Company will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

      9.20 Loans, Advances, and Investments. No Company shall, directly or indirectly, acquire any Authorizations to own and operate PCS Systems or Cellular Systems, make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, or any assets constituting an ongoing business of, any other Person, other than:

            (a) Investments by Borrower or its Subsidiaries in Cash Equivalents;

            (b) Loans, advances, extensions of credit, capital contributions, Intercompany Acquisitions, and other investments between Companies (other than the Laredo Joint Venture);

            (c) Permitted Acquisitions;

            (d) Trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

            (e) Financial Hedges purchased by any Company to the extent permitted by, and purchased and maintained in compliance with, the Loan Documents;

            (f) Loans to Parent in an amount which (when aggregated with any Distributions made pursuant to Section 9.21(e)) does not exceed, on any date of determination, the amount of any unpaid Management Expenses then due and payable to Manager under the Management Agreement, so long as (i) no Default or Potential Default under Section 9.32(ii) or (iii) then exists or arises after giving effect thereto, and (ii) the proceeds of such Loans are used exclusively by Parent to pay such Management Expenses;


                                                                Credit Agreement

            (g) Loans made by any Company in the ordinary course of business to employees of such Company in an amount which, when aggregated with any other loans made pursuant to this Section 9.20(g) from and after the Closing Date to any date of determination, does not exceed $1,000,000;

            (h) Investments received by any Company in connection with (i) the bankruptcy or reorganization of suppliers or customers of such Company or
      (ii) in settlement of delinquent obligations of, or other disputes with, customers and suppliers of such Company arising in the ordinary course of business; and

            (i) Other loans, advances, and investments of the Companies existing on the Closing Date and identified in Schedule 9.20, including, without limitation, any loan, advance, or investment in any Subsidiary.

      9.21 Distributions and Restricted Payments. No Company shall, directly or indirectly, declare, make, or pay any Distribution or Restricted Payment, other than:

            (a) Distributions declared, made, or paid by Borrower or its Subsidiaries wholly in the form of their capital stock;

            (b) Distributions or Restricted Payments by any Subsidiary of Borrower to Borrower or any Subsidiary of Borrower; and

            (c) So long as no Default or Potential Default exists or arises after giving effect thereto, Distributions or Restricted Payments by any Company to Members of Parent made in accordance with the LLC Agreement in an amount sufficient to enable the payment of the cash Tax liabilities of each such Member for federal and state income Taxes, which Taxes are directly attributable to such Member's portion of the profit of Parent;

            (d) So long as no Default or Potential Default exists or arises after giving effect thereto, to the extent any Company is a partnership, Distributions by such Company made in accordance with its partnership agreement in an amount sufficient to pay the cash Tax liabilities of its respective partners for federal and state income Taxes, which Taxes are directly attributable to each such partner's profit of such partnership;

            (e) Distributions or Restricted Payments to Parent in an amount which (when aggregated with any loan made pursuant to Section 9.20(f)) does not exceed, on any date of determination, the amount of any unpaid Management Expenses then due and payable to Manager under the Management Agreement, so long as (i) no Default or Potential under Section 9.32(ii) or (iii) then exists or arises after giving effect thereto, and (ii) the proceeds of any such Distribution or Restricted Payment are used exclusively by Parent to pay such Management Expenses;

            (f) Distributions to Parent in any calendar year in an aggregate amount not to exceed 50% of the Excess Cash Flow of the Companies for the immediately-preceding calendar year; provided that, (i) no Default or Potential Default exists or arises as a result thereof, (ii) the Leverage Ratio of the Companies for the most-recently ended Rolling Period immediately prior to and after giving effect to such Distribution is less than 4.00 to 1.00, (iii) the Fixed Charge Coverage Ratio


                                                                Credit Agreement

      (calculated on a pro forma basis to include any such proposed Distribution as a Fixed Charge) after giving effect to such Distribution is at least
      1.20 to 1.00, and (iv) pursuant to the requirements of Section 3.3(c), Borrower has paid the mandatory prepayment required to be paid in the calendar year in which such Distribution is being made;

            (g) Distributions by any Company to the employees, officers, directors, or consultants (or their respective permitted transferees) to purchase stock in accordance with stock option plans or similar arrangements, so long as such Distributions do not exceed $1,000,000 in the aggregate from and after the Closing Date; and

            (h) In addition to the Distributions permitted by Section 9.21(f), so long as no Default or Potential Default exists or arises as a result thereof, a Distribution to Parent of up to $40,000,000 of the Net Cash Proceeds realized by the Companies from the Laredo Joint Venture Sale and a subsequent Distribution by Parent to its Members in an amount not to exceed the amount of the Distribution proceeds received by Parent pursuant to this clause (h).

Notwithstanding the foregoing, Restricted Payments and Distributions are permitted hereunder only to the extent such Restricted Payment or Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

      9.22 Restrictions on Subsidiaries. No Guarantor shall enter into or permit to exist any material arrangement or agreement (other than the Loan Documents) which directly or indirectly prohibits any such Person from (a) declaring, making, or paying, directly or indirectly, any Distribution or Restricted Payment to any Company, (b) paying any Debt owed to any Company, (c) making loans, advances, or investments to any Company, or (d) transferring any of its property or assets to any Company.

      9.23 Sale of Assets. No Company shall sell, assign, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales of immaterial assets for consideration not less than the fair market value thereof, (d) dispositions of obsolete assets and those assets no longer useful in the conduct of business, (e) sale, leases, or other disposition among Companies, (f) the Tower Sale-Leaseback in form and upon terms reasonably satisfactory to Administrative Agent, (g) disposition of assets pursuant to Permitted Asset Swaps, (h) the Laredo Joint Venture Sale in form and upon terms satisfactory to Administrative Agent, (i) if no Default or Potential Default then exists or arises after giving effect thereto, the sale by Borrower or any Subsidiary thereof of a portion of such Company's equity interest in a non-Wholly-owned Subsidiary, so long as the total Minority Interest does not exceed 15% of all issued and outstanding capital stock of such Subsidiary, and
(j) if no Default or Potential Default then exists or arises as a result thereof, sales of other assets in the ordinary course of business; provided that, (x) the fair market value of all assets sold pursuant to clause (j), (A) in any calendar year does not exceed $35,000,000 in the aggregate, and (B) on a cumulative basis on and after the Closing Date to any date of determination does not exceed, in the aggregate, $140,000,000, and (y) concurrently with any disposition pursuant to this Section 9.23, Borrower shall make the mandatory prepayments (if any) required by Sections 3.3(b).

      9.24 Sale-Leaseback Financings. No Company will enter into any sale-leaseback arrangement (other than the Tower Sale-Leaseback in form and upon terms satisfactory to Administrative Agent) with any


                                                                Credit Agreement

Person pursuant to which such Company shall lease any asset (whether now owned or hereafter acquired) if such asset has been or is to be sold or transferred by any Company to any other Person.

      9.25 Mergers and Dissolutions; Sale of Capital Stock. No Company will, directly or indirectly, merge or consolidate with any other Person, other than
(a) as a result of the American Merger, (b) as a result of a Permitted Acquisition, (c) mergers or consolidations involving Borrower if Borrower is the surviving entity, and (d) mergers among Wholly-owned Subsidiaries; provided that, in any merger involving Borrower (including a Permitted Acquisition or Intercompany Acquisition effected as a merger, other than the American Merger), Borrower must be the surviving entity, and, in any merger involving any Company (including a Permitted Acquisition or Intercompany Acquisition effected as a merger), a Company must be the surviving entity. No Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this
Section 9.25. No Company may sell, assign, lease, transfer, or otherwise dispose of the capital stock (or other ownership interests) of any Subsidiary of such Company, except for sales, leases, transfers, or other such distributions to (i) to another Company (ii) pursuant to Permitted Asset Swaps (iii) pursuant to an Intercompany Acquisition or (iv) as permitted by Section 9.23(i). Parent shall not convert its organizational form from a Delaware limited liability company to a corporation or other organizational form without (x) the prior written consent of Administrative Agent and (y) the execution and delivery of such other certificates, opinions, assumption agreements, and other instruments as Administrative Agent may reasonably require.

      9.26 New Business. Borrower and each Subsidiary of Borrower will not, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of such Company as conducted on the Closing Date. Parent will not engage in any business or activity other than (a) holding 100% of the capital stock of Borrower; and (b) exercising certain ancillary Rights to such ownership pursuant to the Management Agreement and the Roaming Agreement.

      9.27 Financial Hedges.

            (a) The Companies shall, within 120 days from the Closing Date, enter into, purchase, or acquire Financial Hedges in a form and upon terms acceptable to Administrative Agent, issued by one or more Lenders or an institution acceptable to Administrative Agent with a duration of a period of at least two years, which ensure that the net interest cost to the Companies is fixed, capped, or hedged with respect to at least 60% of the Debt of the Companies outstanding on the Closing Date; provided, however, that the protected rate shall be no greater than 2.0% above the all-in rate on the Closing Date.

            (b) To the extent any Lender or its Affiliate issues a Financial Hedge to any Company which is permitted by the Loan Documents, including, without limitation, any Financial Hedges with Lenders or their Affiliates obtained in satisfaction of the requirements of Section 9.27(a), such Lender or its Affiliate are afforded the benefits of (and Borrower [and each other Company, by execution of the Collateral Documents] confirms a grant of) Liens in and to the Collateral as evidenced by the Collateral Documents to the extent of such Lender's (or Affiliate thereof's) credit exposure under such Financial Hedge; such Lien is pari passu with that of Administrative Agent on behalf of Lenders).

            (c) Financial Hedges held by any Company whether in satisfaction of the requirements of this Section 9.27 or as otherwise permitted by the Loan Documents, shall be subject to the


                                                                Credit Agreement
      following: (i) each such Lender or other institution issuing a Financial Hedge shall calculate its credit exposure in a reasonable and customary manner; (ii) all documentation for such Financial Hedge shall conform to ISDA standards and must be acceptable to Administrative Agent with respect to intercreditor issues; (iii) if issued by any Lender or any Affiliate of a Lender to any Company, the credit exposure under such Financial Hedge shall be secured by Liens in and to the Collateral as evidenced by the Collateral Documents on a pari passu basis with the Liens of Administrative Agent (held for the benefit of Lenders), and such Lender or Affiliate issuing a Financial Hedge shall, by acceptance of the benefits of such Liens in the Collateral agree to the provisions of Section 12.12; and (iv) such Financial Hedge shall be incurred in the ordinary course of business and consistent with prior business practices of the Companies and not for speculative purposes.

      9.28 Affiliate Subordination Agreements. Each Company shall, simultaneously with the incurrence of any and all future Debt of such Company (other than Debt arising under the Management Agreement, if any) owed to any one or more Affiliates (other than another Company), cause the appropriate Affiliate or Affiliates to execute and deliver to Administrative Agent an Affiliate Subordination Agreement, subordinating the payment of such Debt to the payment of the Obligation.

      9.29 Amendments to Documents. On and after the Closing Date, no Company shall (a) amend, permit any amendments to, modify, repeal, or replace any Company's charter, bylaws, limited liability company agreement (other than the LLC Agreement), partnership agreement, or other organizational documents, if such action could adversely affect the Rights of Lenders; (b) amend any existing credit arrangement or enter into any new credit arrangement (to the extent permitted by the Loan Documents), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Administrative Agent) than the provisions of the Loan Documents;
(c) without the prior written consent of Required Lenders, amend, modify, or waive any provision of the American Merger Documents; (d) amend, permit any amendments to, modify, repeal, or replace the Management Agreement (including any supplement or other agreement regarding the calculation of Management Expenses or the compensation of Manager thereunder) or the LLC Agreement, without first (i) providing to Administrative Agent a copy of such proposed amendment, modification, replacement, supplement, or other agreement and (ii) obtaining Administrative Agent's prior written consent thereto, if Administrative Agent determines, in its reasonable discretion, that any such change or changes could reasonably be expected to adversely affect the Rights of Lenders; or (e) amend or permit any amendments to any Material Agreements (other than those listed in clauses (c) or (d)) which could reasonably be expected to adversely affect the Rights of Lenders.

      9.30 Financial Covenants. As calculated on a consolidated basis for the Companies (unless otherwise indicated):

            (a) Leverage Ratio. Borrower shall never permit the Leverage Ratio to be greater than the ratio shown in the table below which corresponds to the applicable period of determination:

      ============================================================
                  Period                            Leverage Ratio
      ============================================================
      From Closing Date to 12/30/2000                9.50 to 1.00
      ------------------------------------------------------------
      From 12/31/2000 to 03/30/2001                  9.15 to 1.00
      ------------------------------------------------------------


                                                                Credit Agreement

      ============================================================
                  Period                            Leverage Ratio
      ============================================================
      From 03/31/2001 to 06/29/2001                  9.00 to 1.00
      ------------------------------------------------------------
      From 06/30/2001 to 09/29/2001                  8.50 to 1.00
      ------------------------------------------------------------
      From 09/30/2001 to 12/30/2001                  8.25 to 1.00
      ------------------------------------------------------------
      From 12/31/2001 to 03/30/2002                  7.75 to 1.00
      ------------------------------------------------------------
      From 03/31/2002 to 09/29/2002                  7.25 to 1.00
      ------------------------------------------------------------
      From 09/30/2002 to 03/30/2003                  6.75 to 1.00
      ------------------------------------------------------------
      From 03/31/2003 to 09/29/2003                  6.25 to 1.00
      ------------------------------------------------------------
      From 09/30/2003 to 03/30/2004                  5.75 to 1.00
      ------------------------------------------------------------
      From 03/31/2004 to 09/29/2004                  5.25 to 1.00
      ------------------------------------------------------------
      From 09/30/2004 to 03/30/2005                  4.75 to 1.00
      ------------------------------------------------------------
      From 03/31/2005 to 12/30/2005                  4.00 to 1.00
      ------------------------------------------------------------
      From 12/31/2005 and thereafter                 3.50 to 1.00
      ============================================================

            (b) Debt Service Coverage Ratio. Borrower shall never permit the Debt Service Coverage Ratio to be less than or equal to 1.10 to 1.00; provided that, on and after January 1, 2006, determination of the Debt Service Coverage Ratio will not be required, so long as the Leverage Ratio is less than 4.00 to 1.00;

            (c) Interest Coverage Ratio. Borrower shall never permit the Interest Coverage Ratio to be less than the ratio shown in the table below which corresponds to the applicable period of determination:

      ============================================================
                  Period                            Leverage Ratio
      ============================================================
      From Closing Date to 06/29/2000                1.20 to 1.00
      ------------------------------------------------------------
      From 06/30/2000 to 03/30/2001                  1.25 to 1.00
      ------------------------------------------------------------
      From 03/31/2001 to 06/29/2001                  1.30 to 1.00
      ------------------------------------------------------------
      From 06/30/2001 to 09/29/2001                  1.35 to 1.00
      ------------------------------------------------------------
      From 09/30/2001 to 12/30/2001                  1.45 to 1.00
      ------------------------------------------------------------
      From 12/31/2001 to 12/30/2002                  1.50 to 1.00
      ------------------------------------------------------------
      From 12/31/2002 to 12/30/2003                  1.60 to 1.00
      ------------------------------------------------------------
      From 12/31/2003 to 12/30/2005                  2.00 to 1.00
      ------------------------------------------------------------
      From 12/31/2005  and thereafter                2.25 to 1.00
      ============================================================


                                                                Credit Agreement

            (d) Fixed Charge Coverage Ratio. On and after December 31, 2001, Borrower shall never permit the Fixed Charge Coverage Ratio to be less than or equal to the ratio shown in the table below which corresponds to the applicable period of determination:

      ============================================================
                  Period                            Leverage Ratio
      ============================================================
      From December 31, 2001 to 12/31/2003           1.00 to 1.00
      ------------------------------------------------------------
      From 01/01/2004 and thereafter                 1.05 to 1.00
      ============================================================

      ; provided, however, that from and after January 1, 2006, determination of the Fixed Charge Coverage Ratio will not be required, so long as the Leverage Ratio is less than 4.00 to 1.00.

            (e) Capital Expenditures.

                  (i) Borrower shall not permit Capital Expenditures (other than
            PCS Capital Expenditures permitted by Section 9.30(e)(ii)) for any period of determination to exceed the amount shown in the table below which corresponds to such period of determination:

      ============================================================
                  Period                        Leverage Ratio
      ============================================================
            Calendar year 2000                   $77,000,000
      ------------------------------------------------------------
            Calendar year 2001                   $55,000,000
      ============================================================

            ; provided, however, that the permitted Capital Expenditures of the Companies for any period of determination may be increased by an amount equal to the aggregate Supplemental Capital Expenditures for such period, but in no event shall the Capital Expenditures permitted by this Section 9.30(e)(i) exceed $96,250,000 in calendar year 2000 and $68,750,000 in calendar year 2001.

                  (ii) On and after the Closing Date, (i) Borrower shall not make PCS Capital Expenditures which individually on or in the aggregate exceed $100,000,000; provided that, no PCS Capital Expenditure may be made prior to the second anniversary of the Closing Date, unless such PCS Capital Expenditure are funded solely by a capital contribution from Parent, which capital contribution
            (A) is expressly designated and reserved for PCS Capital Expenditures and (B) is not funded with proceeds of any Borrowings under the Loan Documents or proceeds of any other Debt of Parent.

      9.31 Tower Sale-Leaseback. On or prior to June 30, 2001, the Companies shall (a) enter into one or more Tower Sale-Leaseback Agreements, pursuant to which all or substantially all of the Towers are to be sold to a non-Affiliate of the Companies, (b) deliver to Administrative Agent a copy of such sale-leaseback agreement, which must be in form and terms satisfactory to Administrative Agent, (c) consummate the Tower Sale-Leaseback substantially in accordance with the sale-leaseback documents approved by Administrative Agent, and (d) pay the mandatory prepayment required by Section 3.3(b)(iv).


                                                                Credit Agreement

      9.32 Parent Covenant. By execution hereof, Parent covenants and agrees (i) to cause Manager to operate the Companies' Systems and businesses in compliance with the Loan Documents, (ii) to cause all payments under the Roaming Agreements to be paid directly to Borrower, and (iii) in the event any payments under the Roaming Agreements are received by Parent, to immediately contribute such payments to Borrower as a capital contribution.

SECTION 10 DEFAULT. The term "Default" means the occurrence of any one or more of the following events:

      10.1 Payment of Obligation. The failure or refusal of any Company to pay
(a) all or any part of the Principal Debt when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); (b) interest or fees within three days after the same become due and payable in accordance with the Loan Documents; or (c) any other part of the Obligation (including, without limitation, any deposit of cash collateral required pursuant to Section 2.5) within three days after demand by Administrative Agent or any Lender.

      10.2 Covenants. The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

            (a) Any covenant, agreement, or condition contained in Sections 9.1,
      9.3 ,9.4, 9.6, 9.10, 9.12, 9.13, 9.14, 9.16, 9.17, 9.20 through 9.25,
      9.29, 9.30, and 9.32; and

            (b) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation set forth in Section 10.1 and the covenants in Section 10.2(a)), and such failure or refusal continues for 20 days.

      10.3 Debtor Relief. Any Company (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

      10.4 Judgments and Attachments. Any Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any of its assets having a value (individually or collectively) of $5,000,000 which is not stayed on appeal.

      10.5 Government Action. (a) A final non-appealable order is issued by any Governmental Authority, including, without limitation, the FCC or the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.


                                                                Credit Agreement

      10.6 Misrepresentation. Any representation or warranty made by any Company contained in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

      10.7 Change of Management. Any Person, other than DCS, AWS, an Affiliate of DCS, or an Eligible Successor Manager is or becomes the Manager of the Companies' Systems pursuant to the Management Agreement or otherwise.

      10.8 Change of Control. The occurrence of a Change of Control.

      10.9 Change Business of Parent. Parent engages in any business or activity other than (a) holding 100% of the capital stock of Borrower and (b) ancillary activities related to the Management Agreement and the Roaming Agreements.

      10.10 Authorizations. (a) Any Authorization necessary for the ownership or operations of any Company expires, and on or prior to such expiration, the same is not renewed or replaced by another Authorization authorizing substantially the same operations by such Company; or (b) any Authorization necessary for the ownership or operations of any Company is canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or is no longer in full force and effect, or the grant or the effectiveness thereof is stayed, vacated, reversed, or set aside, (c) any Company is required by any Governmental Authority to halt construction or operations under any Authorization and such action continues uncorrected for 30 days after the applicable Company has received notice thereof; or (d) any Governmental Authority makes any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of any Company as now conducted.

      10.11 Default Under Other Debt and Agreements. (a) Any Company fails to pay when due (after lapse of any applicable grace periods) any Debt of such Company (other than the Obligation) in excess (individually or collectively) of $10,000,000; (b) the acceleration of any Debt of any Company or the occurrence of any event or condition that (with notice or lapse of time) would enable the holder of such Debt or any Person acting on behalf of such holder to accelerate the maturing thereof, which Debt exceeds (individually or collectively) $10,000,000; or (c) any default exists under any other Material Agreement if such default could reasonably be expected to be a Material Adverse Event.

      10.12 LCs. Administrative Agent shall have been served with, or becomes otherwise subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) there has been a drawing under such LC which Administrative Agent would otherwise be obligated to pay and Borrower has refused to reimburse Administrative Agent for such payment or (b) the expiration date of such LC has occurred but the Right of any beneficiary thereunder to draw under such LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding and Borrower has failed to deposit within 24 hours with Administrative Agent cash collateral in an amount equal to the maximum drawing which could be made under such LC.

      10.13 Validity and Enforceability of Loan Documents. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny in writing that it has any liability or any further liability or obligations under any Loan Document to which it is a party.


                                                                Credit Agreement

      10.14 Material Adverse Effect. If any event or condition shall exist which could reasonably be expected to be a Material Adverse Event.

      10.15 Environmental Liability. If any event or condition shall occur or exist with respect to any activity or substance regulated under the Environmental Law and as a result of such event or condition, any Company shall have incurred or in the opinion of the Required Lenders will be reasonably likely to incur a liability in excess of $5,000,000 liability during any consecutive 12 month period.

      10.16 Pledged Stock. (a) Administrative Agent ceases to hold as Collateral (for the benefit of Lenders) a perfected first priority Lien on all of the issued and outstanding shares of common stock issued by all Companies (other than Parent), and such failure is not cured within five Business Days; or (b) any Collateral Document after delivery thereof pursuant to Section 6 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby, except as permitted under the Loan Documents.

      10.17 Dissolution. Except for dissolutions in connection with Intercompany Acquisitions otherwise permitted by this Agreement, any Company shall dissolve or otherwise terminate its existence.

SECTION 11 RIGHTS AND REMEDIES.

      11.1 Remedies Upon Default.

            (a) Debtor Relief. If a Default exists under Section 10.3(c) or 10.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever, and Borrower shall be required to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.5(g).

            (b) Other Defaults. If any Default exists, Administrative Agent may (and, subject to the terms of Section 12, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment;
      (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Company in and to every account and other property of any Company which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Company being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under Section 11.1(a), demand Borrower to provide cash collateral in an amount equal to 110% of the LC Exposure then existing in accordance with Section 2.5(g); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, without limitation, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or


                                                                Credit Agreement
      condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

      11.2 Company Waivers. To the extent permitted by Law, the Companies hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

      11.3 Performance by Administrative Agent. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

      11.4 Delegation of Duties and Rights. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

      11.5 Not in Control. Nothing in any Loan Document shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company, (b) preclude or interfere with compliance by any Company with any Law, or (c) require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent or any Lender acquiesces in any non-compliance by any Company with any Law or document, or that any Agent or any Lender does not expect any Company to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. Agents and Lenders have no fiduciary relationship with or fiduciary duty to any Company arising out of or in connection with the Loan Documents, and the relationship between Agents and Lenders, on the one hand, and the Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of Agents and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by Agents and Lenders in their respective good faith business judgment.

      11.6 Course of Dealing. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise


                                                                Credit Agreement
of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

      11.7 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

      11.8 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in Section 3.12.

      11.9 Certain Proceedings. Each Company will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Companies agree that Administrative Agent's and Lenders' remedies at Law for failure of the Companies to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Companies agree that the covenants of this Section may be specifically enforced.

      11.10 Limitation of Rights. Notwithstanding any other provision of any Loan Document, any action taken or proposed to be taken by Administrative Agent, any Agent, or any Lender under any Loan Document which would affect the operational, voting, or other control of any Company, shall be pursuant to
Section 310(d) of the Communications Act, any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

      11.11 Expenditures by Lenders. Borrower shall promptly pay within 15 Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Document (including, without limitation, the reasonable fees and expenses of counsel to Administrative Agent and Arranger and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, without limitation, reasonable attorneys' fees including the allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

      11.12 INDEMNIFICATION. BORROWER AND EACH OTHER COMPANY (BY EXECUTION OF A GUARANTY) AGREE TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS,


                                                                Credit Agreement

AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITIES) COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AND EACH OTHER COMPANY (BY EXECUTION OF A GUARANTY) AGREE NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER OR THE OTHER COMPANIES HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE COMPANIES CONTAINED IN THIS SECTION 11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS.

SECTION 12 AGREEMENT AMONG LENDERS.

      12.1 Administrative Agent.

            (a) Appointment of Administrative Agent. Each Lender hereby appoints Bank of America, N.A. (and Bank of America, N.A. hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents;
      (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender its


                                                                Credit Agreement
      ratable part of each payment or prepayment (whether voluntary, as proceeds of Collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

            (b) Resignation of Administrative Agent; Successor Administrative Agents. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents (provided, however, that when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "Administrative Agent" shall continue to refer solely to the bank that issued the outstanding LC; provided further that any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this
      Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

            (c) Administrative Agent as a Lender; Non-Fiduciary. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent and any issuer of an LC hereunder; and any resignation or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.


                                                                Credit Agreement

            (d) Other Activities of Administrative Agent. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower or any Company arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

      12.2 Expenses. Upon demand by Administrative Agent, each Lender shall pay its ratable portion of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its ratable portion of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

      12.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

      12.4 Delegation of Duties; Reliance. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to Section 13.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default or Potential Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and


                                                                Credit Agreement
stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

      12.5 Limitation of Liability.

            (a) General. None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

            (b) Non-Discretionary Actions; Indemnification. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, without limitation, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any Right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

            (c) Independent Credit Decision. Neither Administrative Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of, (i) the creditworthiness of any Company and the risks involved to such Lender,
      (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. Each Lender agrees to indemnify Administrative Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any


                                                                Credit Agreement
      action taken or omitted by them under the Loan Documents (including any of the foregoing arising from the negligence of Administrative Agent or its Representatives), to the extent Administrative Agent and its respective Representatives are not reimbursed for such amounts by any Company (provided that, Administrative Agent, and its respective Representatives shall not have the Right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

      12.6 Default; Collateral.

            (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents and all Rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender.

            (b) Each Lender authorizes and directs Administrative Agent to enter into the Collateral Documents for the benefit of the Lenders. Except to the extent unanimity (or other percentage set forth in Section 13.11) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

            (c) Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

            (d) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this Section
      12.6 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.


                                                                Credit Agreement

            (e) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Total Commitment and payment and satisfaction of the Obligation; (ii) constituting property in which no Company owned an interest at the time the Lien was granted or at any time thereafter; (iii) constituting property leased to a Company under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Company to be, renewed; (iv) consisting of an instrument evidencing Debt pledged to Administrative Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full; (v) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents, including, without limitation, under Section 9.23; (vi) as contemplated in
      Section 6.4; or (vii) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 12.6.

            (f) In furtherance of the authorizations set forth in this Section 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Document), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender's Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in Paragraph (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this Section 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this Section 12.6(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Documents.

      12.7 Limitation of Liability. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.

      12.8 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

      12.9 Benefits of Agreement. None of the provisions of this Section 12 shall inure to the benefit of any Company or any other Person other than Lenders; consequently, no Company or other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.


                                                                Credit Agreement

      12.10 Agents. None of the Lenders identified in this Agreement as "Co-Syndication Agents," "Co-Documentation Agents," "Managing Agent," or "Co-Agent" shall have any Rights, powers, obligations, liabilities, responsibilities, or duties under the Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Co-Syndication Agent," "Co-Documentation Agent," "Managing Agent," or "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Any Lender that is a "Co-Syndication Agent," "Co-Documentation Agent," "Managing Agent," or "Co-Agent" may voluntarily relinquish its title by giving written notice thereof to Administrative Agent and Borrower. Upon such relinquishments, a successor "Co-Syndication Agent," "Co-Documentation Agent," "Managing Agent," or "Co-Agent" may be appointed upon the mutual agreement of Borrower and Administrative Agent.

      12.11 Obligations Several. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

      12.12 Financial Hedges. To the extent any Lender or any Affiliate of a Lender issues a Financial Hedge in accordance with the requirements of the Loan Documents and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) agrees (i) to appoint Bank of America, N.A., as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this Section 12; whereupon all references to "Lender" in this Section 12 and in the Collateral Documents shall include, on any date of determination, any Lender or Affiliate of a Lender that is party to a then-effective Financial Hedge which complies with the requirements of the Loan Documents. Additionally, if the Obligation owed to any Lender or Affiliate of a Lender consists solely of Debt arising under a Financial Hedge (such Lender or Affiliate being referred to in this Section 12.12 as an "Issuing Lender"), then such Issuing Lender (by accepting the benefits of any Collateral Documents) acknowledges and agrees that pursuant to the Loan Documents and without notice to or consent of such Issuing
Lender: (i) Liens in the Collateral may be released in whole or in part; (ii) all Guaranties may be released; (iii) any Collateral Document may be amended, modified, supplemented, or restated; and (iv) all or any part of the Collateral may be permitted to secure other Debt.

SECTION 13 MISCELLANEOUS.

      13.1 Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

      13.2 Nonbusiness Days. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

      13.3 Communications. Unless specifically otherwise provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such


                                                                Credit Agreement
communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each Lender, Administrative Agent, and other Agents is set forth on Schedule 2.1, and for Borrower is the address set forth by Borrower's signature on the signature page of this Agreement and for each Guarantor is the address set forth by such Guarantor's signature on the signature page of its Guaranty. A copy of each such communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Suite 3100, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Karen S. Nelson.

      13.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

      13.5 Exceptions to Covenants. No Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Document if such action or omission would result in the breach of any other covenant contained in any of the Loan Documents.

      13.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All Rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement and payment in full of the Obligation.

      13.7 Governing Law. THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THE COLLATERAL DOCUMENTS), AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS.

      13.8 Invalid Provisions. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Company party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.


                                                                Credit Agreement

      13.9 Entirety. THE RIGHTS AND OBLIGATIONS OF THE COMPANIES, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY COMPANY, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS ONLY AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANIES, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

      13.10 Jurisdiction; Venue; Service of Process; Jury Trial. EACH COMPANY AND OTHER PARTY HERETO (INCLUDING EACH GUARANTOR BY EXECUTION OF A GUARANTY), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Companies and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Companies and each other party to the Loan Documents warrant and represent that they have reviewed these waivers with their legal


                                                                Credit Agreement
counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

      13.11 Amendments, Consents, Conflicts, and Waivers.

            (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in Section 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

            (b) Any amendment to any Loan Document, which purports to (i) change the allocation of payments among the Facilities or Subfacilities, (ii) decrease the amount of any mandatory or commitment reduction required by
      Section 3.3, or (iii) change this Section 13.11(b), must be by an instrument in writing executed by Borrower and by (A) the Term Loan A Lenders holding at least 66 2/3% of the Term Loan A Principal Debt thereafter; (B) the Term Loan B Lenders holding at least 66 2/3% of the Term Loan B Principal Debt; (C) the Term Loan C Lenders holding at least 66 2/3% of the Term Loan C Principal Debt; and (D) the Revolver Lenders holding at least 66 2/3% of the Revolver Commitment or, if there is no remaining Revolver Commitment, 66 2/3% of the Revolver Principal Debt.

            (c) Any amendment to or consent or waiver under any Loan Document which purports to change the definition of "Change of Control" as set forth in Section 1.1, to change the "Change of Control" default provisions in Section 10.8, or to amend this Section 13.11(c), must be by an instrument in writing and executed (or approved, as the case may be) by Lenders holding 75% of either, (A) if the Revolver Commitment remains in effect, the sum of the Revolver Commitment plus the Term Loan Principal Debt, or (B) if the Revolver Commitment has been terminated, the Principal Debt.

            (d) Except as provided in Section 13.11(b), any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment (other than mandatory prepayments) of all or any part of the Obligation payable to such Lender or Administrative Agent;
      (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "Required Lenders," this Section 13.11(d), or any other provision of the Loan Documents that requires the unanimous consent of Lenders; (iv) changes the order of application of


                                                                Credit Agreement
      any payment or prepayment set forth in Sections 3.3 and 3.12 in any manner that materially affects such Lender or Administrative Agent; (v) except as otherwise permitted by any Loan Document (including, without limitation, Section 6.4), waives compliance with, amends, or releases all or substantially all of the Guaranties; (vi) except as contemplated in
      Section 6.4, releases all or substantially all of the Collateral for the Obligation or permits the creation, incurrence, assumption, or existence of any Lien on all or substantially all of the Collateral to secure any obligations, other than Liens securing the Obligation and Permitted Liens; or (vii) changes this clause (d) or any other matter specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's Committed Sum or Commitment Percentage may be increased.

            (e) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions of this Agreement.

            (f) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

      13.12 Multiple Counterparts. The Loan Documents may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, Parent, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

      13.13 Successors and Assigns; Assignments and Participations.

            (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

            (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes [to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes]); provided, however, that:

                  (i) Each such assignment shall be to an Eligible Assignee;


                                                                Credit Agreement

                  (ii) Except in the case of an assignment to another Lender, an
            Affiliate of any Lender, or an Approved Fund of any Lender, or in the case of an assignment of all of a Lender's Rights and obligations under the Loan Documents, any such partial assignment under any Facility shall not be less than the following amounts for the Facility indicated, unless Administrative Agent and, unless a Default or Potential Default has occurred and is continuing, Borrower consent thereto (in their sole discretion) in writing which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement):

            ============================================================
            Facility          Minimum Assignment
            ============================================================
            Revolver          Facility $2,500,000 (inclusive of any
                              concurrent assignments under the Term Loan
                              A Facility or the Term Loan B Facility by
                              the assigning Lender to the same assignee)
            ------------------------------------------------------------
            Term              Loan A $2,500,000 (inclusive of any
                              concurrent assignments under the Revolver
                              Facility or the Term Loan B Facility by
                              the assigning Lender to the same assignee)
            ------------------------------------------------------------
            Term Loan B       $1,000,000
            ------------------------------------------------------------
            Term Loan C       $1,000,000
            ============================================================

            ; provided that, no partial assignment for any Facility (including any assignment among Lenders) may result in any Lender holding less than $500,000 in any Facility;

                  (iii) Each such assignment by a Lender shall be of a
            proportionate part of all of the assigning Lender's Rights and obligations under this Agreement and the Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes), except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's Rights and obligations in respect of one Facility;

                  (iv) The parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement substantially in the form of Exhibit F, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $3,500 (or $2,500 for an assignment between Lenders) unless such fee is waived or reduced by Administrative Agent; and

                  (v) So long as any Lender is an Agent (other than a Co-Agent or Managing Agent) under this Agreement, such Lender (or an Affiliate of such Lender) shall retain an economic interest in the Loan Documents, will not assign all of its Rights, duties, or obligations under the Loan Documents, except to an Affiliate of such Lender, and will not enter into any Assignment and Acceptance Agreement that would have the effect of such Lender assigning all of its Rights, duties, or obligations under the Loan Documents to any


                                                                Credit Agreement

            Person other than an Affiliate of such Lender unless such Agent has relinquished such title in accordance with Section 12.1 (with respect to Administrative Agent) or Section 12.10 (with respect to the other Agents).

      Upon execution, delivery, acceptance, and recordation of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

            (c) Administrative Agent (acting solely for this administrative purpose as an agent of Borrower) shall maintain at its address referred to in Section 13.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment Percentage, and principal amount of the Borrowings owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this Section 13.13, Schedule 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and, where appropriate, the respective Committed Sums under the Facilities of the assignor and assignee. No assignment shall be effective until recorded in the Register as provided in this Section 13.13(c).

            (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

            (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (other than any Company or any Affiliate of any Company) (each a "Participant") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under the Loan Documents and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under the Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under the Loan Documents, (v) Borrower and Administrative Agent


                                                                Credit Agreement
      shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and
      (vi) such Lender shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of Section 4 with respect to all participations in its part of the Obligation outstanding from time to time, so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under
      Section 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by the Loan Documents), or releases all or substantially all of the Guaranties or all or substantially all of the Collateral for the Obligation under the Loan Documents (except such releases of Guaranties or Collateral as are contemplated in Section 6.4); provided that, in those cases where a Participant is entitled to the benefits of Section 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

            (f) Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or consent of Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any trustee or to any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities; provided that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to this Section 13.13. No such assignment shall release the assigning Lender from its obligations hereunder.

            (g) Any Lender may furnish any information concerning the Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants) and to counterparties under a Financial Hedge issued by a Lender or an Affiliate of a Lender to the extent permitted by the Loan Documents.


                                                                Credit Agreement

      13.14 Confidentiality. Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Companies in the course of inspections conducted pursuant to Section 9.4 if such information has been marked "confidential"; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, (d) upon the order of any Governmental Authority, (e) upon the request or demand of any Governmental Authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under the Loan Documents, (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed Participant or Assignee,(j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 13.14, and (k) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender.

      13.15 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The obligations of each Company under the Loan Documents shall remain in full force and effect until termination of the Total Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, except that Sections 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Company under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Company or otherwise, the obligations of each Company under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]


                                                                Credit Agreement

      Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.

Attest: ACC ACQUISITION CO. (including its successor by merger, American Cellular Corporation), Borrower


By: /s/ Ronald L. Ripley                By: /s/ Everett R. Dobson
    ----------------------------            ---------------------
    Ronald L. Ripley, Secretary             Everett R. Dobson, Chairman of
                                            Board/Chief Financial Officer

Address:   13439 N. Broadway Extension
           Suite 200
           Oklahoma City, OK 73114
Telephone: 405-529-8500
Facsimile: 405-529-8765

Address:   Bank of America, N.A.        BANK OF AMERICA, N.A.,
           901 Main Street, 64th Floor as Administrative Agent and as a Lender Dallas, Texas 75202
Telephone: 214-209-2126
Facsimile: 214-209-9390                 By: /s/ Julie A. Schell
                                            -------------------------------
                                            Julie A. Schell, Vice President


                                                                Credit Agreement

      Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.

      Parent hereby acknowledges that it has reviewed this Credit Agreement and agrees that (i) the representations and covenants contained herein apply to Parent and (ii) Parent shall cause the Companies to comply with the Loan Documents and shall cause Manager to operate and manage the Companies in compliance with the Loan Documents.


                                    ACC ACQUISITION, LLC, Parent, by its Members

Address:   7277 164th Avenue, N.E.       AT&T WIRELESS SERVICES JV CO.
           Redmond, WA 98052
Telephone: 425-580-5000
Facsimile: 425-580-8405                  By: /s/ Michael C. Schwartz
                                             -----------------------------------
                                             Michael C. Schwartz, Vice President

Address:   13439 N. Broadway        DOBSON JV COMPANY
           Extension
           Suite 200
           Oklahoma City, OK 73114  By: /s/ Ronald L. Ripley
Telephone: 405-529-8500                 --------------------------------
Facsimile: 405-529-8765                 Ronald L. Ripley, Vice President


                                                                Credit Agreement

      Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.

ABN AMRO BANK, N.V., as Managing Agent and a Lender

By: /s/ Thomas Byrne
    ------------------------------------------------
    Thomas Byrne, Senior Vice President

By: /s/ Ravneet Mumick
    ------------------------------------------------
    Ravneet Mumick, Vice President


ALLFIRST BANK, as a Lender

By: /s/ Timothy Knabe
    ------------------------------------------------
    Timothy Knabe, Vice President


THE BANK OF NEW YORK, as Managing Agent and a Lender

By: /s/ Andrew Moore
    ------------------------------------------------
    Andrew Moore, Vice President


THE BANK OF NOVA SCOTIA, as Managing Agent and a Lender

By: /s/ Vincent J. Fitzgerald
    ------------------------------------------------
    Vincent J. Fitzgerald, Jr., Authorized Signatory


THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, as a Lender

By: /s/ Stuart Gibson
    ------------------------------------------------
    Stuart Gibson, Director


BANKERS TRUST COMPANY, as Managing Agent and a Lender

By: /s/ Susan L. LeFevre
    ------------------------------------------------
    Susan L. LeFevre, Director


BANQUE NATIONALE DE PARIS, as a Lender

By: /s/ Nuala Marley
    ------------------------------------------------
    Nuala Marley, Vice President

By: /s/ James Veneau
    ------------------------------------------------
    James Veneau, Assistant Vice President


BARCLAYS BANK PLC, as Co-Documentation Agent and a Lender

By: /s/ Daniele Iacovone
    ------------------------------------------------
    Daniele Iacovone, Associate Director


BAVARIA TRR CORPORATION, as a Lender

By: /s/ Frank B. Bilotta
    ------------------------------------------------
    Frank B. Bilotta, Vice President


CIBC INC., as a Lender

By: /s/ Laura Hom
    ------------------------------------------------
    Laura Hom, Executive Director
    CIBC World Markets Corp., as Agent


CIBC WORLD MARKETS CORP., as Co-Documentation Agent

By: /s/ Laura Hom
    ------------------------------------------------
    Laura Hom, Executive Director
    CIBC World Markets Corp.


                                                                Credit Agreement

      Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.

THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

By: /s/ Barry Blailock
    ------------------------------------------------
    Barry Blailock, Assistance Vice
    President/Credit


COBANK, ACB, as Managing Agent and a Lender

By: /s/ Anita Youngblut
    ------------------------------------------------
    Anita Youngblut, Vice President


THE DAI-ICHI KANGYO BANK, LTD., as a Lender

By: /s/ Daniel Guevara
    ------------------------------------------------
    Daniel Guevara, Assistance Vice President


DEXIA CREDIT LOCAL DE FRANCE - NEW YORK AGENCY, as a Lender

By: /s/ David Eisendrath
    ------------------------------------------------
    David Eisendrath, Deputy General
    Manager

By: /s/ John Flaherty
    ------------------------------------------------
    John Flaherty, Vice President


DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Co-Agent and a Lender

By: /s/ William E. Lambert
    ------------------------------------------------
    William E. Lambert, Vice President

By: /s/ Constance Loosemore
    ------------------------------------------------
    Constance Loosemore, Assistant Vice
    President


FIRST HAWAIIAN BANK, as a Lender

By: /s/ Travis Ruetenik
    ------------------------------------------------
    Travis Ruetenik, Assistant Vice President


FIRST UNION NATIONAL BANK, as a Lender

By: /s/ Chris Kalmbach
    ------------------------------------------------
    Chris Kalmbach, Vice President


FREMONT INVESTMENT & LOAN, as a Lender

By: /s/ Kannika Viravan
    ------------------------------------------------
    Kannika Viravan, Vice President


GALAXY CLO 1999-1, LTD., as a Lender

By: SAI INVESTMENT ADVISORS, INC., its Collateral Manager

    By: /s/ Lynn A. Hopton
        --------------------------------------------
        Lynn A. Hopton, Vice President


HELLER FINANCIAL, INC., as a Lender

By: /s/ K. Craig Gallehugh
    ------------------------------------------------
    K. Craig Gallehugh, Vice President


IBM CREDIT CORPORATION, as a Lender

By: /s/ Ronald J. Bachner
    ------------------------------------------------
    Ronald J. Bachner, Manager, Commercial
    & Specialty Financing Americas


                                                                Credit Agreement

      Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.

THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a Lender

By: /s/ William Kennedy
    ------------------------------------------------
    William Kennedy, Senior Vice President


JACKSON NATIONAL LIFE INSURANCE COMPANY C/O PPM AMERICA, INC., as a Lender

        By: PPM America, Inc., as Attorney- in-fact

        By: /s/ John Walding
            ----------------------------------------
            John Walding, Managing Director


KEMPER FLOATING RATE FUND, as a Lender

By: /s/ Mark E. Wittnebel
    ------------------------------------------------
    Mark E. Wittnebel, Senior Vice President


KEY CORPORATE CAPITAL INC., as a Lender

By: /s/ Tim Willard
    ------------------------------------------------
    Tim Willard, Vice President


KZH CNC LLC, as a Lender

By: /s/ Scott Hignett
    ------------------------------------------------
    Scott Hignett, Authorized Agent


KZH CRESCENT-2 LLC, as a Lender

By: /s/ Virginia Conway
    ------------------------------------------------
    Virginia Conway, Authorized Agent


KZH CRESCENT-3 LLC, as a Lender

By: /s/ Virginia Conway
    ------------------------------------------------
    Virginia Conway, Authorized Agent


KZH ING-1 LLC, as a Lender

By: /s/ Virginia Conway
    ------------------------------------------------
    Virginia Conway, Authorized Agent


KZH ING-2 LLC, as a Lender

By: /s/ Ann Turlip
    ------------------------------------------------
    Ann Turlip, Authorized Agent


KZH ING-3 LLC, as a Lender

By: /s/ Ann Turlip
    ------------------------------------------------
    Ann Turlip, Authorized Agent


KZH SHOSHONE LLC, as a Lender

By: /s/ Shari Goldstein
    ------------------------------------------------
    Shari Goldstein, Authorized Agent


KZH SOLEIL LLC, as a Lender

By: /s/ Scott Hignett
    ------------------------------------------------
    Scott Hignett, Authorized Agent


                                                                Credit Agreement

      Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.

KZH SOLEIL-2 LLC, as a Lender

By: /s/ Shari Goldstein
    ------------------------------------------------
    Shari Goldstein, Authorized Agent


LEHMAN COMMERCIAL PAPER INC., as Co-Syndication Agent and a Lender

By: /s/ Michele Swanson
    ------------------------------------------------
    Michele Swanson, Authorized Signatory


MERCANTILE BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Michael J. Homeyer
    ------------------------------------------------
    Michael J. Homeyer, Assistant Vice
    President


THE MITSUBISHI TRUST AND BANKING CORPORATION, as a Lender

By: /s/ Beatrice E. Kossodo
    ------------------------------------------------
    Beatrice E. Kossodo, Senior Vice President


MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST, as a Lender

By: /s/ Sheila H. Finnerty
    ------------------------------------------------
    Sheila H. Finnerty, Senior Vice President


MUIRFIELD TRADING LLC, as a Lender

By: /s/ Ashley Hamilton
    ------------------------------------------------
    Ashley Hamilton, Vice President


OPPENHEIMER HARBOURVIEW CBO I, LTD., as a Lender

By: /s/ Robert Bishop
    ------------------------------------------------
    Robert Bishop, Vice President


OPPENHEIMER SENIOR FLOATING RATE FUND, as a Lender

By: /s/ Robert Bishop
    ------------------------------------------------
    Robert Bishop, Vice President


PARIBAS CAPITAL FUNDING LLC, as a Lender

By: /s/ M.S. Alexander
    ------------------------------------------------
    M.S. Alexander, its Director


PILGRAM PRIME RATE TRUST, as a Lender

By: Pilgrim Investments, Inc., as its investment manager

        By: /s/ Robert L. Wilson
            ----------------------------------------
            Robert L. Wilson, Vice President


PNC BANK, NATIONAL ASSOCIATION, as Managing Agent and a Lender

By: /s/ Thomas A. Coates
    ------------------------------------------------
    Thomas A. Coates, Vice President


                                                                Credit Agreement

      Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.

PPM SPYGLASS FUNDING TRUST, as a Lender

By: /s/ Kelly C. Walker
    ------------------------------------------------
    Kelly C. Walker, Authorized Agent


THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH, as a Lender

By: /s/ Naoya Takeuchi
    ------------------------------------------------
    Naoya Takeuchi, Deputy General Manager


SUNTRUST BANK , as a Lender

By: /s/ W. David Wisdom
    ------------------------------------------------
    W. David Wisdom, Vice President


SYNDICATED LOAN FUNDING TRUST, as a Lender

By: LEHMAN COMMERCIAL PAPER INC., not in its individual capacity, but solely as
    Asset Manager

        By: /s/ Michele Swanson
            ----------------------------------------
            Michele Swanson, Authorized Signatory


TORONTO DOMINION (TEXAS), INC., as a Lender

By: /s/ Ann S. Slanis
    ------------------------------------------------
    Ann S. Slanis, Vice President


TD SECURITES (USA) INC., as Co-Syndication Agent

By: /s/ M. Bernadette Collins
    ------------------------------------------------
    M. Bernadette Collins, Managing Director


UNION BANK OF CALIFORNIA, N.A., as Managing Agent and a Lender

By: /s/ Keith M. Wilson
    ------------------------------------------------
    Keith M. Wilson, Vice President


U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Thomas G. Gunder
    ------------------------------------------------
    Thomas G. Gunder, Vice President


WEBSTER BANK, as a Lender

By: /s/ Barbara E. Hillmeyer
    ------------------------------------------------
    Barbara E. Hillmeyer, Vice President


WESTDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH, as Managing Agent and a Lender

By: /s/ Michael Wynne
    ------------------------------------------------
    Michael Wynne, Managing Director

By: /s/ Michael Peist
    ------------------------------------------------
    Michael Peist, Vice President


                                                                Credit Agreement

      Signature Page to that certain Credit Agreement dated as of the date first set forth above, among ACC Acquisition Co. (including it successor by merger, American Cellular Corporation), as Borrower, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.


                                                                Credit Agreement

                                   EXHIBIT A-1
                              FORM OF REVOLVER NOTE

$_____________                                             ____________ __, ____

      FOR VALUE RECEIVED, the undersigned, ACC ACQUISITION CO. (including its successor by merger, American Cellular Corporation) ("Borrower"), hereby promises to pay to the order of ______________________ ("Lender"), at the offices of BANK OF AMERICA, N.A., as Administrative Agent for Lender and others as hereinafter described, on the Termination Date for the Revolver Facility, the lesser of (a) $_______________ and (b) the aggregate Revolver Principal Debt disbursed by Lender to Borrower and outstanding and unpaid on the Termination Date for the Revolver Facility (together with accrued and unpaid interest thereon).

      This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among Borrower, ACC Acquisition LLC, Administrative Agent, and Lender and other lenders and Agents party thereto, and is one of the "Revolver Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 3.9 of the Credit Agreement for usury savings provisions.

      THIS NOTE AND THE OTHER LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular
                                            Corporation)


                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________


                                                                     Exhibit A-1

                                   EXHIBIT A-2
                            FORM OF TERM LOAN A NOTE

$_____________                                             ____________ __, ____

      FOR VALUE RECEIVED, the undersigned, ACC ACQUISITION CO. (including its successor by merger, American Cellular Corporation) ("Borrower"), hereby promises to pay to the order of ______________________ ("Lender"), at the offices of BANK OF AMERICA, N.A., as Administrative Agent for Lender and others as hereinafter described, on the Termination Date for the Term Loan A Facility, the lesser of (a) $_______________ and (b) the aggregate Term Loan A Principal Debt owed by Borrower to Lender pursuant to the Loan Documents (together with accrued and unpaid interest thereon) at such interest rates, on such dates, and in such amounts as are specified in the Credit Agreement (hereinafter defined).

      This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among Borrower, ACC Acquisition LLC, Administrative Agent, and Lender and other lenders and Agents party thereto, and is one of the "Term Loan A Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 3.9 of the Credit Agreement for usury savings provisions.

      THIS NOTE AND THE OTHER LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)


                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________


                                                                     Exhibit A-2

                                   EXHIBIT A-3
                            FORM OF TERM LOAN B NOTE

$_____________                                             ____________ __, ____

      FOR VALUE RECEIVED, the undersigned, ACC ACQUISITION CO. (including its successor by merger, American Cellular Corporation) ("Borrower"), hereby promises to pay to the order of ______________________ ("Lender"), at the offices of BANK OF AMERICA, N.A., as Administrative Agent for Lender and others as hereinafter described, on the Termination Date for the Term Loan B Facility, the lesser of (a) $_______________ and (b) the aggregate Term Loan B Principal Debt owed by Borrower to Lender pursuant to the Loan Documents (together with accrued and unpaid interest thereon) at such interest rates, on such dates, and in such amounts as are specified in the Credit Agreement (hereinafter defined).

      This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among Borrower, ACC Acquisition LLC, Administrative Agent, and Lender and other lenders and Agents party thereto, and is one of the "Term Loan B Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 3.9 of the Credit Agreement for usury savings provisions.

      THIS NOTE AND THE OTHER LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)


                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________


                                                                     Exhibit A-3

                                   EXHIBIT A-4
                            FORM OF TERM LOAN C NOTE

$_____________                                             ____________ __, ____

      FOR VALUE RECEIVED, the undersigned, ACC ACQUISITION CO. (including its successor by merger, American Cellular Corporation) ("Borrower"), hereby promises to pay to the order of ______________________ ("Lender"), at the offices of BANK OF AMERICA, N.A., as Administrative Agent for Lender and others as hereinafter described, on the Termination Date for the Term Loan C Facility, the lesser of (a) $_______________ and (b) the aggregate Term Loan C Principal Debt owed by Borrower to Lender pursuant to the Loan Documents (together with accrued and unpaid interest thereon) at such interest rates, on such dates, and in such amounts as are specified in the Credit Agreement (hereinafter defined).

      This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among Borrower, ACC Acquisition LLC, Administrative Agent, and Lender and other lenders and Agents party thereto, and is one of the "Term Loan C Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 3.9 of the Credit Agreement for usury savings provisions.

      THIS NOTE AND THE OTHER LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)


                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________


                                                                     Exhibit A-4

                                   EXHIBIT A-5
                             FORM OF SWING LINE NOTE

$_____________                                             ____________ __, ____

      FOR VALUE RECEIVED, the undersigned, ACC ACQUISITION CO. (including its successor by merger, American Cellular Corporation) ("Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. ("Lender"), the lesser of
(i) $ and (ii) the Swing Line Principal Debt disbursed by Lender to Borrower (together with accrued and unpaid interest thereon) at such interest rates, on such dates, and in such amounts as are specified in the Credit Agreement (hereinafter defined).

      This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among Borrower, ACC Acquisition LLC, Administrative Agent, and Lender and other lenders and Agents party thereto, and is the "Swing Line Note" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 3.9 of the Credit Agreement for usury savings provisions.

      THIS NOTE AND THE OTHER LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION HEREOF.

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)


                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________


                                                                     Exhibit A-5

                                          EXHIBIT B-1

                                   FORM OF BORROWING NOTICE
                                   ------------------------
                                (American Cellular Corporation)

                                    -------------- --, ----

Bank of America, N.A.
        as Administrative Agent for the
        Lenders as defined in the Credit
        Agreement referred to below
Bank of America Plaza, 14th Floor
901 Main Street
Dallas, TX   75202
Attn:   Judy Schneidmiller
Fax:     214-209-2118

        Reference is made to the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among ACC Acquisition Co. (including its successor by merger, American Cellular Corporation) ("Borrower"), ACC Acquisition LLC, as Parent, Bank of America, N.A., as Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Borrower hereby gives you notice pursuant to the Credit Agreement that it requests a Borrowing (other than a Swing Line Borrowing) under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

                                                ------------------------------------------------------
                                                                        Term        Term        Term
                                                         Revolver      Loan A      Loan B      Loan C
                                                         Facility     Facility    Facility    Facility
                                                ------------------------------------------------------
(A) Specify (with an "X") if Borrowing is
    under Revolver Facility, Term Loan A
    Facility, Term Loan B Facility, or Term
    Loan C Facility.                            (A)      ________     ________    ________    ________

(B) Borrowing Date of Borrowing (1)             (B)      ________     ________    ________    ________

(C) Amount of Borrowing (2)                     (C)      ________     ________    ________    ________

(D) Type of Borrowing (3)                       (D)      ________     ________    ________    ________

(E) For a Eurodollar Rate Borrowing, the
    Interest Period and the last day the
    last day thereof (4)                        (E)      ________     ________    ________    ________
                                                ------------------------------------------------------

      Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Borrowing:

            (a) The requested Borrowing will not cause the Principal Debt to exceed the Total Commitment; if the Borrowing is a Borrowing under the Revolver Facility, the Borrowing will not


                                                                     Exhibit B-1
      cause the Revolver Commitment Usage to exceed the Revolver Commitment; if the Borrowing is a Borrowing under the Term Loan Facilities, such Borrowing will not (i) cause the Term Principal Debt to exceed the sum of the aggregate commitments for the Term Loan Facilities, or (ii) cause the Term Principal Debt under the applicable Term Loan Facility to exceed the aggregate commitments of Lenders for such Term Loan Facility;

            (b) All of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Documents and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Required Lenders);

            (c) $_________________ of the requested Borrowings is to be used for _________________; $____________________________ is to be used for
      __________________________; and $_________________ is to be used for
      _________________;

            (d) No change which would reasonably be expected to be a Material Adverse Event has occurred in the financial conditions, operations, or businesses of the Companies since the date of the quarterly and audited annual financial statements most recently delivered by Borrower and Parent to Lenders pursuant to Sections 7.1, 9.3(a), or 9.3(b) of the Credit Agreement;

            (e) If all or part of the requested Borrowing will be used to finance a Distribution, Borrower has complied with and delivered (or shall comply with and deliver on or prior to the date of the requested Borrowing) the items required by Section 7.3(g).

            (f) If all or part of the requested Borrowing will be used to finance an Acquisition, Borrower has complied with and delivered (or shall comply with and deliver on or prior to the date of the requested Borrowing) the items required by Section 7.2 and Schedule 7.2;

            (g) Borrower has complied with and delivered (or shall comply with and deliver on or prior to the date of the requested Borrowing) the items required by Section 7.3(h); and

            (h) No Default or Potential Default has occurred and is continuing or will arise after giving effect to the requested Borrowing.

                           Very truly yours,

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)


                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________


                                                                     Exhibit B-1

Rate:____________________
Confirmed by:____________

(1) For any Borrowing under the Revolver Facility, must be a Business Day occurring prior to the Termination Date for the Revolver Facility and be at least (a) three Business Days following receipt by Administrative Agent of this Borrowing Notice for any Eurodollar Rate Borrowing, and (b) one Business Day following receipt by Administrative Agent of this Borrowing Notice for any Base Rate Borrowing. For any Borrowing under any Term Facility, must be the Closing Date.
(2) Not less than $7,000,000 or an integral multiple of $1,000,000 if a Eurodollar Rate Borrowing under the Revolver Facility or $3,000,000 or an integral multiple of $100,000 if a Base Rate Borrowing under the Revolver Facility.
(3)   Eurodollar Rate Borrowing or Base Rate Borrowing.
(4) 1, 2, 3, or 6 months; in no event may the Interest Period for any Facility end after the Termination Date for that Facility.


                                                                     Exhibit B-1

                                   EXHIBIT B-2

                            FORM OF CONVERSION NOTICE
                         (American Cellular Corporation)

                             ______________ __, ____

Bank of America, N.A.
        as Administrative Agent for the
        Lenders as defined in the Credit
        Agreement referred to below
Bank of America Plaza, 14th Floor
901 Main Street
Dallas, TX 75202
Attn: Judy Schneidmiller
Fax: 214-209-2118

      Reference is made to the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among ACC Acquisition Co. (including its successor by merger, American Cellular Corporation) ("Borrower"), ACC Acquisition LLC, as Parent, Bank of America, N.A., as Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Borrower hereby gives you notice pursuant to Section 3.11 of the Credit Agreement that it elects to convert a Borrowing under the Credit Agreement from one Type to another Type or elects a new Interest Period for a Eurodollar Rate Borrowing, and in that connection sets forth below the terms on which such election is requested to be made:

                                                  ------------------------------------------------------
                                                                          Term        Term        Term
                                                           Revolver      Loan A      Loan B      Loan C
                                                           Facility     Facility    Facility    Facility
                                                  ------------------------------------------------------
(A)     Specify (with an "X") if Borrowing is
        under Revolver Facility, Term Loan A
        Facility, Term Loan B Facility, or Term
        Loan C Facility.                           (A)      ________     ________    ________    ________

(B)     Date of conversion or last day of
        applicable Interest Period(1)              (B)      ________     ________    ________    ________

(C)     Principal amount of existing Borrowing
        being converted or continued(2)            (C)      ________     ________    ________    ________

(D)     New Type of Borrowing selected (or Type
        of Borrowing continued)(3)                 (D)      ________     ________    ________    ________

(E)     For conversion to, or continuation of, a
        Eurodollar Rate Borrowing, Interest
        Period and the last day thereof(4)         (E)      ________     ________    ________    ________
                                                   ------------------------------------------------------


                                                                     Exhibit B-2

      As of the date hereof and of the requested Conversion, no Default or Potential Default has occurred and is continuing.

      On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to _________________________.

                           Very truly yours,

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)

                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________

Rate:__________________

Confirmed by:__________

(1) Must be a Business Day at least (a) three Business Days following receipt by Administrative Agent of this Conversion Notice for any conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period, and (b) one Business Day following receipt by Administrative Agent of this Conversion Notice for a conversion from a Eurodollar Rate Borrowing to a Base Rate Borrowing.
(2) Not less than $7,000,000 or a greater integral multiple of $1,000,000 or such lesser amount as may be outstanding under any Facility (if a Eurodollar Rate Borrowing).
(3)   Eurodollar Rate Borrowing or Base Rate Borrowing.
(4) 1, 2, 3, or 6 months; in no event may the Interest Period for any Facility end after the Termination Date for that Facility.


                                                                     Exhibit B-2

                                   EXHIBIT B-3

                               FORM OF LC REQUEST
                         (American Cellular Corporation)

                             ______________ __, ____

Bank of America, N.A.
        as Administrative Agent for the
        Lenders as defined in the Credit
        Agreement referred to below
Bank of America Plaza, 14th Floor
901 Main Street
Dallas, TX 75202
Attn: Judy Schneidmiller
Fax: 214-209-2118

      Reference is made to the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among ACC Acquisition Co. (including its successor by merger, American Cellular Corporation) ("Borrower"), ACC Acquisition LLC, as Parent, Bank of America, N.A., as Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Borrower hereby gives you notice pursuant to Section 2.5(a) of the Credit Agreement that it requests the issuance of an LC under the LC Subfacility, and in that connection sets forth below the terms on which such LC is requested to be issued:

(A)     Face amount of the LC (1)                     __________________________
(B)     Date on which the LC is to be issued (2)            ____________________
(C)     Expiration date of the LC (3)                       ____________________

      Accompanying this notice is a duly executed and properly completed LC Agreement in the form requested by Administrative Agent, together with the payment of any LC Fees due and payable pursuant to Section 5.4 of the Credit Agreement.

      Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date specified herein for issuance of the LC, after giving effect to the issuance of such LC:

            (a) the issuance of the requested LC will not cause the Revolver Commitment Usage to exceed the Revolver Commitment;

            (b) the issuance of the requested LC will not cause the LC Exposure to exceed $50,000,000;


                                                                     Exhibit B-3

            (c) all of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions permitted by the Loan Documents and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Required Lenders);

            (d) No change which would reasonably be expected to be a Material Adverse Event has occurred in the financial conditions, operations, or businesses of the Companies since the date of the quarterly and audited annual financial statements most recently delivered by Borrower and Parent to Lenders pursuant to Sections 7.1, 9.3(a), or 9.3(b) of the Credit Agreement;

            (e) no Default or Potential Default has occurred and is continuing or will arise after giving effect to the requested LC.

                           Very truly yours,

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)

                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________

Rate:____________________
Confirmed by:_______________________

      (1) Amount of requested LC plus the LC Exposure shall not exceed $50,000,000 (as the maximum amount of such LC Subfacility may be reduced or canceled in accordance with the Loan Documents).
      (2) Must be a Business Day at least three Business Days following receipt by Administrative Agent of this LC Request.
      (3) Not later than the earlier of one year from the date of issuance or 30 days prior to the Termination Date for the Revolver Facility.


                                                                     Exhibit B-3

                                    EXHIBIT C

                                FORM OF GUARANTY

      THIS GUARANTY is executed as of , 2000, [jointly and severally] by the undersigned ([each a] "Guarantor" [and collectively the "Guarantors"]), for the benefit of BANK OF AMERICA, N.A., a national banking association (in its capacity as Administrative Agent for the benefit of Lenders).

                                    RECITALS

      A. ACC Acquisition Co., (including its successor by merger, American Cellular Corporation) ("Borrower"), ACC Acquisition LLC, as Parent, Bank of America, N.A., as Administrative Agent (including its permitted successors and assigns in such capacity, "Administrative Agent"), and Lenders now or hereafter party to the Credit Agreement (including their respective permitted successors and assigns, "Lenders") have entered into a Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement");

      B. Provisions of the Credit Agreement permit Guarantor[s] to directly or indirectly receive proceeds of Borrowings made pursuant thereto; and

      C. This Guaranty is integral to the transactions contemplated by the Loan Documents and the execution and delivery hereof, is a condition precedent to Lenders' obligations to extend credit under the Loan Documents.

      ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, [each] Guarantor[, jointly and severally,] guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) as follows:

      1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this
Guaranty:

      Borrower means Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

      Credit Agreement is defined in the recitals to this Guaranty.

      Guaranteed Debt means, collectively, (a) the Obligation and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, [any] Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of ss.ss. 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-

----------
Bracketed provisions included to reflect variations for use in single-Guarantor or multi-Guarantor Guaranties.


                                                                       Exhibit C
petition interest in any proceeding under Debtor Relief Laws to which Borrower or [any] Guarantor becomes subject).

      Guarantor [and Guarantors] is defined in the preamble to this Guaranty.

      Lender means, individually, or Lenders means, collectively, on any date of determination, Administrative Agent and Lenders and their permitted successors and assigns.

      Subordinated Debt means[, for each Guarantor,] all present and future obligations of any Company to [such] Guarantor, whether those obligations are
(a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to [such] Guarantor, (c) held by or are to be held by [such] Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

      2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of [any] Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, all commitments to extend any credit under the Loan Documents have terminated, all LCs have expired or been terminated, and all Financial Hedges with any Lender or Affiliate of any Lender have expired. [No] Guarantor may [not] rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantor[s], Lenders, and Administrative Agent that the amount of the Guaranteed Debt guaranteed by Guarantor[s] by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to Guarantor[s]. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by [any] Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render [such] Guarantor's obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state Law.

      3. CONSIDERATION. [Each] Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

      4. CUMULATIVE RIGHTS. If [any] Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of Administrative Agent or Lenders under this Guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against [any] Guarantor. The exercise by Administrative Agent or Lenders of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

      5. PAYMENT UPON DEMAND. If a Default exists, [each] Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to [any] Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders; provided that, if a Default exists and Administrative Agent or Lenders cannot, for any reason, accelerate the Obligation, then the Guaranteed Debt shall be, as among Guarantor[s], Administrative Agent, and Lenders, a fully matured, due, and payable obligation of Guarantor[s],


                                                                       Exhibit C
to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by [any] Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt or to enforce Rights against any Collateral securing any Guaranteed Debt.

      6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Upon the occurrence and during the continuation of a Default, each Guarantor agrees not to accept any payment of any Subordinated Debt from any Company. If [any] Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, [such] Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

      7. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt, the termination of the Obligation of Lenders to extend credit under the Loan Documents, and expiration of all Financial Hedges between any Company and any Lender or any Affiliate of any Lender, (a) [no] Guarantor may [not] assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any Collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Debt or any Guarantor of it, (b) [each] Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common Law, or otherwise), and (c) [each] Guarantor defers the benefit of, and subordinates any Right to participate in, any Collateral or other security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

      8. NO RELEASE. Guarantor's[s'] obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any Collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation, except for any final release resulting from payment in full of such Obligation;
(d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Administrative Agent or any Lender to notify [any] Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower; it being understood that neither Administrative Agent nor any Lender is required to give [any] Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to [any] Guarantor by Law or elsewhere in this Guaranty;
(i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it


                                                                       Exhibit C
exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of the Obligation to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

      9. WAIVERS. By execution hereof, [each] Guarantor acknowledges and agrees to the waivers set forth in Section 11.2 of the Credit Agreement. To the maximum extent lawful, [each] Guarantor waives all Rights by which it might be entitled to require suit on an accrued Right of action in respect of any Guaranteed Debt or require suit against Borrower or others.

      10. LOAN DOCUMENTS. By execution hereof, [each] Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to Guarantor[s] by their terms and shall be imposed upon Guarantor[s], and [each] Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, [each] Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Administrative Agent and Lenders. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantor[s] under this Guaranty.

      11. RELIANCE AND DUTY TO REMAIN INFORMED. [Each] Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. [Each] Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. [Each] Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party or any Collateral securing any Guaranteed Debt.

      12. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed
Debt) of Borrower or any other obligor against Administrative Agent or any Lender or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

      13. COMMUNICATIONS ACT. Notwithstanding any other provision of this Guaranty, any action taken or proposed to be taken by Administrative Agent or any Lender under this Guaranty which would affect the operational, voting, or other control of Borrower or [any] Guarantor, shall be pursuant to Section 310(d) of the Communications Act of 1934 (as amended), applicable state Law, and the applicable


                                                                       Exhibit C
rules and regulations thereunder, and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

      14. INSOLVENCY OF GUARANTOR. Should [any] Guarantor become insolvent, or fail to pay [such] Guarantor's debts generally as they become due, or voluntarily seek, consent to, or acquiesce in, the benefit or benefits of any Debtor Relief Law (other than as a creditor or claimant), or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted hereunder, then, in any such event, the Guaranteed Debt shall be, as among [such] Guarantor, Administrative Agent and Lenders, a fully matured, due, and payable obligation of [such] Guarantor to Administrative Agent and Lenders (without regard to whether Borrower is then in default under the Loan Documents or whether the Obligation, or any part thereof, is then due and owing by Borrower to any Lender), payable in full by [such] Guarantor to Lenders upon demand, and the amount thereof so payable shall be the estimated amount owing in respect of the contingent claim created hereunder.

      15. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of Sections 1 and 13 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

      16. NOTICES. For purposes of Section 13.3 of the Credit Agreement, [each] Guarantor's address and telecopy number are as set forth next to [such] Guarantor's signature on the signature page hereof.

      17. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 13.11 of the Credit Agreement.

      18. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, [no] Guarantor is [not] required to inquire about any such agreement or is subject to any of its terms unless [such] Guarantor specifically joins such agreement Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of such agreement.

      19. PARTIES. This Guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantor[s] and [its] [their respective] successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Administrative Agent and Lenders under this Guaranty may be


                                                                       Exhibit C
transferred with any assignment of the Guaranteed Debt pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

                     Remainder of Page Intentionally Blank.
                          Signature Page(s) to Follow.


                                                                       Exhibit C

      EXECUTED as of the date first stated in this Guaranty.

                                            GUARANTOR[S]:

Address:    ____________________            ____________________________________
            ____________________
            ____________________


                                               By:______________________________
                                                      Name:_____________________
Telephone:__________________                   Title:___________________________
Facsimile:__________________


                                    Guaranty
                                 Signature Page

                                    EXHIBIT D

               FORM OF PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT

      THIS PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT (this "Security Agreement") is executed as of , 2000, [jointly and severally] by the undersigned ([each a] "Debtor" [and collectively, the "Debtors"]), whose address is , and BANK OF AMERICA, N.A., a national banking association, (in its capacity as "Administrative Agent" for Lenders (defined below)), as "Secured Party," whose address is 901 Main Street, 64th Floor, Dallas, Texas 75202.

                                    RECITALS

      A. ACC Acquisition Co., (including its successor by merger, American Cellular Corporation) ("Borrower"), ACC Acquisition LLC, as Parent, Bank of America, N.A., as Administrative Agent (including its permitted successors and assigns in such capacity, "Administrative Agent"), and Lenders now or hereafter party to the Credit Agreement (including their respective permitted successors and assigns, the "Lenders") have entered into a Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement");

      B. This Security Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery thereof is a condition precedent to Lenders' obligations to extend credit under the Loan Documents.

      ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, [each] Debtor[, jointly and severally,] and Secured Party hereby agree as follows:

      1. REFERENCE TO CREDIT AGREEMENT. The terms, conditions, and provisions of the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as Lenders are obligated to lend under the Credit Agreement and thereafter until the Obligation is paid and performed in full.

      2. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

      Collateral has the meaning set forth in Paragraph 4.

      FCC Licenses means all Authorizations, licenses, and permits issued by the FCC to [any] Debtor.

----------
Bracketed provisions included to reflect variations for use in single-Debtor or multi-Debtor Security Agreements.


                                                                       Exhibit D

      Lender means, individually, or Lenders means, collectively, on any date of determination, Administrative Agent and Lenders and their permitted successors and assigns.

      Obligation means, collectively, (a) the "Obligation" as defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of Debtor[s] arising under this Security Agreement or Guaranty assuring payment of the Obligation. The Obligation shall include, without limitation, future, as well as existing, advances, indebtedness, liabilities, and obligations owed by Debtor[s] to Secured Party or to any Lender arising under the Loan Documents.

      Obligor means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

      Partnership means any partnership issuing a Partnership Interest.

      Pledged Securities means, collectively, the Pledged Shares, the Partnership Interests (whether or not a security), and any other Collateral constituting securities.

      Security Interest means the security interest granted and the pledge and assignment made under Paragraph 3.

      UCC means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

      3. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligation when due, [each] Debtor hereby grants to Secured Party a Security Interest in all of [such] Debtor's Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of [such] Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. The grant contained herein is intended to confer upon Secured Party all Rights that a secured creditor may obtain and that may be granted in the FCC Licenses under applicable Law as from time to time in effect. If the Law is subsequently changed or clarified, or if the FCC's interpretation of existing Law is changed, to permit or further permit the granting of such security interests in FCC Licenses, then [such] Debtor's FCC Licenses, whether now held or hereinafter acquired, shall automatically become subject to Secured Party's Security Interest to the maximum extent permitted by the Law as then in effect. In the meantime, the value of the Systems' and [such] Debtor's cellular telephone communication businesses as a going concern depends upon the holder of [such] Debtor's FCC Licenses also being the owner of the assets used or useful in the operation of the Systems and, if ownership of those assets is separated from the FCC Licenses, the FCC might, under currently applicable Law, cancel the FCC Licenses. Accordingly, [each] Debtor and Secured Party, in recognition of the unique nature of the FCC Licenses and the fact that the separation of the FCC Licenses from [such] Debtor's operating assets may prevent Lenders from adequately realizing the value of their Security Interests, have provided in Paragraph 9(b) for the appointment of a receiver upon a Default or Potential Default and for the assignment of the FCC Licenses in the event of the foreclosure hereunder, with the specific intention in each case that the physical assets used in connection with the Systems not be separated from the FCC Licenses. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly


                                                                       Exhibit D
prohibited by any contract, then the Security Interest created hereby nonetheless remains effective to the extent allowed by UCC ss. 9.318 or other applicable Law, but is otherwise limited by that prohibition.

      4. COLLATERAL. As used herein, the term "Collateral" means the following items and types of property now owned or in the future acquired by [any] Debtor:

            (a) All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, inventory, investment property, equipment, fixtures, other goods, minerals, money, and deposit accounts, wherever located, now owned or hereafter acquired by such Debtor, and any and all present and future Tax refunds of any kind whatsoever to which any Debtor is now or shall hereafter become entitled.

            (b) All present and future issued and outstanding stock, equity, membership interests, limited liability company interests, or other investment securities of each Subsidiary now owned or hereafter acquired by such Debtor, including, without limitation, all capital stock of the Subsidiaries of [such] Debtor as more particularly listed on Annex B [for such Debtor], together with all Distributions with respect thereto or other property in exchange therefor, all cash and noncash proceeds thereof, and any securities issued in substitution or replacement thereof (collectively, the "Pledged Shares").

            (c) All Rights, titles, and interests of such Debtor in and to all promissory notes and other instruments payable to such Debtor, now or hereafter existing, including, without limitation, all inter-company notes or notes from Subsidiaries as listed on Annex B [for such Debtor] (collectively, the "Collateral Notes"), all Rights titles, interests, and Liens such Debtor may have, be or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes as listed on Annex B [for such Debtor] (the "Collateral Note Security") in, to, and under all other loan and collateral documents relating to such instruments.

            (d) All present and future Rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by such Debtor in any partnership or joint venture, including, without limitation, the partnerships listed on Annex B [for such Debtor], together with all Distributions with respect thereto or other property in exchange therefor, all cash and noncash proceeds thereof, and any securities issued in substitution or replacement thereof (collectively, the "Partnership Interests").

            (e) All present and future Rights, titles, interests, and Liens (but none of the obligations) now owned or hereafter acquired by such Debtor, as lessee or landlord, in and to each lease covering real property or any interest therein, and equipment or other personal property or any interest therein (each such lease herein called an "Assigned Lease").

            (f) Substantially all of the real estate now owned or hereafter acquired by such Debtor, together with all improvements thereon and fixtures attached thereto.

            (g) The balance of every deposit account of such Debtor and any other claim of such Debtor against any depository, now or hereafter existing, whether liquidated or unliquidated,


                                                                       Exhibit D
      including, without limitation, certificates of deposit and other deposit instruments and the escrow deposit under the American Merger Agreement (if any)] (collectively, the "Deposit Accounts").

            (h) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by such Debtor (collectively, the "Vehicles").

            (i) All present and future Rights, awards, and judgments to which such Debtor is entitled under any Litigation (whether arising in equity, contract, or tort) now existing or hereafter arising.

            (j) All present and future Rights (including, without limitation, the Right to sue for past, present, or future infringements), titles, and interests of such Debtor in and to all trademark applications, trademarks, corporate names, company names, tradenames, business names, fictitious business names, tradestyles, service marks, logos, other source of business identifiers, copyrights, designs, Rights or licenses to use any trademarks, and all registrations and recordings thereof, including, without limitation, such Debtor's trademarks listed on Annex B [for such Debtor] (collectively, the "Trademarks"), and the goodwill of each business to which each Trademark relates.

            (k) All present and future Rights (including, without limitation, the Right to sue for past, present, and future infringements), titles, and interests of such Debtor in and to all patents, patent applications, utility models, industrial models, designs, and any other forms of industrial intellectual property, including all grants, applications, reissues, continuations, and divisions with respect thereto and any Rights to use, manufacture, or sell any patent, including, without limitation, the patents listed on Annex B [for such Debtor] (collectively, the "Patents").

            (l) All Authorizations, licenses, and permits issued by the FCC or any PUC, to the extent that the grant of a security interest in any such license or permit does not result in the forfeiture of, or default under, any such license or permit, and the Right of such Debtor to apply to the FCC for approval of transfers of licenses issued by the FCC.

            (m) All proceeds of any sale or other disposition of any Authorization, license, or permit issued by the FCC or any PUC, whether or not any such license or permit may lawfully be included as Collateral and whether or not the grant of a security interest in any such Authorization, license, or permit is otherwise prohibited.

            (n) All present and future increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above.

            (o) All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims


                                                                       Exhibit D
      against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral described above in this clause or otherwise.

            (p) All present and future security for the payment to any Company of any of the Collateral described above and goods which gave or will give rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

Notwithstanding the foregoing, the Collateral shall not include (i) leases with third parties for retail space, (ii) cellular transmission towers, (iii) such Debtor's Rights in and to the Laredo Joint Venture, or (iv) such Debtor's Rights in and to Alton CellTelCo Partnership (until the conditions set forth in Item 3 of Schedule 7.1A to the Credit Agreement have been met). [The description of the Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement. Furthermore, notwithstanding any contrary provision, [each] Debtor agrees that, if, but for the application of this paragraph, granting a Security Interest in the Collateral would constitute a fraudulent conveyance under 11 U.S.C. ss. 548 or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar Law in effect from time to time (each a "fraudulent conveyance"), then the Security Interest remains enforceable to the maximum extent possible without causing such Security Interest to be a fraudulent conveyance, and this Security Agreement is automatically amended to carry out the intent of this paragraph.] [Bracketed language to be included in all Security Agreements other than the Security Agreement for Borrower.]

      5. REPRESENTATIONS AND WARRANTIES. [Each] Debtor represents and warrants to Secured Party that:

            (a) Credit Agreement. Certain representations and warranties in the Credit Agreement are applicable by their terms to it or its assets or operations, and each such representation and warranty is true and correct.

            (b) Binding Obligation. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against [such] Debtor. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements, once those Financing Statements have been properly filed in the jurisdictions described on Annex A [for such Debtor], the Security Interest in that Collateral will be fully perfected. Once perfected and, in the case of investment property or instruments, upon possession or "control" (within the meaning of Sections 8-106 and 9-115 of the UCC) by Secured Party, the Security Interest will constitute a first-priority Lien on the Collateral, subject only to Permitted Liens. The creation of the Security Interest does not require the consent of any Person that has not been obtained.

            (c) Location. [Such] Debtor's place of business and chief executive office is where [such] Debtor is entitled to receive notices hereunder; the present and foreseeable location of [such] Debtor's books and records concerning any of the Collateral that is accounts is as set forth on Annex A [for such Debtor], and the location of all other Collateral, including, without limitation, [such] Debtor's inventory and equipment, but excluding cellular transmission towers, is as set forth on Annex A [for such Debtor] (but the failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral); and, except as noted on Annex A [for such Debtor], all such books, records, and Collateral are in [such] Debtor's possession.


                                                                       Exhibit D

            (d) Fixtures. The Collateral that is or may be fixtures is located on or affixed to the real property described on Annex A [for such Debtor] (but the failure of such description to be accurate or complete shall not impair, as between Debtor and Secured Party, the Security Interest in such Collateral).

            (e) Securities. All Collateral that is Pledged Securities is duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate Laws. The Pledged Shares constitute 100% of the issued and outstanding common stock or other equity interests of each Subsidiary owned by [such] Debtor. [Such] Debtor has good title to the securities, free and clear of all Liens and encumbrances thereon (except for the Security Interest created hereby), and has delivered to Secured Party all stock certificates, promissory notes, bonds, debentures, or other instruments or documents representing or evidencing the securities, together with corresponding assignment or transfer powers duly executed in blank by [such] Debtor, and such powers have been duly and validly executed and are binding and enforceable against [such] Debtor in accordance with their terms; and the pledge of the securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the securities securing payment of the Obligation.

            (f) Partnerships and Partnership Interests. Each Partnership issuing a Partnership Interest is duly organized, currently existing, and in good standing under all applicable Laws; there have been no amendments, modifications, or supplements to any agreement or certificate creating any Partnership or any material contract relating to the Partnerships, of which Secured Party has not been advised in writing and except as may be otherwise disclosed to Secured Party on Schedules to the Credit Agreement; no default has occurred under the terms of any contract relating to any Partnership which default could reasonably be expected to be a Material Adverse Event; and no approval or consent of the partners of any Partnership is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by [such] Debtor. Except as may be otherwise disclosed to Secured Party on Schedules to the Credit Agreement, [such] Debtor has good title to the Partnership Interests free and clear of all Liens and encumbrances (except for the Security Interest granted hereby). The Partnership Interests are validly issued and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable partnership agreements, the Credit Agreement, or applicable securities Laws. All capital contributions required to be made by the terms of the partnership agreements for each Partnership have been made.

            (g) Governmental Authority. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by [such] Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by [such] Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally and in connection with the transfer of control of FCC Licenses).

            (h) Accounts. All Collateral that is accounts, contract Rights, chattel paper, instruments, or general intangibles is free from any claim for credit, deduction, or allowance of an Obligor and


                                                                       Exhibit D
      there are no defenses, disputes, setoffs, or counterclaims, and there are no extensions or indulgences with respect thereto, other than accounts receivable that are disputed, subject to setoff, counterclaim, or extensions ("disputed accounts receivable"), which disputed accounts receivable do not exceed $3,000,000 on any date of determination.

            (i) Instruments, Chattel Paper, Collateral Notes, and Collateral Note Security. All instruments and chattel paper, including, without limitation, the Collateral Notes, have been delivered to Secured Party, together with corresponding endorsements duly executed by [such] Debtor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against [such] Debtor in accordance with their terms. Each Collateral Note and the documents evidencing the Collateral Note Security are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which Secured Party has not been advised in writing; and no default or potential default has occurred and is continuing under any such Collateral Note or documents evidencing the Collateral Note Security, except as disclosed on Annex C [for such Debtor].

            (j) Assigned Leases. All Collateral that is an Assigned Lease is in full force and effect; [such] Debtor is in possession of the property covered by each such Assigned Lease; and no default or potential default exists under any such Assigned Lease.

            (k) Maintenance of Collateral. All tangible Collateral which is useful in and necessary to [such] Debtor's business is in good repair and condition, ordinary wear and tear excepted, and none thereof is a fixture except as specifically referred to herein in Paragraph 5(d).

            (l) Liens. [Such] Debtor owns all presently existing Collateral, and will acquire all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens.

            (m) Deposit Accounts. With respect to the material Deposit Accounts,
      (i) [such] Debtor maintains each such Deposit Account with the banks listed on Annex D [for such Debtor], (ii) [such] Debtor has the legal Right to pledge and assign to Secured Party the funds deposited and to be deposited in each such Deposit Account, and (iii) the Deposit Accounts listed on Annex D [for such Debtor] represent all material bank accounts of [such] Debtor, including without limitation, all material operating accounts of [such] Debtor, and all certificates of deposit or other deposit instruments of [such] Debtor.

The foregoing representations and warranties will be true and correct in all material respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by [each] Debtor.

      The failure of any of these representations or warranties to be accurate and complete does not invalidate the Security Interest in any Collateral.

      6. COVENANTS. So long as Lenders are committed to extend credit to Borrower or [any] Debtor under the Credit Agreement and until the Obligation is paid and performed in full, [each] Debtor covenants and agrees with Secured Party that [such] Debtor will:


                                                                       Exhibit D

            (a) Credit Agreement. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 11.12 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTION 13.10 OF THE CREDIT AGREEMENT.

            (b) Record of Collateral. Maintain, at the place where [such] Debtor is entitled to receive notices under the Loan Documents, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records, and furnish to Secured Party, at such intervals as Secured Party may reasonably request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral.

            (c) Perform Obligations. Fully perform all of [such] Debtor's duties under and in connection with each transaction to which the Collateral, or any part thereof, relates, so that the amounts thereof shall actually become payable in their entirety to Secured Party.

            (d) Notices. (i) Except as may be otherwise expressly permitted under the terms of the Credit Agreement, promptly notify Secured Party of
      (A) any change in any fact or circumstances represented or warranted by [such] Debtor with respect to any of the Collateral or Obligation, (B) any claim, action, or proceeding affecting title to all or any of the Collateral or the Security Interest and, at the request of Secured Party, appear in and defend, at [such] Debtor's expense, any such action or proceeding, (C) any material change in the nature of the Collateral, (D) any material damage to or loss of Collateral, and (E) the occurrence of any other event or condition (including without limitation matters as to Lien priority) that could have a material adverse effect on the Collateral (taken as a whole) or the Security Interest created hereunder; and (ii) give Secured Party 30 days written notice before any proposed (A) relocation of its principal place of business or chief executive office,
      (B) change of its name, identity, or corporate structure, (C) relocation of the place where its books and records concerning its accounts are kept, and (D) relocation of any Collateral (other than delivery of inventory in the ordinary course of business to third party contractors for processing and sales of inventory in the ordinary course of business or as permitted by the Credit Agreement) to a location not described on the attached Annex A [for such Debtor]. Prior to making any of the changes contemplated in clause (ii) preceding, [ such] Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party, in its sole discretion, may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral.

            (e) Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor[s]) for Secured Party all Collateral that is chattel paper, instruments, Collateral Notes, Pledged Securities, or documents at any time received by [such] Debtor, and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit [such] Debtor to so retain) permits [such] Debtor to retain the same, but any chattel paper, instruments, Collateral Notes, or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall


                                                                       Exhibit D
      be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

            (f) Further Assurances. At [such] Debtor's expense and Secured Party's request, before or after a Default or Potential Default, (i) file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any Governmental Authority to Secured Party's Rights hereunder, including, without limitation, the Right to sell all the Collateral upon a Default without additional consent or approval from such Governmental Authority (and, because [such] Debtor agrees that Secured Party's remedies at Law for failure of [such] Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, [such] Debtor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (iii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests, including, without limitation, any filing fee required in connection with any procedure hereafter developed for the recordation or registration of Liens or security interests in FCC Licenses.

            (g) Fixtures. For any Collateral that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, furnish Secured Party, upon reasonable demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.

            (h) Encumbrances. [No] Debtor shall [not] create, permit, or suffer to exist, and [each Debtor] shall defend the Collateral against, any Lien or other encumbrance on the Collateral, and shall defend [such] Debtor's Rights in the Collateral and Secured Party's Security Interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Permitted Liens. [No] Debtor shall do [nothing] [anything] to impair the Rights of Secured Party in the Collateral.

            (i) Estoppel and Other Agreements and Matters. Upon the reasonable request of Administrative Agent, either (i) use commercially reasonable efforts to cause the landlord or lessor for each location where any of its inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel, or (ii) deliver to Secured Party a legal opinion or other evidence (in each case that is reasonably satisfactory to Secured Party and it counsel) that neither the applicable lease nor the Laws of the jurisdiction in which that location is situated provide for contractual, common Law, or statutory landlord's Liens that is senior to or pari passu with the Security Interest.

            (j) Certificates of Title. Upon the request of Secured Party, if certificates of title are issued or outstanding with respect to any of the Vehicles or other Collateral, cause the Security Interest to be properly noted thereon.


                                                                       Exhibit D

            (k) Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon nor affix or install any accessories, equipment, or device on the Collateral or on any component thereof if such addition will impair the original intended function or use of the Collateral or such component.

            (l) Modifications to Agreements. Not modify or substitute, or permit the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security or contract to which any of the Collateral which is accounts relates, nor extend or grant indulgences regarding any account which is Collateral, other than such modifications or indulgences as are reasonable and customary in the industry in which [such] Debtor is engaged.

            (m) Securities. Except as permitted by the Credit Agreement, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Shares; not permit any issuer of any Pledged Shares to issue any additional shares of stock or other securities in addition to or in substitution for the Pledged Shares, except issuances to Debtor[s] on terms acceptable to Secured Party; cause any company whose shares or securities constitute Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledge Shares issued by such company, except to Debtor[s]; pledge hereunder, immediately upon [such] Debtor's acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of [such] Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Shares, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

            (n) Partnerships and Partnership Interests. (i) Promptly perform, observe, and otherwise comply with each and every covenant, agreement, requirement, and condition set forth in the contracts and agreements creating or relating to any Partnership; (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships in full force and effect and the Rights of [such] Debtor and Secured Party thereunder unimpaired; (iii) except as expressly permitted by the Credit Agreement not consent to any Partnership selling, leasing, or disposing of substantially all of its assets in a single transaction or a series of transactions; (iv) notify Secured Party of the occurrence of any default under any contract or agreement creating or relating to the Partnerships;
      (v) not consent to the material amendment or modification, or any surrender, impairment, forfeiture, cancellation, dissolution, or termination of any Partnership, or material agreement relating thereto;
      (vi) except as permitted by the Credit Agreement, not transfer, sell, or assign any of the Partnership Interests or any part thereof; (vii) cause each Partnership to refrain from granting any partnership interests in addition to or in substitution for the Partnership Interests granted by the Partnerships, except to Debtor[s]; (viii) pledge hereunder, immediately upon [such] Debtor's acquisition (directly or indirectly) thereof, any and all additional Partnership Interests of any Partnership granted to Debtor[s] and any and all additional shares of stock or other securities of each; (ix) deliver to Secured Party a fully-executed Pledge Instruction, substantially in the form of Annex F, for each Partnership Interest, together with the General Partner's written consent thereto and an Initial Transaction Statement executed by the Managing General Partner of such Partnership; and (x) take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce


                                                                       Exhibit D
      its Security Interest in the Partnership Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

            (o) Depository Bank. With respect to any material Deposit Accounts,
      (i) maintain the Deposit Accounts at the banks (a "depository bank") described on Annex D [for such Debtor] or such additional depository banks as have complied with item (iv) hereof; (ii) within 60 days of the Closing Date, deliver to each depository bank a letter in the form of Annex E with respect to Secured Party's Rights in such Deposit Account and use its best efforts to obtain the execution of such letter by each depository bank;
      (iii) deliver to Secured Party all certificates or instruments, if any, now or hereafter representing or evidencing the Deposit Accounts, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party; and (iv) notify Secured Party prior to establishing any additional Deposit Accounts and, at the request of Secured Party, obtain from such depository bank an executed letter substantially in the form of Annex E and deliver the same to Secured Party.

            (p) Information. [Such] Debtor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and [such] Debtor as Secured Party may reasonably request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral.

      7. DEFAULT; REMEDIES. If a Default exists, Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all Rights available to a secured party under the UCC, in addition to any and all other Rights afforded by the Loan Documents, at Law, in equity, or otherwise, including, without limitation, (a) requiring [any] Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to [such] Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and [each] Debtor hereby consents to any such appointment), and (d) applying to the Obligation any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (defined in Section 8(g)). Notwithstanding the foregoing, Secured Party will not exercise any remedies against the assets of [such] Debtor unless it has given at least ten days written notification to [such] Debtor and to the FCC, to the extent such notice is required under 47 C.F.R. 22.937(f).

            (a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor[s] and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

            (b) Sales of Pledged Securities.

                  (i) [Each] Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the "Securities


                                                                       Exhibit D

            Act"), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by [such] Debtor, but not obligated, upon the occurrence and during the continuation of a Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. [Each] Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. [Each] Debtor agrees that any such private sale made under this Paragraph 7(b) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

                  (ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. [Each] Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Secured Party shall have the Right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of [such] Debtor of whatsoever kind, including any equity or Right of redemption of [such] Debtor. [Each] Debtor, to the extent permitted by applicable Law, hereby specifically waives all Rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

                  (iii) [Each] Debtor agrees that ten days' written notice from
            Secured Party to [such] Debtor of Secured Party's intention to make any such public or private sale or sale at a broker's board or on a securities exchange shall constitute "reasonable notification" within the meaning of Section 9-504(c) of the UCC. Such notice shall
            (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party


                                                                       Exhibit D
            may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

                  (iv) In case of any sale of all or any part of the Pledged
            Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at Law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (v) Without limiting the foregoing, or imposing upon Secured
            Party any obligations or duties not required by applicable Law, [each] Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers' receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process,
            (B) provide to prospective purchasers business and financial information regarding Debtor[s] or the Companies available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

            (c) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 7 in the following order: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Secured Party under Paragraph 8; and third, toward payment of the balance of the Obligation in the order and manner specified in the Credit Agreement. Any surplus remaining shall be delivered to [the appropriate] Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, Debtor[s] shall remain liable for any deficiency.

      8. OTHER RIGHTS OF SECURED PARTY.

            (a) Performance. If [any] Debtor fails to keep the Collateral in good repair, working order, and condition, as required in this Security Agreement, or fails to pay when due all Taxes on


                                                                       Exhibit D
      any of the Collateral in the manner required by the Loan Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Loan Documents, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which [such] Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys' fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by [such] Debtor to Secured Party upon demand and shall be part of the Obligation.

            (b) Collection. If a Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to securities, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or Deposit Accounts) is hereby authorized and directed by [each] Debtor to make payment directly to Secured Party, regardless of whether [such] Debtor was previously making collections thereon. Subject to Paragraph 8(e), until such notice is given, [each] Debtor is authorized to retain and expend all payments made on Collateral. If a Default exists, Secured Party shall have the Right in its own name or in the name of [each] Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of [such] Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of [such] Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If a Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of [the applicable] Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor[s] to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor[s] with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.

            (c) Record Ownership of Securities. If a Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its


                                                                       Exhibit D
      nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to [the applicable] Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as [such] Debtor may reasonably request for the purpose of enabling [such] Debtor to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other Distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.

            (d) Voting of Securities. As long as no Default exists, [each] Debtor is entitled to exercise all voting Rights pertaining to any Pledged Securities; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral; and provided further that [each] Debtor shall give Secured Party at least five Business Days' prior written notice in the form of an officers' certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If a Default exists and if Secured Party elects to exercise such Right, the Right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, [each] Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of [such] Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of [such] Debtor or with respect to which [such] Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless a Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

            (e) Certain Proceeds. Notwithstanding any contrary provision herein, any and all

                  (i) dividends, interest, or other Distributions paid or
            payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral;

                  (ii) dividends, interest, or other Distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, or in connection with a reduction of capital, capital surplus, or paid-in-surplus;

                  (iii) cash paid, payable, or otherwise distributed in
            redemption of, or in exchange for, any Collateral; and

                  (iv) dividends, interest, or other Distributions paid or
            payable in violation of the Loan Documents,

      shall be part of the Collateral hereunder, and shall, if received by [any] Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by


                                                                       Exhibit D
      proper instruments of assignment and/or stock and/or bond powers executed by [such] Debtor in accordance with Secured Party's instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral which come into the possession of Secured Party on and after the occurrence of a Default (including, without limitation, insurance proceeds) may, at Secured Party's option, be applied in whole or in part to the Obligation (to the extent then due), be released in whole or in part to or on the written instructions of [such] Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral. Any cash Collateral in the possession of Secured Party may be invested by Secured Party in certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody's and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States of America or any agency thereof. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor[s] for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral. The provisions of this subparagraph are applicable whether or not a Default or Potential Default exists.

            (f) Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. [Each] Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by [such] Debtor to Secured Party upon demand and shall become part of the Obligation. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor[s], and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor[s] for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not a Default exists.

            (g) Cash Collateral Account. If a Default exists, Secured Party shall have, and [each] Debtor hereby grants to Secured Party, the Right and authority to transfer all funds on deposit in the Deposit Accounts to a Cash Collateral Account (herein so called) maintained with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by [such] Debtor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and [such] Debtor hereby grants a security interest to Secured Party on behalf of Lenders in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by [such] Debtor for deposit therein. Furthermore, if a Default exists, Secured Party shall have the Right, at any time in its discretion without notice to [any] Debtor, (i) to transfer to or to register in the name of Secured Party or any Lender or nominee


                                                                       Exhibit D
      any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the Right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations and (ii) to take and apply against the Obligation any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

            (h) Power of Attorney. [Each] Debtor hereby irrevocably constitutes and appoints Secured Party as [such] Debtor's attorney-in-fact, with full irrevocable power and authority in the place and stead of [such] Debtor and in the name of [such] Debtor, Secured Party, Lenders, or otherwise, from time to time in Secured Party's discretion, for the sole purpose of carrying out the terms of this Security Agreement and, to the extent permitted by applicable Law, to take any action and to execute any document and instrument which Secured Party may deem necessary or advisable to accomplish the following when a Default exists:

                  (i) to transfer any and all funds on deposit in the Deposit
            Accounts to the Cash Collateral Account as set forth in herein;

                  (ii) to receive, endorse, and collect any drafts or other
            instruments or documents in connection with clause (b) above and this clause (g);

                  (iii) to use the Patents and Trademarks or to grant or issue any exclusive or non- exclusive license under the Patents and Trademarks to anyone else, and to perform any act necessary for Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Patents and Trademarks to any other Person; and

                  (iv) to execute on behalf of [such] Debtor any financing
            statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all Rights included in the Collateral.

            (i) Purchase Money Collateral. To the extent that Secured Party or any Lender has advanced or will advance funds to or for the account of [any] Debtor to enable [such] Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party or such Lender, at its option, may pay such funds (i) directly to the Person from whom [such] Debtor will make such purchase or acquire such Rights, or (ii) to [such] Debtor, in which case [such] Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

            (j) Subrogation. If any of the Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

            (k) Indemnification. [Each] Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold


                                                                       Exhibit D

      Secured Party and each Lender harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of [any] Debtor or of third parties, or such damage be to property of [such] Debtor or of others. [Each] Debtor agrees to indemnify, save, and hold Secured Party and each Lender harmless from and against, and covenants to defend Secured Party and each Lender against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, "Claims"), including, without limitation, court costs and attorneys' fees, and any of the foregoing arising from the negligence of Secured Party or any Lender, or any of their respective officers, employees, agents, advisors, employees, or representatives, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that the indemnity set forth in this Paragraph 8(k) will not apply to Claims caused by the gross negligence or willful misconduct of Secured Party or any Lender.

      9. ACKNOWLEDGMENT OF REGULATORY CONSIDERATIONS

            (a) No Prohibited Transfers. It is hereby acknowledged that assignment or transfer of control of the FCC Licenses without the prior approval of the FCC may constitute a prohibited transfer in violation of FCC rules and regulations. Secured Party agrees that exercise of its Rights hereunder, including transfer of FCC Licenses upon the occurrence of a Default, shall be effected only after the obtaining of any necessary approvals for such exercise.

            (b) Actions by Debtor. If counsel to Secured Party reasonably determines that the consent of the FCC is required in connection with any of the actions which may be taken by Secured Party on behalf of Lenders in the exercise of their Rights hereunder or under the Loan Documents, then [each] Debtor, at its sole cost and expense, agrees to use its best efforts to secure such consent and to cooperate with Secured Party and Lenders in any action commenced by Secured Party to secure such consent and in such case [each] Debtor shall retain control of its respective FCC Licenses until the FCC shall have granted its consent to the transfer of the FCC Licenses and related permits. Upon the occurrence and during the continuation of a Default or Potential Default, [each] Debtor shall promptly execute or cause the execution of all applications, certificates, instruments, and other documents and papers that Secured Party may be required to file in order to obtain any necessary governmental consent, approval, or authorization, and if [such] Debtor fails or refuses to execute such documents, then, on the order of any court of competent jurisdiction, the Clerk of the Court with jurisdiction may execute such documents on behalf of [such] Debtor. In addition, [each] Debtor shall execute such applications and other documents and will take such other action as may be required in order for Secured Party to obtain from the FCC consent to operate the System, through a receiver or otherwise, during the time Secured Party seeks to obtain a purchaser for the System and to submit any sale of the Systems to the FCC for approval. [Each] Debtor recognizes that FCC Licenses, franchises, and other similar agreements or authorizations are unique assets which (or the control of which) may have to be transferred in order for Lenders adequately to realize the value of their Security Interests. [Each] Debtor further recognizes that a violation of this covenant would result in irreparable harm to Lenders for which monetary damages are not readily ascertainable and which might not fully compensate such Lenders. Therefore, in addition to any other remedy which may be available to Lenders, at Law or in equity, Secured Party on behalf of Lenders shall have the remedy of specific performance of the provisions of this subsection.


                                                                       Exhibit D

            (c) FCC Approval. Notwithstanding anything to the contrary contained in this Security Agreement, Secured Party will not take any action pursuant to this Security Agreement or any of the documents executed pursuant hereto which would constitute an assignment of an FCC License or any transfer of control of an FCC License if such assignment of license or transfer of control would require under then-existing Law (including the written rules and regulations promulgated by the FCC or such other regulatory authority with jurisdiction) the prior approval of the FCC or such other regulatory authority with jurisdiction, without first obtaining such approval. [Each] Debtor agrees to take, or cause to be taken, any action which Secured Party may reasonably request in order to obtain and enjoy the full Rights and benefits granted to Secured Party by this Security Agreement and any other instruments or agreements executed pursuant hereto, including, without limitation, at [such] Debtor's cost and expense, the exercise of its best efforts to cooperate in obtaining FCC approval of any action or transaction contemplated by this Security Agreement or any other instrument or agreement executed pursuant hereto which is then required by Law.

            (d) Subsequent Actions by Debtor. [Each] Debtor agrees that if, for any reason, the FCC or any such other regulatory authority with jurisdiction does not approve within a reasonable period of time the initial application for approval of the transfer of the FCC Licenses, then Paragraphs 9(b) and (c) shall be applicable to any subsequent application for transfer of the FCC Licenses pursuant to action taken by Secured Party in the exercise of its Rights hereunder or under the Loan Documents. With respect to each subsequent proposed purchaser(s), [such] Debtor agrees to execute all such applications and other documents and take all such other action as may be reasonably requested by Secured Party at any time and from time to time in order to obtain the approval by the FCC or any other regulatory authorities. Exercise by Secured Party of the Right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

      10. MISCELLANEOUS.

            (a) Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Lenders to advance Borrowings or issue LCs under the Loan Documents, the payment in full of the Obligation, and the expiration of all LCs and all Financial Hedges issued by any Lender or any Affiliate of any Lender to any Company;
      (ii) be binding upon [each] Debtor, its successors, and assigns; and (iii) inure to the benefit of and be enforceable by Secured Party, Lenders, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), Secured Party and Lenders may assign or otherwise transfer any of their respective Rights under this Security Agreement to any other Person in accordance with the terms and provisions of Section 13.13 of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or otherwise to Secured Party or Lenders, as the case may be. Upon payment in full of the Obligation, the termination of the commitment of Lenders to extend credit or issue LCs under the Loan Documents, and the expiration of all LCs or Financial Hedges issued by any Lender or any Affiliate of any Lender to any Company, [each] Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

            (b) Reference to Miscellaneous Provisions. This Security Agreement is one of the "Loan Documents" referred to in the Credit Agreement, and all provisions relating to Loan


                                                                       Exhibit D

      Documents set forth in Section 13 of the Credit Agreement, other than the provisions set forth in Section 13.7, are incorporated herein by reference, the same as if set forth herein verbatim.

            (c) Term. Upon full and final payment and performance of the Obligation, this Security Agreement shall thereafter terminate [with respect to a particular Debtor] upon receipt by Secured Party of [such] Debtor's written notice of such termination; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligation is received by such Obligor.

            (d) Actions Not Releases. The Security Interest and [each] Debtor's obligations and Secured Party's Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligation;
      (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of [any] Debtor, except as required therein (the Right to such notification or consent being herein specifically waived by [each] Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of [any] Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to [any] Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligation; (vii) any failure of Secured Party or any Lender to notify [any] Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party or any Lender against [any] Debtor or any new agreement between or among Secured Party or one or more Lenders and [any] Debtor, it being understood that except as expressly provided herein, neither Secured Party nor any Lender shall be required to give [any] Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligation against any party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligation, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else.

            (e) Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable Law, [each] Debtor waives (i) any Right to require Secured Party or any Lender to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party or any Lender may have; (ii) with


                                                                       Exhibit D
      respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (iii) all Rights of marshaling in respect of any and all of the Collateral.

            (f) Financing Statement. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement.

            (g) Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by [each] Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

            (h) Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

            (i) Parties Bound; Assignment. This Security Agreement shall be binding on [each] Debtor and [each] Debtor's heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party's successors and assigns.

                  (i) Secured Party is the agent for each Lender under the
            Credit Agreement, the Security Interest and all Rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Lender, and Secured Party may, without the joinder of any Lender, exercise any and all Rights in favor of Secured Party or Lenders hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The Rights of each Lender vis-a-vis Secured Party and each other Lender may be subject to one or more separate agreements between or among such parties, but [no] Debtor need [not] inquire about any such agreement or be subject to any terms thereof unless [such] Debtor specifically joins therein; and consequently, neither [any] Debtor nor [any] Debtor's heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.

                  (ii) [No] Debtor may [not], without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.

            (j) GOVERNING LAW. PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THAT MIGHT OTHERWISE APPLY, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THIS SECURITY AGREEMENT, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, SHALL GOVERN THE VALIDITY, CONSTRUCTION,


                                                                       Exhibit D

      ENFORCEMENT AND INTERPRETATION OF THIS SECURITY AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.

                     Remainder of Page Intentionally Blank.
                           Signature Pages to Follow.


                                                                       Exhibit D

            EXECUTED as of the date first stated in this Pledge, Assignment, and Security Agreement.

________________________,          ATTEST:                                (Seal)
as Debtor


By: ____________________________   _____________________________________________
    Name:  _____________________   Secretary/Assistant Secretary
    Title: _____________________   of Debtor

                                   _____________________________________________
                                   Printed Name

                                   WITNESSED:

                                   _____________________________________________
                                   Name:________________________________________

                                   _____________________________________________
                                   Name:________________________________________


                   Pledge, Assignment, and Security Agreement
                                 Signature Page

                          ANNEX A TO SECURITY AGREEMENT

                             (____________________)

                               (TO BE PROVIDED FOR EACH DEBTOR)

A.    LOCATION OF BOOKS AND RECORDS

B.    LOCATION OF COLLATERAL

C.    LOCATION OF REAL PROPERTY (OTHER THAN CELLULAR TRANSMISSION TOWERS)

D.    JURISDICTION(S) FOR FILING FINANCING STATEMENTS


                                                                       Exhibit D

                          ANNEX B TO SECURITY AGREEMENT

                             (____________________)

                        (TO BE PROVIDED FOR EACH DEBTOR)

A.    PLEDGED SHARES

B.    COLLATERAL NOTES AND COLLATERAL NOTE SECURITY

C.    PARTNERSHIP INTERESTS

D.    TRADEMARKS

E.    PATENTS


                                                                       Exhibit D

                          ANNEX C TO SECURITY AGREEMENT

                             (____________________)

      DEFAULTS OR POTENTIAL DEFAULTS UNDER ANY COLLATERAL NOTE OR DOCUMENTS
                     EVIDENCING THE COLLATERAL NOTE SECURITY

                        (TO BE PROVIDED FOR EACH DEBTOR)


                                                                       Exhibit D

                          ANNEX D TO SECURITY AGREEMENT

                             (____________________)

                            MATERIAL DEPOSIT ACCOUNTS

                        (TO BE PROVIDED FOR EACH DEBTOR)

            NAME OF BANK               ADDRESS               ACCOUNT NUMBER
            ------------               -------               --------------


                                                                       Exhibit D

                          ANNEX E TO SECURITY AGREEMENT

                      FORM OF LETTER FROM DEPOSITORY BANKS

TO: Bank of America, N.A., in its capacity as Administrative Agent for Certain
    Lenders and as Secured Party under that certain Pledge, Assignment, and Security Agreement dated as of _________________________, 2000
    901 Main Street, 64th Floor
    Dallas, Texas 75202
    Attn: Julie A. Schell

    Re: Deposit Accounts (the "Accounts") maintained with
        __________________________ (the "Deposit Bank"), including without limitation the Deposit Accounts Listed on Addendum 1

      This will confirm that ______________________ (the "Company") and the undersigned Deposit Bank have agreed as follows with respect to the Accounts:

      1. The Company and the Deposit Bank acknowledge and confirm that all funds now or at any time hereafter deposited to the Accounts and all of the Company's rights regarding such Accounts constitute part of the "Collateral" granted to Administrative Agent by the Company to secure the Company's obligations under the Credit Agreement and/or related Loan Documents and that Administrative Agent holds a security interest and collateral assignment therein.

      2. The Deposit Bank (excluding any Deposit Bank which is a Lender under the Credit Agreement) will not exercise, and hereby releases, any banker's lien upon, and any right of setoff against, the Accounts or any funds at any time deposited to the Accounts except with respect to the Deposit Bank's normal fees and charges for operating the Accounts.

      3. The Deposit Bank will take the following actions upon written demand by Administrative Agent:

            A. The Deposit Bank will (and in the event of such demand the Company hereby irrevocably authorizes and instructs the Deposit Bank to) cease honoring all drafts, demands, withdrawal requests, or remittance instructions by the Company, whether made before or after the demand.

            B. The Deposit Bank will hold solely for account of Administrative Agent all funds which may be on deposit in the Accounts at the time of the demand and all funds thereafter deposited to the Accounts, and, upon instructions from Administrative Agent, the Deposit Bank will remit all such funds (subject to Paragraph 2 above) to Administrative Agent in such manner as Administrative Agent may from time to time instruct the Deposit Bank in writing.

      After such a demand is made, Administrative Agent shall have sole control over the Accounts and the sole right to exercise and enforce all rights and remedies with respect thereto. The demand shall be effective when it is received by the Deposit Bank in writing at the address and to the attention of the person set forth below (or at such other address or to the attention of such other person as the Deposit Bank may specify by written notice received by Administrative Agent and the Company) and when the Deposit Bank


                                                                       Exhibit D
has had a reasonable time, based on the same standards as those applicable to payment and stop payment instructions generally, to act thereon.

      4. Upon request of Administrative Agent, Deposit Bank will send to Administrative Agent, at its above address, a copy of each periodic statement for the Account, as and when the statement is sent to the Company.

      5. This letter agreement is binding upon the Deposit Bank and the Company and their successors and assigns and is enforceable by Administrative Agent and its successors and assigns. It supersedes all prior agreements relating to the Deposit Bank, and it may not be modified or terminated except upon Administrative Agent's written consent. The Deposit Bank and the Company waive notice of acceptance hereof and of any action taken or omitted in reliance hereon.

DATED AS OF: _____________________________, 2000.

                                     [COMPANY]

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                     [DEPOSIT BANK]

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                     [Address]
                                     ___________________________________________
                                     ___________________________________________
                                     ___________________________________________
                                     Attention:_________________________________
                                     Telex:_____________________________________
                                     Telecopier:________________________________


                                     BANK OF AMERICA, N.A.,
                                     as Administrative Agent

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                                                       Exhibit D

                                   ADDENDUM 1

                            MATERIAL DEPOSIT ACCOUNTS


                                                                       Exhibit D

                          ANNEX F TO SECURITY AGREEMENT

                               PLEDGE INSTRUCTION

PARTNERSHIP: ___________________________________________________________________

INTEREST OWNER: ________________________________________________________________

      BY THIS PLEDGE INSTRUCTION, dated as of ___________ , 2000, __________________ ("Interest Owner"), hereby instructs (the "Partnership") to register a pledge in favor of Bank of America, N.A. ("Pledgee"), in its capacity as Administrative Agent for certain Lenders and as Secured Party under that certain Pledge, Assignment, and Security Agreement dated as of _____________, 2000 (as amended, modified, supplemented, or restated from time to time, the "Security Agreement"), against, and a security interest in favor of Pledgee in, all of the Interest Owner's Rights in connection with any partnership interest in the Partnership now and hereafter owned by the Interest Owner ("Partnership Interest").

            A. Pledge Instructions. The Partnership is hereby instructed by the Interest Owner to register all of the Interest Owner's Right, title, and interest in and to all of the Interest Owner's Partnership Interest as subject to a pledge and security interest in favor of Pledgee who, upon such registration of pledge, shall become the registered pledgee of the Partnership Interest with all Rights incident thereto.

            B. Initial Transaction Statement. The Partnership is further instructed by the Interest Owner to promptly inform Pledgee of the registration of the pledge by sending the initial transaction statement, in the form attached hereto as Annex A, to Pledgee at its office located at ____________________________________, with a copy to Interest Owner.

            C. Partnership Distributions, Accounts, and Correspondence. The Partnership is further instructed by the Interest Owner to promptly (i) cause the Partnership to pay and remit to the Pledgee all proceeds, distributions, and other amounts payable to the Interest Owner upon demand or otherwise, including, without limitation, upon the termination, liquidation, and dissolution of the Partnership, (ii) cause the Partnership to hold all funds in deposit accounts for the benefit of Pledgee, and (iii) cause the Partnership to provide to the Pledgee all future correspondence, accountings of distributions, and tax returns of the Partnership.

            D. Warranties of the Interest Owner. The Interest Owner hereby warrants that (i) the Interest Owner is an appropriate person to originate this instruction; (ii) the Interest Owner is entitled to effect the instruction here given; and (iii) the Interest Owner's taxpayer identification number is
______________________________________.

                     Remainder of Page Intentionally Blank.
                            Signature Page to Follow.


                                                                       Exhibit D

      EXECUTED as of the date first stated in this Pledge Instruction.

                                     ___________________________________________

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                         CONSENT OF THE GENERAL PARTNER

            The undersigned, _____________________, in its capacity as general partner of the Partnership (in such capacity, the "General Partner") hereby acknowledges and consents to, and agrees to cause to be registered on the books and records of the Partnership, the Pledge of Partnership Interests, and further agrees that upon receipt of written notice from the Pledgee, the General Partner shall (i) cause the Partnership to pay and remit to the Pledgee all distributions and other amounts payable to the Interest Owner upon demand or otherwise, including, without limitation, upon the termination, liquidation, and dissolution of the Partnership, (ii) cause the Partnership to hold all funds in deposit accounts for the benefit of Pledgee, and (iii) cause the Partnership to provide to the Pledgee all future correspondence, accountings of distributions, and tax returns of the Partnership.

                                     __________________________________________,
                                     as General Partner

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                               Pledge Instruction
                                 Signature Page

                          ANNEX A TO PLEDGE INSTRUCTION

                      FORM OF INITIAL TRANSACTION STATEMENT

      THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

NAME OF PLEDGOR:_________________________________
ADDRESS OF PLEDGOR:______________________________
Tax ID or Social Security Number:________________

Bank of America, N.A.
[ADDRESS]
[Tax ID Number: ___________________________________]

      On __________________, 2000, the undersigned, _______________________, in its capacity as managing general partner of ______________________ (in such capacity, the "Managing General Partner") caused the pledge of ___________________ (___%) of the outstanding partnership interests in
_____________________- ("Partnership Interest") by _____________________ (the
"Pledgor"), in favor of Bank of America, N.A. (the "Pledgee"), in its capacity as Administrative Agent for certain Lenders and as Secured Party under that certain Pledge, Assignment, and Security Agreement dated as of _________________, 2000 (as the same may be amended, modified, supplemented, or restated from time to time), to be registered on the books and records of the Partnership. Except for the pledge in favor of the Pledgee, to the knowledge of the undersigned (including, without limitation, any information which may appear on the undersigned's books and records) there are no liens, restrictions, or adverse claims to which the Partnership Interest is, or may be, subject as of the date hereof.

                                     ___________________________________________

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                                                       Exhibit D

                                   EXHIBIT E-1

                         FORM OF COMPLIANCE CERTIFICATE
                         (American Cellular Corporation)

DATE:                    __________________________________,

SUBJECT PERIOD:          _______________ ended ________________________________,

ADMINISTRATIVE AGENT:    Bank of America, N.A.

BORROWER:                ACC ACQUISITION CO. (including its successor by merger,
                         American Cellular Corporation)

--------------------------------------------------------------------------------

      This certificate is delivered under the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among Borrower, ACC Acquisition LLC, as Parent, Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

      The undersigned certifies to Lenders that:

      (a) the undersigned [is] [are] a Responsible Officer of Borrower and a Responsible Officer of Parent in the position(s) set forth under the signature[s] below;

      (b) the Financial Statements of the Companies attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated and consolidating financial condition and results of operations of the Companies as of, and for the [three, six, or nine months, or fiscal year] ended on, ___________________, (the "Subject Period") [(subject only to normal year-end audit adjustments)];

      (c) a review of the activities of the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Companies have kept, observed, performed, and fulfilled all of their respective obligations under the Loan Documents, and during the Subject Period, (i) the Companies kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Documents (except for the deviations, if any, set forth on Annex A to this certificate) in all material respects, and (ii) no Default (nor any Potential Default) has occurred which has not been cured or waived (except the Defaults or Potential Defaults, if any, described on Annex A to this certificate);

      (d) the status of compliance by the Companies with Sections 9.12, 9.13, 9.20, 9.21, 9.23, and 9.30 of the Credit Agreement at the end of the Subject Period is as set forth on Annex B to this certificate;

      (e) to the extent any Equity Issuance or Debt Issuance occurred during the Subject Period, all mandatory prepayments and commitment reductions (if any) required pursuant to Section 3.3(b) have been made;


                                                                     Exhibit E-1

      (f) to the extent any Excess Cash Flow existed during the most-recently-ended fiscal year of Borrower, all mandatory prepayments and commitment reductions (if any) required pursuant to Section 3.3(c), have been made;

      (g) except for deviations described on Annex A, all Net Cash Proceeds from the disposition of assets required to be reinvested in property or assets of the Companies during the Subject Period have been reinvested, and no mandatory prepayment is required to be paid by Borrower to Lenders pursuant to Section 3.3(b)(ii) of the Credit Agreement;

      (h) to the extent the Tower Sale-Leaseback occurred during the Subject Period, all mandatory prepayments and commitment reductions (if any) required pursuant to Section 3.3(b)(iv) have been made;

      (i) to the extent the Laredo Joint Venture Sale occurred during the Subject Period, all mandatory prepayments and commitment reductions (if any) required pursuant to Section 3.3(b)(v) have been made;

      (j) during the Subject Period, each Schedule and Annex to each Loan Document that was required to be revised and supplied to Administrative Agent in accordance with the terms of the Loan Documents has been so revised and supplied (including, without limitation, each Annex to each Security Agreement listing the locations of Collateral);

      (k) Parent has caused Manager to operate the Companies' Systems and businesses in compliance with the Loan Documents;

      (l) all payments due Borrower under the Roaming Agreements during the Subject Period have been paid directly to Borrower or have been contributed by Parent to Borrower; and

      (m) the aggregate value of the Excluded Assets (as defined in Section 6.5 of the Agreement) does not exceed (i) $125,000,000, if prior to the occurrence of a Default or Potential Default or (ii) $25,000,000, on or after the occurrence of a Default or Potential Default.

                                [Signature of Responsible Officer of Borrower]

                                By: ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                [Signature of Responsible Officer of Parent]

                                By: ____________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                                                     Exhibit E-1

                        ANNEX A TO COMPLIANCE CERTIFICATE

                         DEVIATIONS FROM LOAN DOCUMENTS/
                         DEFAULTS OR POTENTIAL DEFAULTS

                              (If none, so state.)


                                                                     Exhibit E-1

                        ANNEX B TO COMPLIANCE CERTIFICATE
                         (American Cellular Corporation)

                            Status of Compliance with
                 Sections 9.12, 9.13, 9.20, 9.21, 9.23, and 9.30
                           of the Credit Agreement (1)

      [(Unless otherwise indicated, all calculations are to be made on a consolidated basis for the Companies at the date of determination with respect to the most recently-ended Rolling Period)]

      Parent and Borrower shall provide to Administrative Agent (for the benefit of Lenders) detailed calculations, in form and substance reasonably acceptable to Administrative Agent, demonstrating compliance with the following covenants:

Section 9.12 Debt and Guaranties

Section 9.13 Liens

Section 9.20 Loans, Advances, and Investments

Section 9.21 Distributions and Restricted Payments

Section 9.23 Sale of Assets

Section 9.30(a) - Leverage Ratio of the Companies

Section 9.30(b) - Debt Service Coverage Ratio (provided that no calculation is required for periods after January 1, 2005, so long as the Leverage Ratio is less than 4.0 to 1.00)

Section 9.30(c) - Interest Coverage Ratio

Section 9.30(d) - Fixed Charge Coverage Ratio (calculated for periods on and after December 31, 2000; provided that no calculation is required for periods after January 1, 2005, so long as the Leverage Ratio is less than 4.0 to 1.00)

Section 9.30(e) - Capital Expenditures (calculated for periods prior to January 1, 2002)

----------
(1) All as more particularly determined in accordance with the terms of the Credit Agreement, which control in the event of conflicts with this form.


                                                                     Exhibit E-1

                                   EXHIBIT E-2

              FORM OF PERMITTED ACQUISITION COMPLIANCE CERTIFICATE
                         (American Cellular Corporation)

DATE:                  _____________________, _____

ADMINISTRATIVE AGENT:  Bank of America, N.A.

BORROWER:              ACC Acquisition Co. (including its successor by merger,
                       American Cellular Corporation)

--------------------------------------------------------------------------------

      This Permitted Acquisition Compliance Certificate (the "Certificate") is delivered under the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among Borrower, ACC Acquisition LLC, as Parent, Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

1. Notification of Proposed Acquisition.

      Borrower hereby notifies Administrative Agent that _______________ [Borrower or any Subsidiary of Borrower] intends to acquire the [stock/assets] of ___________________ (the "Subject Acquisition"), on _______________, 20__
(the "Acquisition Date") [in exchange for ___________], which Subject Acquisition qualifies as a [Permitted Cellular System Acquisition] [Permitted Asset Swap] [Permitted PCS License Acquisition]. In connection with the Subject Acquisition and in satisfaction of certain conditions precedent to the qualification of the Subject Acquisition as a "Permitted Acquisition" under the Loan Documents, the following is attached hereto:

      Annex A: which demonstrates compliance with the Purchase Price requirements for a [Permitted Cellular System Acquisition] [Permitted Asset Swap] [Permitted PCS License Acquisition] and the required availability under the Revolver Facility;

      Annex B: which sets forth calculations demonstrating pro forma compliance with the covenants in Sections 9.12, 9.13, 9.20, 9.21, 9.23, and
               9.30 of the Credit Agreement, after giving effect to the Subject Acquisition;

      Annex C: which sets forth a pro forma income statement and balance sheet for the Companies, after giving effect to the Subject Acquisition[ and for any Permitted Asset Swap in which the disposition and the acquisition of the Cellular Assets do not occur during the same fiscal quarter, Borrower shall deliver a pro forma income statement and balance sheet for the Companies, separately reflecting both the acquisition and disposition stages of the Permitted Asset Swap]

      Annex D: which sets forth cash flow projections for the Subject
               Acquisition through the last- to-occur of the then-effective Termination Dates[ and for any Permitted Asset Swap in which the disposition and the acquisition of the Cellular Assets do not occur


                                                                     Exhibit E-2
               during the same fiscal quarter, Borrower shall deliver cash flow projections, separately reflecting both the acquisition and disposition stages of the Permitted Asset Swap]; and

      Annex E: which sets forth the Capital Expenditures projected for the Subject Acquisition from the consummation date of the Subject Acquisition through the last-to occur of the then-effective Termination Dates (the "Supplemental Capital Expenditures Budget").

2. General Certifications.

      On and as of the date of this Certificate, Borrower certifies to Administrative Agent and Lenders that the following statements are true and correct on the date hereof and will be true and correct on the closing date of the Subject Acquisition:

      (a) The Subject Acquisition will qualify as a ____________ (specify either Permitted Cellular System Acquisition, Permitted Asset Swap, or Permitted PCS License Acquisition) under the Credit Agreement;

      (b) All of the representations and warranties in the Credit Agreement are true and correct (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions permitted by the Loan Documents and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Required Lenders);

      (c) No Default or Potential Default exists nor will occur as a result of, and after giving effect to, the Subject Acquisition;

      (d) The Subject Acquisition will not result in the formation or Acquisition of a Foreign Subsidiary of any Company;

      (e) A true and correct copy of the purchase agreement or asset exchange agreement, as applicable, and all amendments, exhibits, and schedules thereto (the "Transaction Documents") have been delivered to Administrative Agent no later than the dates required by the Loan Documents and such Transaction Documents continue to be true and correct, and except for amendments, modifications, or supplements attached hereto as Annex F, such Transaction Documents have not been amended, modified, or supplemented since delivered to Administrative Agent;

      (f) Immediately prior to the Subject Acquisition and after giving effect thereto and all Borrowings under the Revolver Facility to be made in connection therewith, there is at least $25 million of availability under the Revolver Commitment and all calculations required by Administrative Agent showing the same are attached hereto; and

      (g) The Subject Acquisition does not result in the acquisition of stock or assets by Parent.


                                                                     Exhibit E-2

3. Other Certifications.

      On and as of the date of this Certificate, Borrower certifies to Administrative Agent and Lenders that the following statements applicable to the appropriate form of Subject Acquisition are true and correct on the date hereof and will be true and correct on the closing date of the Subject Acquisition (place a check mark next to the certifications for the appropriate form of Subject Acquisition):

____  If the Subject Acquisition is a Permitted Asset Swap:

      (a) The Purchase Price for such Permitted Asset Swap (i) is less than or equal to $150,000,000, and (ii) when aggregated with the Purchase Prices of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated on and after the Closing Date, does not exceed $450,000,000 in the aggregate;

      (b) The fair market value of the Cellular Assets conveyed by any Company in the Permitted Asset Swap, when aggregated with the fair market value of all other Cellular Assets conveyed by the Companies in all Permitted Asset Swaps consummated on and after the Closing Date does not exceed $700,000,000 in the aggregate;

      (c) As of the date any Cellular Assets of a Company are conveyed pursuant to the Permitted Asset Swap, (i) the sum of (x) the Asset Operating Cash Flow of the Cellular Assets being conveyed by such Company plus (y) the aggregate Asset Operating Cash Flow attributable to all other Permitted Assets Swaps consummated on and after the Closing Date does not exceed 35% of the Operating Cash Flow of the Companies as reflected on the most-recently delivered Compliance Certificate;

      (d) The Cellular Assets acquired pursuant to the Permitted Asset Swap either (i) are located (A) within 200 miles of a Cellular System owned by Borrower or any of its Subsidiaries or (B), so long as DCS is the Manager, within 200 miles of a Cellular System owned by Communications or its Subsidiaries or (ii) include at least 1,000,000 Pops capable of being served in contiguous Cellular Systems; and

      (e) At the time of the Permitted Asset Swap, the Company shall have entered into one or more binding agreement or agreements with non-affiliated Persons to acquire Cellular Assets having an aggregate fair market value reasonably equivalent to the Cellular Assets to be exchanged by such Company.

____  If the Subject Acquisition is a Permitted Cellular System Acquisition:

      (a) The Purchase Price for the Subject Acquisition (A) is less than or equal to $150,000,000 and (B) when aggregated with the Purchase Price of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated on and after the Closing Date to any date of determination, does not exceed $450,000,000 in the aggregate;


                                                                     Exhibit E-2

      (b) To extent the Subject Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then a domestic company that is or becomes a Subsidiary of Borrower) must be the surviving entity after giving effect to such merger; and

      (c) To extent the Subject Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 85% interest in the entity being acquired and such acquired entity will be a domestic company that is or becomes a direct or indirect Subsidiary of Borrower.

____  If the Subject Acquisition is a Permitted PCS License Acquisition:

      (a) The Purchase Price for the Subject Acquisition (i) does not exceed $25,000,000, and (ii) when aggregated with the Purchase Price of all other Permitted PCS License Acquisitions consummated on and after the Closing Date to any date of determination, does not exceed $50,000,000 in the aggregate;

      (b) The projected PCS Capital Expenditures detailed on the Supplemental Capital Expenditure Budget with respect to the Subject Acquisition (to the extent approved by Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents), when aggregated with the PCS Capital Expenditures of all other Permitted PCS License Acquisitions consummated on and after the Closing Date, does not exceed $100,000,000 in the aggregate; and

      (c) Before giving effect to the Subject Acquisition, the Leverage Ratio for the Companies is less than 7.00 to 1.00.

4. Acknowledgments and Confirmation.

      Borrower acknowledges that this Certificate and the attached documents are being delivered in partial satisfaction of the requirements for a "Permitted Acquisition," and further confirms its understanding that the Subject Acquisition will not be a "Permitted Acquisition" until satisfaction of each of the criteria specified in the definition of "Permitted Acquisition" in Section
1.1 of the Credit Agreement, including, without limitation, satisfaction of the conditions precedent set forth in Section 7.2 and on Schedule 7.2.


                                                                     Exhibit E-2

5. Further Assurances.

      Borrower shall timely deliver to Administrative Agent, upon reasonable request by Administrative Agent, any documents, certificates, or information relating to the Subject Acquisition (including, without limitation, all information necessary to enable Administrative Agent to complete any due diligence related to the Company(ies) or the assets being acquired), which documents or certificates shall be in form and substance acceptable to Administrative Agent.

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)


                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________


                                                                     Exhibit E-2

                                     ANNEX A
                 TO PERMITTED ACQUISITION COMPLIANCE CERTIFICATE

DATE:                ___________

SUBJECT ACQUISITION: _________________________

                   COMPLIANCE WITH PURCHASE PRICE REQUIREMENTS

A. Purchase Price (complete, as appropriate, for type of Permitted Acquisition)

   1.     (a) If a Permitted Cellular System Acquisition, Purchase Price
              of Subject Acquisition (not to exceed $150,000,000), the
              components of which are, as follows:                 $____________

              A.     Cash                         $________________
              B.     Value of Capital Stock       $________________
              C.     Assumed Liabilities          $________________
              D.     Consulting Contracts         $________________
              E.     Value of Property Exchanged  $________________
              F.     Non-Compete Agreements       $________________

          (b) Purchase Price of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated from and after the Closing
              Date                                                 $____________

          (c) The sum of Lines (a) and (b) does not exceed $450,000,000   Yes/No

  2.      (a) If a Permitted Asset Swap, Purchase Price of Subject Acquisition
              (not to exceed $150,000,000), the components of which are,
              as follows:                                          $____________

              A.     Cash                         $________________
              B.     Value of Capital Stock       $________________
              C.     Assumed Liabilities          $________________
              D.     Consulting Contracts         $________________
              E.     Non-Compete Agreements       $________________

          (b) Purchase Price of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated from and after the Closing
              Date                                                $____________

          (c) The sum of Lines (a) and (b) does not exceed $450,000,000   Yes/No

          (d) The fair market value of the Cellular Assets of the Companies
              conveyed in the Subject Acquisition                  $____________


                                                                     Exhibit E-2

          (e) The fair market value of the Cellular Assets of the Companies conveyed in all other Permitted Asset Swaps since the
              Closing Date                                         $____________

          (f) The sum of Lines (d) and (e) does not exceed $700,000,000   Yes/No

   3.     (a) If a Permitted PCS License Acquisition, Purchase Price
              of Subject Acquisition (not to exceed $25,000,000), the
              components of which are, as follows:                 $____________

              A.     Cash                         $________________
              B.     Value of Capital Stock       $________________
              C.     Assumed Liabilities          $________________
              D.     Consulting Contracts         $________________
              E.     Value of Property Exchanged  $________________
              F.     Non-Compete Agreements       $________________

          (b) Purchase Price of all other Permitted PCS License Acquisitions
              Swaps consummated from and after the Closing Date    $____________

          (c) The sum of Lines (a) and (b) does not exceed $50,000,000    Yes/No

B. Revolver Availability

   1.   Availability under the Revolver Commitment immediately prior to the
        consummation of the Subject Acquisition                    $____________
   2.   Principal amount of Borrowings under the Revolver Facility on the
        closing date of the Subject Acquisition                    $____________
   3.   The difference between Lines 1 and 2 does not exceed $25,000,000  Yes/No


                                                                     Exhibit E-2

                                     ANNEX B
                 TO PERMITTED ACQUISITION COMPLIANCE CERTIFICATE

DATE:                ___________

SUBJECT ACQUISITION: _________________________

                               FINANCIAL COVENANTS

                            Status of Compliance with
                 Sections 9.12, 9.13, 9.20, 9.21, 9.23, and 9.30
                            of the Credit Agreement 1
        (Unless otherwise indicated, all calculations are to be made on a consolidated pro forma basis for the Companies (after giving effect to the Subject Acquisition)
              at the date of determination with respect to the most
                         recently-ended Rolling Period)

    Calculations are to be submitted in a form substantially similar to those utilized in the Compliance Certificate and in detail and scope acceptable to Administrative Agent.


                                                                     Exhibit E-2

                                     ANNEX C
                 TO PERMITTED ACQUISITION COMPLIANCE CERTIFICATE

DATE:                ___________

SUBJECT ACQUISITION: _________________________

                       PRO FORMA INCOME AND BALANCE SHEET

                          (TO BE PROVIDED BY BORROWER)


                                                                     Exhibit E-2

                                     ANNEX D
                 TO PERMITTED ACQUISITION COMPLIANCE CERTIFICATE

DATE:                ___________

SUBJECT ACQUISITION: _________________________

                              CASH FLOW PROJECTIONS

                          (TO BE PROVIDED BY BORROWER)


                                                                     Exhibit E-2

                                     ANNEX E
                 TO PERMITTED ACQUISITION COMPLIANCE CERTIFICATE

DATE:                ___________

SUBJECT ACQUISITION: _________________________

                           CAPITAL EXPENDITURE BUDGET

                          (TO BE PROVIDED BY BORROWER)


                                                                     Exhibit E-2

                                     ANNEX F
                 TO PERMITTED ACQUISITION COMPLIANCE CERTIFICATE

DATE:                ___________

SUBJECT ACQUISITION: _________________________

                               PURCHASE AGREEMENT

                          (TO BE PROVIDED BY BORROWER)


                                                                     Exhibit E-2

                                   EXHIBIT E-3

                       FORM OF PERMITTED ACQUISITION LOAN
                               CLOSING CERTIFICATE

DATE:                ___________

SUBJECT ACQUISITION: _________________________

      This certificate is delivered pursuant to Section 7.2 of the Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), among ACC Acquisition Co. (including its successor by merger, American Cellular Corporation, as Borrower, ACC Acquisition LLC, as Parent, Administrative Agent, and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

1. Subject Acquisition. This certificate relates to the Acquisition by _________________________ [Borrower or any Subsidiary of Borrower] of the [stock/assets] of ___________________________________________ (the "Subject
Acquisition"), on ___________________, 20_____ (the "Acquisition Date") [in
exchange for ___________], which Subject Acquisition qualifies as a [Permitted Cellular System Acquisition] [Permitted Asset Swap] [Permitted PCS License Acquisition]

2. Certification Regarding Subject Acquisition. In connection with the Subject Acquisition, Borrower hereby represents and warrants the following:

      a. All of the representations and warranties in the Credit Agreement are true and correct immediately prior to and after giving effect to the Subject Acquisition (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Documents and, if applicable, supplemental Schedules have been delivered with respect thereto and, when necessary, approved by Required Lenders);

      b. Immediately prior to and after giving effect to the Subject Acquisition, no Default or Potential Default exists;

      c. Not less than 14 days prior to the Acquisition Date, Borrower delivered to Administrative Agent a Permitted Acquisition Compliance Certificate with respect to the Subject Acquisition, together with all financial projections, reports, and certifications required thereby, which certifications and representations continue to be true and correct on the Acquisition Date and which projections continue to be accurate and complete on and as of the Acquisition Date;

      d. Not less than 30 days prior to the Acquisition Date, Borrower delivered to Administrative Agent a copy of the purchase agreement or asset exchange agreement, as applicable, and all amendments, exhibits, and schedules thereto (the "Transaction Documents"), and such Transaction Documents have not been amended, modified, or supplemented since the date


                                                                     Exhibit E-3
            of delivery to Administrative Agent (except as delivered pursuant to the Permitted Acquisition Compliance Certificate with respect to the Subject Acquisition);

      e. The Subject Acquisition meets all of the requirements to qualify as a "Permitted Acquisition" under the Credit Agreement, including, without limitation, the following conditions: (i) as of the Acquisition Date, the Subject Acquisition has been approved and recommended by the board of directors of the Person to be acquired or from which such business is to be acquired; (ii) each condition precedent to a Permitted Acquisition set forth in Section 7.2 and
            Schedule 7.2 of the Credit Agreement has been satisfied; (iii) after giving effect to the Subject Acquisition, the acquiring party is Solvent and the Companies, on a consolidated basis, are Solvent;
            (iv) immediately prior to the Subject Acquisition and after giving effect thereto and all Borrowings under the Revolver Facility made in connection therewith, there is at least $25 million of availability under the Revolver Commitment; (v) each Authorization issued by the FCC or any PUC to be acquired by any Company in or by virtue of any Subject Transaction is valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and is not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof unless such Company has entered into an agreement (on terms and conditions satisfactory to Administrative Agent) with the seller of such Authorization protecting such Company from such adverse limitations, proceedings, or claims; (vi) the Subject Acquisition does not result in the formation or Acquisition of a Foreign Subsidiary of any Company; and (vii) the Subject Acquisition does not result in the acquisition of stock or assets by Parent.

      f. The Subject Acquisition meets all of the requirements to qualify as a _______________ (specify either Permitted Cellular System Acquisition, Permitted Asset Swap, or Permitted PCS License Acquisition) under the Credit Agreement, including, without limitation the following conditions as applicable to the appropriate form of Subject Acquisition:

            If the Subject Acquisition is a "Permitted Cellular System Acquisition," then: (i) the Purchase Price for the Subject Acquisition is less than or equal to $150,000,000 and, when aggregated with the Purchase Price of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated on and after the Closing Date to any date of determination, does not exceed $450,000,000; (ii) if the Subject Acquisition is structured as a merger, Borrower, (or if such merger is with any Subsidiary of Borrower, then a domestic company that is or becomes a Subsidiary of Borrower) must be the surviving entity after giving effect to such merger; and (iii) if the Subject Acquisition is structured as a stock/equity acquisition, the acquiring Company shall own not less than a 85% interest in the entity being acquired and such acquired entity will be a domestic company that is or becomes a direct or indirect Subsidiary of Borrower;]

            If the Subject Acquisition is a "Permitted Asset Swap," then: (i) the Purchase Price for the Subject Acquisition is less than or equal to $150,000,000 and, when aggregated with the Purchase Price of all other Permitted Cellular System Acquisitions and Permitted Asset Swaps consummated on and after the Closing Date to any date of determination, does not exceed $450,000,000; (ii) the fair market value of the Cellular Assets conveyed by any Company in the Subject Acquisition, when aggregated with the fair market value of all other Cellular Assets conveyed by the Companies in all Permitted Asset Swaps consummated on


                                                                     Exhibit E-3
            and after the Closing Date does not exceed $700,000,000; (iii) as of the date any Cellular Assets of a Company are conveyed pursuant to the Subject Acquisition, the sum of (x) the Asset Operating Cash Flow of the Cellular Assets being conveyed by such Company plus (y) the aggregate Asset Operating Cash Flow attributable to all other Permitted Assets Swaps consummated on and after the Closing Date does not exceed 35% of the Operating Cash Flow of the Companies as reflected on the most-recently delivered Compliance Certificate;
            (iv) at the time of the Permitted Asset Swap, such Company has entered into one or more binding agreement or agreements with non-affiliated Persons to acquire Cellular Assets having an aggregate fair market value reasonably equivalent to the Cellular Assets to be exchanged by such Company; (v) within six months of the execution of the binding agreements referred to in clause (iv), Borrower shall deliver a certificate to Administrative Agent stating that the Permitted Asset Swap has been consummated; and (vi) the Cellular Assets acquired pursuant to the Permitted Asset Swap either
            (i) are located (A) within 200 miles of a Cellular System owned by Borrower or any of its Subsidiaries or (B), so long as DCS is the Manager, within 200 miles of a Cellular System owned by Communications or its Subsidiaries or (ii) include at least 1,000,000 Pops capable of being served in contiguous Cellular Systems; and]

            If the Subject Acquisition is a "Permitted PCS License Acquisition," then: (i) the Purchase Price for the Subject Acquisition is less than or equal to $25,000,000 and, when aggregated with the Purchase Price of all other Permitted PCS License Acquisitions consummated on and after the Closing Date to any date of determination, does not exceed $50,000,000; (ii) the projected Capital Expenditures detailed on the Supplemental Capital Expenditure Budget with respect to the Subject Acquisition (to the extent approved by Administrative Agent, Co-Syndication Agents, and Co-Documentation Agents), when aggregated with the Supplemental Capital Expenditures of all other Permitted PCS License Acquisitions consummated on and after the Closing Date, does not exceed $100,000,000 in the aggregate; (iii) before giving effect to the Subject Acquisition, the Leverage Ratio for the Companies was less than 7.00 to 1.00; and (iv) after giving effect to the Subject Acquisition, the voting and economic interests in Parent held by AWS and its Affiliates and Communications and its Affiliates shall be equal to their respective interests immediately prior to the consummation of such acquisition;]

      g. All acquisition documents or asset exchange documents, as appropriate, related to the Subject Acquisition (the "Acquisition Documents") have been duly and validly executed and delivered by each of the parties thereto and constitute the legal, valid, and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms (except as may be limited by applicable Debtor Relief Laws);

      h. All representations and warranties made by Borrower in the Permitted Acquisition Compliance Certificate and related Borrowing Notice (if any) delivered with respect to the Subject Acquisition, and by any Company or other Person in the Acquisition Documents, are true and correct in all material respects on and as of the date made or deemed made, as of the Acquisition Date, and as of the date(s) of funding of the Borrowing (if any) and the delivery of this certificate; and the Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no


                                                                     Exhibit E-3
            other agreements, arrangements, or understandings, written or oral, relating to the matters covered thereby; and

      i. The Subject Acquisition or if a Permitted Asset Swap in which the disposition and the acquisition of the Cellular Assets do not occur during the same fiscal quarter, the ________ stage (specify either acquisition or disposition), has been consummated contemporaneously with the making of the related Borrowing (if any) and the delivery of this certificate, and in compliance, in all material respects, with all conditions and requirements contained in the Acquisition Documents; no breach of any material term or condition contained in such Acquisition Documents has occurred; after giving effect to the Subject Acquisition, Borrower or its Subsidiary, as applicable, has acquired and become the owner(s) of all of the property or assets to be acquired thereby free and clear of any Liens, except Permitted Liens; in connection with the Subject Acquisition, no Company has assumed any liabilities other than those reflected or reserved against in the applicable pro forma Financial Statements delivered to Administrative Agent, or contingent liabilities under the Acquisition Documents which are not required to be reflected or reserved against in accordance with GAAP.

                     Remainder of Page Intentionally Blank.
                            Signature Page to Follow.


                                                                     Exhibit E-3

      EXECUTED on the date first written on this Permitted Acquisition Loan Closing Certificate.

                           ACC ACQUISITION CO.
                           (including its successor by merger, American Cellular Corporation)


                           By: _________________________________________________
                               Name:  __________________________________________
                               Title: __________________________________________


                                                                     Exhibit E-3

                                    EXHIBIT F

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

      Reference is made to the Credit Agreement dated as of February 25, 2000 (as amended, modified, supplemented, or restated to the Effective Date [defined below], the "Credit Agreement") among ACC Acquisition Co., (including its successor by merger, American Cellular Corporation) ("Borrower"), ACC Acquisition LLC, as Parent, Bank of America, N.A., as Administrative Agent for Lenders ("Administrative Agent"), and other Agents and Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      "Assignor" and "Assignee" referred to on Schedule 1 agree as follows:

      1. Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty except as expressly set forth herein, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's Rights and obligations under the Credit Agreement and the related Loan Documents as of the Effective Date equal to the percentage interest specified on Schedule 1 of all outstanding Rights and obligations with respect to those Facilities under the Credit Agreement as set forth on Schedule 1 (each an "Assigned Facility"). After giving effect to such sale and assignment, Assignor's and Assignee's Committed Sum under each affected Facility under the Credit Agreement and the amount of the Principal Debt owed to Assignee under any affected Facility will be as set forth on Schedule 1.

      2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to any Loan Document or the performance or observance by any such party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (d) attaches the Notes held by Assignor (to the extent any of the Principal Debt being assigned and owed to Assignor is evidenced by Notes) and requests that Administrative Agent exchange such Notes for new Notes if so requested by either Assignor or Assignee. Any such new Notes shall be prepared in accordance with the provisions of Sections 3.1(b) of the Credit Agreement and will reflect the respective Committed Sums or Principal Debt (for each Facility, as appropriate) of Assignee and Assignor after giving effect to this Assignment and Acceptance Agreement.

      3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (c) agrees that it will, independently and without reliance upon Administrative Agent, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as


                                                                       Exhibit F
are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (g) attaches any U.S. Internal Revenue Service or other forms required under Section 4.6(d) of the Credit Agreement.

      4. Following the execution of this Assignment and Acceptance Agreement by Assignor, Assignee, and Borrower (to the extent required hereunder), it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent pursuant to the Credit Agreement. The effective date for this Assignment and Acceptance Agreement shall be the date described on Schedule 1 (the "Effective Date"), which shall not, unless otherwise agreed to by Administrative Agent in its sole discretion, be earlier than five Business Days from the date of such acceptance and recording by Administrative Agent.

      5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the Rights and obligations of a Lender thereunder, and (b) Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its Rights and be released from its obligations under the Agreement.

      6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement, the Notes (to the extent any of the Principal Debt owed to Assignee is evidenced by Notes), and loan accounts in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees and other fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

      7. Unless Assignee is a Lender, an Affiliate of Assignor, or an Approved Fund of Assignor, this Assignment and Acceptance Agreement is conditioned upon the consent of Administrative Agent and, unless a Default or Potential Default then exists, Borrower, pursuant to the definition of "Eligible Assignee" in the Credit Agreement. The execution and delivery of this Assignment and Acceptance Agreement by Borrower and Administrative Agent is evidence of this consent.

      8. As contemplated by Section 13.13(b)(iv) of the Credit Agreement, Assignor or Assignee (as determined between Assignor and Assignee) agrees to pay to Administrative Agent for its account on the Effective Date in federal funds a processing fee of $3,500 (or (a) $2,500 for an assignment between Lenders or (b) such other amount agreed to by Administrative Agent).

      9. THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      10. This Assignment and Acceptance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance Agreement.


                                                                       Exhibit F

      IN WITNESS WHEREOF, Assignor and Assignee have caused Schedule 1 to this Assignment and Acceptance Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.


                                                                       Exhibit F

                                   SCHEDULE 1
                     TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

=================================================================================================================
   Assigned Facility         Committed Sum or                   Commitment Percentage
                              Principal Debt        (i.e. the proportion that Assignee's Committed Sum to be
                                 Assigned           acquired bears to the aggregate Committed Sum of all
                              (as applicable)       Lenders) or Percentage of Principal Debt assigned (i.e. the proportion that the Principal Debt to be acquired by
                                                    Assignee bears to the aggregate Principal Debt under the
                                                    respective Facility) (set forth to at least 8 decimal points)
=================================================================================================================
Revolver Facility
-----------------------------------------------------------------------------------------------------------------
Term Loan A Facility
-----------------------------------------------------------------------------------------------------------------
Term Loan B Facility
-----------------------------------------------------------------------------------------------------------------
Term Loan C Facility
=================================================================================================================

EFFECTIVE DATE OF ASSIGNMENT: *______________ ___, ______

By execution below Assignor and Assignee represent and warrant to Administrative Agent and the Companies that this Assignment and Acceptance Agreement and the assignment proposed to be effected hereby satisfies all the requirements of
Section 13.13(b) of the Credit Agreement.

                                [NAME OF ASSIGNOR], as Assignor
                                By: ____________________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________
                                Date: __________________________________________
                                Address for Notice:_____________________________
                                ________________________________________________
                                ________________________________________________
                                Attn: __________________________________________
                                Telephone: _____________________________________
                                Telecopier: ____________________________________

                                [NAME OF ASSIGNEE], as Assignee By:
                                By: ____________________________________________
                                    Name:  _____________________________________
                                    Title: _____________________________________
                                Date: __________________________________________
                                Address for Notice:_____________________________
                                ________________________________________________
                                ________________________________________________
                                Attn: __________________________________________
                                Telephone: _____________________________________
                                Telecopier: ____________________________________

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance Agreement to Administrative Agent unless otherwise agreed by Administrative Agent in its sole discretion.


                                                                       Exhibit F

If Section 13.13(b) and clause (d) of the definition of "Eligible Assignee" of the Credit Agreement so require, Borrower and Administrative Agent consent to this Assignment and Acceptance Agreement.

                                    ACC ACQUISITION CO.
                                    (including its successor by merger, American
                                    Cellular Corporation), as Borrower

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title:
                                    Date: ______________________________________


                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent

                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title:
                                    Date: ______________________________________


                       Assignment and Acceptance Agreement
                                 Signature Page

                                   EXHIBIT G-1

                     FORM OF OPINION OF COUNSEL OF BORROWER
                         (American Cellular Corporation)

                                            February 25, 2000

Bank of America, N.A., as Administrative Agent
Each Lender under the Credit Agreement (as hereinafter defined)

        Re: Credit Agreement for ACC Acquisition Co. (including its successor by merger, American Cellular Corporation)

Ladies and Gentlemen:

      We have acted as counsel to ACC ACQUISITION LLC, a Delaware limited liability company (the "Parent") and ACC ACQUISITION CO., a Delaware corporation (together with its successor by merger, AMERICAN CELLULAR CORPORATION, the "Borrower"), and the other Companies in connection with (i) the Credit Agreement of even date herewith (the "Credit Agreement"), among the Borrower, the Parent, BANK OF AMERICA, N.A., as Administrative Agent (the "Agent"), BANK OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Book Running Manager, LEHMAN COMMERCIAL PAPER INC. and TD SECURITIES (USA) INC., as Co-Syndication Agents, and CIBC WORLD MARKETS CORP. and BARCLAYS BANK PLC, as Co-Documentation Agents, and the Lenders named on Schedule 2.1 to the Credit Agreement (the "Lenders"), and (ii) the American Merger (as defined in the Credit Agreement).

      This opinion is delivered pursuant to Section 7.1 of the Credit Agreement and except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Credit Agreement; provided, however, that for the purpose of this opinion, the term "Company" or "Companies" shall mean Parent, Borrower and each of the entities listed on Exhibit A attached hereto and made a part hereof.

      We have examined such corporate, limited liability company, and partnership documents and such records of the Parent, the Borrower and the other Companies and such certificates of public officials and officers of the Companies, other documents, and matters of law as we deemed necessary or appropriate, including, without limitation, originals or copies of (a) the Credit Agreement, (b) the Notes, (c) the Guaranty of even date herewith executed by the Parent and certain of the Companies parties thereto (the "Guaranty"), (d) the Pledge, Assignment and Security Agreement of even date herewith executed by the Parent, Borrower and certain of the Companies parties thereto (the "Security Agreement"), (e) a form of Financing Statement which would be completed showing the respective Companies, as debtors, and the Agent, as Secured Party (the "Financing Statements") (all of the foregoing, collectively, the "Transaction Documents"). Additionally, we have examined (i) the Agreement and Plan of Merger dated as of October 5, 1999, by and among the Parent and American Cellular Corporation, a Delaware corporation ("American"); (ii) the Stockholder Voting Agreement dated as of October 5, 1999, by and among the Parent, the Borrower, American and certain stockholders of American; (iii) the Unrestricted Equity Agreement dated October 5, 1999, by and among AWS, AT&T Wireless Services JV Co. ("AWS JV") and the Parent; (iv) the Second Amended and Restated Limited Liability Company Agreement dated as of the date hereof, by and among the Parent, AWS JV and Dobson JV Company ("Dobson JV"); (v) the Amended and Restated Management


                                                                     Exhibit G-1

Bank of America, NA., as Administrative Assistant
Each Lender under the Credit Agreement
February 25, 2000
Page 2

Agreement dated as of the date hereof, by and among Dobson Cellular Systems, Inc. ("DCS") and the Parent; (vi) the Amended and Restated Operating Agreement dated as of the date hereof, by and among DCS and the Parent; and (vii) the Amended and Restated Operating Agreement dated as of the date hereof, by and among AWS and the Parent (such agreements referred to in clauses (i) through (vii), being collectively referred to as the "American Merger Documents"). We also have obtained and rely on (a) certificates of existence and good standing for each of the Companies from (i) their respective states of incorporation/formation and (ii) such states as we have been advised by the Companies are the states in which the Companies conduct business (collectively, the "Good Standing Certificates") and (b) such other certificates and assurances from public officials as we have deemed necessary or appropriate for the purpose of rendering this opinion. In particular, as to the opinions rendered in subparagraphs (a) and (b) of each of paragraphs 1 and 2 below, we rely exclusively on such Good Standing Certificates as the basis of such opinions.

      We have assumed: (i) all signatures are genuine (other than the signatures on behalf of the Borrower and the Companies), (ii) all individual signatories to the Transaction Documents and/or the American Merger Documents are competent,
(iii) all documents submitted to us as originals are authentic, (iv) all documents submitted to us as copies conform with the originals of those documents, (v) all documents examined by us are accurate and complete, (vi) the legal capacity of all persons executing documents (other than the corporate and limited liability company capacity of the Borrower and the Companies), (vii) the proper indexing and accuracy of all public records and documents, (viii) the due issuance and validity of all laws, ordinances, and regulations, (ix) the Companies have rights in the Collateral (as defined in the Security Agreement) (the "Collateral"), (x) the Lenders have made the initial advance under the Credit Agreement, (xi) except for such Financing Statements to be filed in the State of New York (which are discussed in paragraph 12 below), the Financing are in sufficient form for perfecting security interests in the Collateral under the applicable law of the states in which such Financing Statements are to be filed,
(xii) the Financing Statements filed against each Company as "debtor" are filed in each jurisdiction where such Company is located, such Company has its chief executive office or such Company's Collateral is located (all such jurisdictions are referred to herein as the "Filing Jurisdictions"), and all filing fees and taxes payable in connection with the filing of such Financing Statements are paid in full, and (xiii) the business conducted by the Companies consists exclusively of the activities customarily conducted by companies providing cellular telephone services.

      For purposes of this opinion, we are assuming that the Agent and each Lender have all requisite power and authority and have taken all necessary action to enter into the Transaction Documents and to effect such transactions. We also assume that Agent and each Lender has duly executed and delivered the Transaction Documents, and the Transaction Documents constitute valid and binding obligations of each of the Agent and the Lenders, enforceable against each of the Agent and the Lenders in accordance with their respective terms.

      We assume that all actions have been taken to effect the Agent and the Lenders' compliance with any state or federal laws (or regulations of any political subdivision or instrumentality thereof) applicable to the transactions described in the Transaction Documents (including, without limitation, the enforcement of any rights granted thereby) because of the nature of the business of the Agent or the Lenders or facts relating


                                                                     Exhibit G-1

Bank of America, NA., as Administrative Assistant
Each Lender under the Credit Agreement
February 25, 2000
Page 3

specifically to any of the Agent or the Lenders, or as to the effect of any such non-compliance as a result thereof on the opinions set forth below.

      We render no opinion on matters except as specifically stated. In particular, we express no opinions with respect to (i) the title to any of the Collateral, (ii) the priority of the security interests and liens on the Collateral created by the Transaction Documents, (iii) except as expressly stated herein, the perfection of any security interests or lien on the Collateral created by the Transaction Documents and in particular, we express no opinion with respect to the validity or perfection of any security interest or other lien purported to be created by the Transaction Documents in Collateral consisting of (A) real estate, (B) fixtures, (C) licenses, permits, franchises or grants of authority issued by the FCC, any PUC or other regulatory authority,
(D) Collateral located in jurisdictions outside the United States (if any), (E) or except as provided in paragraph 14 below, property as to which a security interest cannot be granted and perfected by filing in the Filing Jurisdictions under the UCC (as hereinafter defined), (iii) the accuracy or sufficiency of the description of the Collateral, (iv) the compliance of any real or personal property with any applicable zoning, subdivision, building, safety, environmental, health, hazardous waste, wetlands protection or other applicable laws or regulations, or (v) federal or state securities laws and tax laws and regulations, (vi) federal and state laws and regulations concerning filing and notice requirements, (vii) compliance with fiduciary duty requirements, (viii) except as specified in paragraph 11 below, any rules of choice of law, (ix) pension and employee benefit laws and regulations and (x) the Communications Act or rules or regulations of any PUC.

      As to various questions of fact material to our opinion, information with respect to which is in the possession of the Companies, we have made inquiries of the Companies and have relied upon the accuracy of the Companies' responses, and as to factual matters, the opinions expressed below are made in reliance upon the correctness of the representations, warranties, and other information contained in the Transaction Documents and/or the American Merger Documents and otherwise obtained during our examination of the documents and other matters described above, including, without limitation, the facts stated in the Certificate of even date herewith executed by the Borrower and the Companies (the "Certificate"), a copy of which is attached hereto as Exhibit B. We have made no independent investigation with respect to such factual matters, although we have no actual knowledge that any such responses, facts or representations are incorrect in any material respect. Whenever our opinion refers to "our actual knowledge", it is based solely on the actual knowledge (and not constructive, implied or imputed knowledge) of attorneys who are currently partners or employees of this firm and who are directly involved in the representation of the Companies in connection with the transactions evidenced by the Transaction Documents or comprising the American Merger. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Companies. In particular, we advise you that we have not searched the dockets of any court or undertaken a judgment search for judgments against any of the Companies in any jurisdiction.

      The opinions hereinafter expressed are qualified to the extent that: (a) the enforceability of any agreement or instrument or any right granted thereunder may be subject to or affected by any bankruptcy, reorganization, insolvency, avoidance, fraudulent conveyance, arrangement, moratorium, marshalling or other similar laws relating to or affecting the rights of creditors generally; (b) the remedy of injunctive relief,


                                                                     Exhibit G-1

Bank of America, NA., as Administrative Assistant
Each Lender under the Credit Agreement
February 25, 2000
Page 4

specific performance and any other equitable remedies may be unavailable in any jurisdiction or may withheld as a matter of judicial discretion; (c) the enforceability of any agreement or instrument or any right granted thereunder may be subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or in law) and to the discretion of the court before which proceedings thereof may be brought;
(d) the enforceability of any agreement or instrument or any right granted thereunder may be subject to public policy considerations or court decisions which may limit rights to obtain indemnification; (e) the enforceability of any agreement or instrument or any right granted thereunder may be subject to the enforceability under certain circumstances under applicable law or court decisions of those provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law; and (f) certain rights, remedies, forfeitures, penalties, waivers or elections contained in the Transaction Documents and/or the American Merger Documents may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions, but the application thereof would not, in our opinion, render the Transaction Documents or the American Merger Documents invalid as a whole, or render the remedies provided for therein, taken as a whole, inadequate for the practical realization of the benefits intended to be provided thereby (except for the economic consequences of procedural or other delay).

      Our opinions expressed below are further qualified as follows:

      (i) perfection of the security interests in proceeds will be limited to the extent provided in Section 9-306 of the UCC;

      (ii) to the extent the security interests are perfected by filing the Financing Statements, Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings and each fifth anniversary thereafter in order to maintain the effectiveness of the filings;

      (iii) the security interests will cease to be perfected as to (A) any Collateral acquired by a debtor more than four months after such debtor so changes its name, identity or structure so as to make the Financing Statements seriously misleading, unless new appropriate financing statements are properly filed before the expiration of such four months, (B) any Collateral consisting of accounts, general intangibles or chattel paper arising more than four months after a debtor changes its principal office or residence to a new jurisdiction outside of the Filing Jurisdictions, (C) items of Collateral consisting of goods purchased from a Company by a buyer in the ordinary course of business (as defined in Section 1-201(9) of the UCC), (D) buyers of chattel paper or instruments who give new value and take possession in the ordinary course of business, (E) buyers of items of Collateral consisting of goods purchased a Company otherwise than in the ordinary course of business to the extent that the security interests secure future advances made after the secured party acquires knowledge of the purchase, or more than 45 days after the purchase, whichever first occurs, unless made pursuant to a commitment entered into without knowledge of the purchase and before the


                                                                     Exhibit G-1

Bank of America, NA., as Administrative Assistant
Each Lender under the Credit Agreement
February 25, 2000
Page 5

            expiration of the 45-day period, and (F) Collateral otherwise disposed of by a Company if such disposition is authorized pursuant to the Transaction Documents, but in such event the security interests would cover the proceeds of such sale to the extent contemplated by Section 9-306 of the UCC;

      (iv) if any of the Collateral is moved to a state in which a Financing Statement has not been filed or if a Company's location changes to another state, or in some states where a local filing is required, to another county or city in which a Financing Statement has not been filed, Sections 9-103 and Section 9-401(3) of the UCC require that a new appropriate financing statement be filed in such new state, county or city, as the case may be, within four months after such move to continue perfection of the security interest;

      (v) to the extent that the security interests in the Collateral are subject to Article 9 of the UCC, such Security Interests will be enforceable against and will attach to such Collateral only to the extent that a Company has rights therein;

      (vi) we have assumed that none of the Collateral consists of consumer goods, crops growing or to be grown, timber to be cut, minerals or the like at the wellhead or the minehead;

      (vii) in the case of instruments (as such term is defined in Article 9 of the UCC) or money, the security interests therein cannot be perfected by the filing of the Financing Statements but will be perfected only if possession thereof is obtained in accordance with the provisions of the Security Agreement;

      (viii) in the case of property which becomes part of Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which the property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

      (ix) in the event that Revised Article 9 of the UCC becomes effective, additional filings may be required in accordance with the transition rules set forth therein in order to continue perfection of the security interests in the Collateral.

      We express no opinion as to the solvency of any of the Companies or any other Person and we assume for purposes of this opinion that the transactions contemplated by the Transaction Documents and/or the American Merger Documents (as applicable) do not render any of such Persons insolvent.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. Each Company (including, without limitation, the Borrower) that is a corporation (a) is a corporation validly existing and in good standing under the laws of its state of organization, (b) is duly


                                                                     Exhibit G-1

Bank of America, NA., as Administrative Assistant
Each Lender under the Credit Agreement
February 25, 2000
Page 6

qualified to transact business as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require the same and where the failure to so qualify could not reasonably be expected to be a Material Adverse Event, and (c) possesses the requisite corporate authority to conduct its business and execute, deliver and comply with the terms of each of the Transaction Documents and the American Merger Documents to which it is a party, which have been duly authorized and approved by all necessary corporate action.

      2. Each Company (including, without limitation, the Parent) that is a limited liability company (a) is a limited liability company validly existing and in good standing under the laws of its state of organization, (b) is duly qualified to transact business as a foreign limited liability company in each jurisdiction where the nature and extent of its business and properties require the same and where the failure to so qualify could not reasonably be expected to be a Material Adverse Event, and (c) possesses the requisite limited liability company authority to conduct its business and execute, deliver and comply with the terms of each of the Transaction Documents and the American Merger Documents to which it is a party, which have been duly authorized and approved by all necessary limited liability company action.

      3. Each Company has duly executed and delivered each Transaction Document and each American Merger Document to which such Company is a party.

      4. Each Transaction Document and each American Merger Document to which any Company is a party evidences the valid and legally binding obligation of such Company, enforceable against such Company in accordance with its respective terms.

      5. Except such consents and approvals which have already been obtained, or such consents and approvals which the failure to so obtain would not result in a Material Adverse Event, no authorization, consent, approval, license, declaration or registration with, any Governmental Authority, or any other Person, is required to be obtained in connection with the execution and performance of the Transaction Documents and the American Merger Documents. To our knowledge, the consummation of the transactions contemplated by the American Merger Documents and the Transaction Documents is not restrained by any decree, injunction of any court or governmental agency.

      6. The execution, delivery and performance of, and compliance with the terms of, the Transaction Documents and the American Merger Documents will not cause any Company party thereto to be in violation of its respective Articles or Certificates of Incorporation, Articles of Organization, Operating Agreement, or Bylaws (as applicable).

      7. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the American Merger Documents will not cause the Borrower or any other Company to be in violation of any Laws other than such violations which could not reasonably be expected to be, individually or collectively, a Material Adverse Event.


                                                                     Exhibit G-1

Bank of America, NA., as Administrative Assistant
Each Lender under the Credit Agreement
February 25, 2000
Page 7

      8. We confirm to you that, to our actual knowledge, there is no action, suit, proceeding or investigation at law or in equity before any court, public board or body, pending or threatened against or affecting the Borrower or any of the other Companies other than those matters set forth in Schedule 1 attached hereto.

      9. The extent of the ownership of the capital stock of, or equity interest in, and jurisdiction of organization of, each Company is as set forth on
Schedule 8.3 of the Credit Agreement, and, except as set forth on such Schedule 8.3, to our actual knowledge the Companies do not have any other Subsidiaries.

      10. No Company is subject to regulation under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935 (the "1935 Act"). In rendering the opinion set forth in this paragraph with respect to 1935 Act, we have been advised by the Borrower that no Company is an "electric utility company" or a "gas utility company" as those terms are defined in the 1935 Act.

      11. A New York court applying Section 5-1401 of the New York General Obligations Laws would uphold the provisions of the Transaction Documents whereby the parties agree that the Transaction Documents are to be governed by the laws of the State of New York.

      12. The financing statements attached hereto as Schedule 2 (the "New York Financing Statements") are in sufficient form for filing with respectively, the offices of the Secretary of State of New York, the Clerk of Delaware County, New York, the Clerk of Orange County, New York, and the Clerk of Dutchess County, New York (collectively, the "New York Filing Offices"). Upon the filing of the New York Financing Statements with the New York Filing Offices, the Agent will have a perfected security interest in that portion of the Collateral in which a security interest can be perfected by filing a financing statement under the New York Uniform Commercial Code.

      13. To the extent that a security interest in the Collateral can be granted under the Uniform Commercial Code (the "UCC") and can be perfected by the filing of financing statements under Article 9 of the UCC in the Filing Jurisdictions in which the Agent will file the Financing Statements, upon the filing of the Financing Statements in all offices in the Filing Jurisdictions where the Financing Statements are required to be filed under the applicable laws of the Filing Jurisdictions, the Transaction Documents shall create and perfect valid security interests in favor of the Agent for the benefit of the Lenders.

      14. Upon the delivery to and continuous possession of the Agent, on behalf of the Lenders, of the Collateral consisting of Certificated Securities (as defined in the UCC in effect in the State of New York), the Transaction Documents will create a valid security interest in such Certificated Securities.

      We are members of the bar of the States of New York and Rhode Island, and we do not purport to express any opinion herein concerning any law other than the laws currently in effect in the States of New York and Rhode Island, the General Corporation Law of the State of Delaware and the federal law of the United States of America. We express no opinion as to the effect of any future amendments, changes or modifications of any such laws, statutes, rules, regulations or court decisions; and we assume no obligation


                                                                     Exhibit G-1

Bank of America, NA., as Administrative Assistant
Each Lender under the Credit Agreement
February 25, 2000
Page 8

to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in any law, statute, rule, regulation or court decision which may hereafter occur.

      This opinion is delivered to you solely for your use in connection with the extensions of credit contemplated by the Transaction Documents, and it may not be circulated, quoted or referred to, or be relied upon by any other person or for any other purpose other than the Agent, each Lender, each assignee that hereinafter becomes a Lender pursuant to Section 13.13 of the Credit Agreement and the law firm of Haynes and Boone, LLP, in its capacity as counsel for the Agent, without our prior written consent.

                                Very truly yours,

                                EDWARDS & ANGELL, LLP


                                By:_________________________________
                                     Walter G.D. Reed, a Partner


                                                                     Exhibit G-1

                                    Exhibit A

3.    ACC of Kentucky LCC, a Delaware limited liability company.

4.    ACC of Kentucky License LLC, a Delaware limited liability company.

5.    ACC of Michigan Corporation, a Delaware corporation.

6.    ACC of Michigan License LLC, a Delaware limited liability company.

7.    ACC of Minnesota Corporation, a Delaware corporation.

8.    ACC of Minnesota License LLC, a Delaware limited liability company.

9.    ACC of New York License I, LLC, a Delaware limited liability company.

10.   ACC of New York License II, LLC, a Delaware limited liability company.

11.   ACC of New York License III, LLC, a Delaware limited liability company.

12.   ACC of Ohio Corporation, a Delaware corporation.

13.   ACC of Ohio License LLC, a Delaware limited liability company.

14.   ACC of Pennsylvania LCC, a Delaware limited liability company.

15.   ACC of Pennsylvania License LLC, a Delaware limited liability company.

16.   ACC of Tennessee LCC, a Delaware limited liability company.

17.   ACC of Tennessee License LLC, a Delaware limited liability company.

18.   ACC of Wausau Corporation, a Delaware corporation.

19.   ACC of Wausau License LLC, a Delaware limited liability company.

20.   ACC of West Virginia Corporation, a Delaware corporation.

21.   ACC of West Virginia License LLC, a Delaware limited liability company.

22.   ACC of Wisconsin LCC, a Delaware limited liability company.

23.   ACC of Wisconsin License LLC, a Delaware limited liability company.

24.   Alexandra Cellular Corporation, a Delaware corporation.

25.   Alton CellTelCo Cellular Corporation, a Delaware corporation.


                                                                     Exhibit G-1

26.   American Cellular Wireless LLC, a Delaware limited liability company.

27.   Chill Cellular Corporation, a Delaware corporation.

28.   Dutchess County Cellular Telephone Co., Inc., a Delaware corporation.

29.   PCPCS Corporation, a Delaware corporation

30.   Cellular Information Systems of Laredo, Inc.


                                                                     Exhibit G-1

                     SCHEDULE 1 to Edwards & Angell Opinion

1.    Possible Equitable Lien - Eau Claire System

      ACC Wisconsin License LLC holds the license for all of the Borrower's FCC licenses for cellular systems in Wisconsin except for the Wausau MSA license (which is owned by ACC Wausau License LLC).

      Among the licenses ACC Wisconsin License LLC holds is the license for the Eau Claire MSA. ACC Wisconsin License LLC is a wholly-owned subsidiary of ACC of Wisconsin LLC, which was formed on December 30, 1998, by the consolidation of six wholly-owned operating subsidiaries of American Cellular Wireless LLC, with American Cellular Wireless LLC becoming the sole member of ACC of Wisconsin LLC. ACC Wisconsin License LLC received the Eau Claire MSA license from Chippewa Cellular Corporation ("Chippewa") as part of the corporate consolidation. Chippewa had earlier acquired the license from C.I.S. of Eau Claire, Inc., Debtor-in-Possession.

      At the time Chippewa acquired the license from C.I.S. of Eau Claire, Inc., Debtor-in-Possession, certain parties apparently held interests in the Eau Claire MSA "cellular system" but were not stockholders of Chippewa. Those parties hold no ownership interest in ACC of Wisconsin LLC of ACC Wisconsin License LLC. However, it is possible that those interest holders (amounting to no more than a 2.0453% overall interest) retain an equitable claim with regard to the Eau Claire MSA "cellular system".

2.    Doyle v. Price, et al.

      A class action lawsuit was filed in New York state court in 1998 by certain shareholders of PriCellular Corporation ("PriCellular") against PriCellular and certain of its directors in the matter of Doyle v. Price, et al. The lawsuit resulted from the Company's acquisition of PriCellular and challenged, among other things, the adequacy of disclosures to shareholders in connection with the transaction, the amount of the "break-up" fee and the price offered to PriCellular's shareholders. The lawsuit has been settled, and the settlement has been preliminarily approved by the court. The final approval hearing is scheduled for March 28, 2000. To date the Company has not received notice of objections to the settlement from any class members. The Company disclaimed any fault in the settlement, which does not require payment of any damages by the Company. The Company has, however, agreed to reimburse the plaintiffs' attorneys fees in the amount of $350,000. An accrual in an amount greater than the anticipated attorney fees was made on the books of the Company as of December 31, 1998.

3.    Dutchess County Cellular Telephone Co. v. Quartararo

      One of the Company's subsidiaries filed a lawsuit in New York state court in 1998 against its former New York real estate and zoning counsel Quartararo & Quartararo for conflict of interest, breach of fiduciary duty and malpractice. The Company is seeking over $2,000,000 in damages in the lawsuit. Zoning counsel failed to reveal that he owned property next door to one of the Company's proposed sites, and failed to inform the Company that he was secretly working to defeat the Company's zoning application. The Quartararo defendants answered the complaint and are seeking a dismissal, but did not counterclaim against the Company. The Court denied defendants' motion to dismiss in large


                                                                     Exhibit G-1
      part. Following their failure to obtain a dismissal, defendant's insurance company contacted the Company and requested settlement discussions.

4.    McCarty Employment Matters

      This matter arose from the Company's Kentucky subsidiary's discharge of an area manager after numerous written warnings and the failure to perform basic management tasks, including making and posting a schedule for sales employees. The matter is an appeal of a finding that unemployment insurance benefits were appropriate. The Kentucky Unemployment Insurance Commission initially denied unemployment benefits to a former supervisor discharged for cause by one of the Company's subsidiaries. The former employee appealed, and was granted unemployment benefits, which are covered by the Company's contributions to the fund. The Company appealed this decision.

5.    Laredo I.S.D., et al. v. Cellular Information Systems of Laredo, Inc.

      The School districts in Laredo, Texas are seeking back taxes allegedly owed for 1994 and 1995 from Cellular Information Systems of Laredo, Inc. This subsidiary was acquired by the Company out of bankruptcy in late 1994 and, accordingly, the Company believes the 1994 taxes were released by the final bankruptcy order. In addition, the Company's accounting records indicate the 1995 taxes were paid. The total taxes, penalties and interest sought in the suits for both 1994 and 1995 is approximately $140,000 (including penalties and interest). The Company is investigating and disputing these claims.

6.    Department of Labor Inquiry in Wisconsin

      In response to a single complaint, the U.S. Department of Labor made a preliminary investigation of possible overtime pay owed to sales people at the Company's Wisconsin subsidiary who might have worked more than forty hours per week and whose salary and commissions did not equal the statutorily required time-and-one-half required for hours worked over forty per week. After determining that both the number of potentially affected individuals and hours involved were very small, the U.S. Department of Labor investigator asked the subsidiary to perform a self-audit. Although the Company believes the individuals involved are not owed overtime pay, the self audit revealed the total amount at issue was less than $10,000 even if overtime were due. The results of the Company's self-audit have been forwarded to the investigator, and it appears this matter will be resolved for less than the amount originally estimated.

7.    Kentucky PSC Confidentiality Request

      An administrative matter in Kentucky involves a request for confidentiality of subscriber and revenue figures for the Company's Kentucky subsidiary, which are disclosed yearly to the state to allow an assessment by the Kentucky Public Service Commission. Kentucky Public Service Commission officials have stated that they intend to disclose all wireless carrier subscriber counts and gross revenues. After the Company filed its brief in this matter, the PSC canceled the scheduled hearing and submitted the matter on the record.

8.    Art Richmond


                                                                     Exhibit G-1

      Art Richmond is a small dealer for the Company's Minnesota subsidiary. Mr. Richmond has complained for years that he is not treated fairly because he is blind. The Company's investigation reveals that in fact, he has been appropriately paid and even allowed to remain a dealer despite consistently failing to meet minimum activation levels. Mr. Richmond has never filed any claim.

9.    West Virginia Attorney General Actions.

      The Borrower and its Subsidiaries may be subject to a possible investigation of the entire CMRS industry by the West Virginia Attorney General ("WVAG"). The WVAG is currently investigating Easterbrooke Cellular ("Easterbrooke"), a company wholly unrelated to the Borrower. The WVAG may broaden the investigation to include all cellular, PCS and SMR licensees in West Virginia. Apparently, the WVAG maintains that any sale by an agent/dealer (such as Radio Shack) is a "door-to-door" sale requiring a three-day "cooling-off" period. Easterbrooke filed a motion to dismiss citing the exception in the law freeing common carriers from its terms. In addition, the WVAG has also challenged certain billing practices engaged in by all carriers, such as late fees and early termination charges for breaking a contract. The Borrower may qualify under an exception for common carriers filing tariffs, and the Borrower has tariffs still on file with the West Virginia Public Service Commission that allow the challenged practices. The West Virginia Wireless Coalition, which includes virtually all CMRS carriers, is contemplating filling a motion for declaratory relief in federal court to circumvent any further action by the WVAG against any other wireless carrier. No claims have been against the Borrower to date.

10.   Kentucky Consumer Protection Act Investigation.

      The Borrower's Kentucky subsidiary has received a notice from the Kentucky Attorney General's Office concerning a complaint from a dealer for one of its Kentucky competitors alleging a possible violation of the Consumer Protection Act prohibiting unfair, false, misleading or deceptive acts or practices in trade or commence. In particular, the investigation was aimed at advertisements that noted that "Digital Rate Plans were Available". After its initial investigation, the Kentucky Attorney General's office acknowledged that there had been no consumer complaint, and that the Kentucky subsidiary did provide some digital service, as well as some digital functionality, but complained that ads did not adequately detail certain limitations on the scope of digital service. Moreover, in discussions with the Borrower, the Assistant Attorney General has acknowledged that the primary effect of "Digital Rate Plans" is to lower prices to consumers by charging for digital service even where more expensive analog service is provided. The Assistant Attorney General suggested this matter may be settled by m ore complete disclosure in future advertisements and some notice to current digital subscribers in their bills. Although it appears that the Attorney General's action, which goes to type and quality of service, may be preempted by federal restrictions on state rate regulation, the Borrower is considering a voluntary disclosure or a formal consent, in either instance without any admission and conditioned upon a termination of the investigation.


                                                                     Exhibit G-1

11.   Consumer Protection Matters.

      In addition, two of the Borrower's subsidiaries received a total of three letters from May through September 1998, one from the Wisconsin Consumer Protection Bureau and two from the State of New York, Office of the Attorney General, Bureau of Consumer Frauds and Protection, to respond to complaints from three individual subscribers regarding a charge for a roamer administration fee. Both subsidiaries responded that the chargers were clearly allowed by the subscribers contracts, and moreover, were allowed under the applicable state's laws as a proper pass-through of expenses required by federal regulations. To date, neither the Wisconsin Bureau nor the New York State Attorney General has taken any further action.

12.   Fees Due and Payable

      Beginning on January 1, 1998, the FCC imposed a requirement that all cellular businesses, including the Company, make payments to the Universal Service Fund equal to a variable percentage of its gross revenue from cellular telephone activity, in an amount of approximately 0.7%. By letters dated April 16, 1999, the Universal Service Administration Corporation "USAC") advised 17 subsidiaries of the Company of USAC's request for documentation and explanation of apparent discrepancies in Universal Service Fund revenues reported by these operating subsidiaries for January-June 1998 relative to "average six month revenues reported for the period January-December 1997." On June 30, 1999, the Company responded to USAC on behalf of the subsidiaries. The Company submitted additional information to USAC on September 2, 1999, and believes that the net effect of the documents submitted will show that the Company is paying an appropriate amount to USAC for 1999. The Company intends to continue to comply with this levy and has been passing this charge on to its customers since January 1, 1998.

13.   Minnesota Roaming Inquiry

      The Company's Minnesota subsidiary has received an inquiry from a local sales and use tax official in Minnesota regarding sales tax charged to a customer for roaming that had been "rerated" from a roaming rate to a local airtime rate. The Company has responded to the inquiry. The matter has been transferred to the main tax office in Minneapolis, and no further inquiry has been made.

14.   New York State Sales Tax Audits

      All three of the Company's New York subsidiaries are undergoing regular periodic sales tax audits, with the period June 30, 1997 to the present under review. The state revenue official has completed his initial review of Alexandra Cellular Corporation and Dutchess County Cellular Telephone Co., Inc., and the preliminary results suggest a refund for the Company. The state revenue officer begins the review of Chill Cellular Corporation in mid September 1999.

15.   New York Federal Excise Tax Audits

      All three of the Company's New York subsidiaries have received notices of federal excise tax review for the prior and current tax years.

16.   Wisconsin Franchise Tax Audits


                                                                     Exhibit G-1

      In 1998, the Company's Wisconsin controller amended the Company's Wisconsin operating subsidiaries' franchise tax returns, and sought refunds totaling approximately $20,000. This refund request triggered an audit, which the State completed in late 1998, with the State issuing a notice of further assessment in the amount of $90,000.

17.   Cellular1.com

      More than a year ago, the Cellular One Group requested that the Company transfer control of the domain name "www.cellular1.com" to the Cellular One Group. The Company responded that the Company's license agreement with the Cellular One Group permitted the use by the Company of the domain name. The Company has not received any further correspondence from the Cellular One Group on this matter.


                                                                     Exhibit G-1

                                    EXHIBIT B

             CERTIFICATE OF THE COMPANIES (Edwards & Angell Opinion)

                         Re: Opinion of Edwards & Angell

                                                   February 25, 2000

Edwards & Angell, LLP
2800 BankBoston Plaza
Providence, Rhode Island  02903

Ladies and Gentlemen:

      In connection with the delivery of your opinion of even date herewith (the "E&A Opinion") which you are rendering of even date to Bank of America, N.A., as Administrative Agent, and the Lenders named on Schedule 2.1 to the Credit Agreement (the "Lenders"), under a certain Credit Agreement dated of even date herewith among the Borrower, the Parent, BANK OF AMERICA, N.A., as Administrative Agent (the "Agent"), BANK OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Book Running Manager, LEHMAN COMMERCIAL PAPER INC. and TD SECURITIES (USA) INC., as Co-Syndication Agents, and CIBC WORLD MARKETS CORP. and BARCLAYS BANK PLC, as Co-Documentation Agents, and the Lenders named on
Schedule 2.1 to the Credit Agreement (the "Lenders"), by the Lenders, the undersigned hereby certify:

      1. The execution, delivery of and compliance with the terms of the Transaction Documents and the American Merger Documents, as defined in the Credit Agreement of even date herewith (the "Credit Agreement") to which the Borrower and any Company, as defined in the Credit Agreement, is a party, and the performance by the Borrower of its obligations thereunder, will not result in a violation or breach of, or conflict with, or constitute a default on the part of the Borrower or any Company under, (A) any law of the State of New York or the United States, or (B) any agreement or instrument to which the Borrower and/or any Company is bound or under any order, rule or regulation applicable to the Borrower and/or any Company or any of such party's activities or properties.

      2. The Companies are located or transact business only in the places listed on Annex A attached hereto.

      3. All consents, approvals, authorizations, and orders of governmental or regulatory authorities, if any, which are required for the consummation by the Borrower and the Companies of the transactions contemplated by the Transaction Documents and the American Merger Documents have been obtained.

      4. The Borrower and each Company, to the best of its knowledge, is in compliance in all material respects with all applicable Laws, federal, state and local (including, without limitation, Environmental Laws and those statutes administered by each state public utility commission that, on the date of this opinion, exercises jurisdiction over the Borrower and/or the Companies (collectively, the "Local Authorities")), material to the conduct of its business and operations, except as otherwise


                                                                     Exhibit G-1
      listed on Schedule 1 attached hereto. Except as have been obtained, no authorization, consent, approval, waiver, licenses or formal exemptions from, nor any filing, declaration or registration with, any Governmental Authority or non-governmental entity, under the terms of the contracts or otherwise, is required by reason of or in connection with the execution and performance of the Transaction Documents and the American Merger Documents. The consummation of each of the transactions contemplated by the Transaction Documents in the manner therein contemplated is not restrained by any decree, judgment, ruling or injunction.

      5. There exists no action, suit, proceeding or investigation at law or in equity before any court, public board or body pending or threatened against or affecting the Borrower or any Company wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the Borrower or any Company, other than those matters listed on Schedule 2 attached hereto.

      6. No Company, nor any subsidiary of any Company, directly or indirectly owns, controls or holds with power to vote, ten percent (10%) or more of the outstanding voting securities of an electric utility company or a gas utility company, nor has the Securities and Exchange Commission determined, after notice and an opportunity for a hearing, that any Company or any subsidiary of a Company is a "holding company" pursuant to the Public Utility Holding Company Act of 1935.

      Any term not defined herein shall have the same meaning as in the E&A Opinion.

      You are authorized to rely on the foregoing as a basis for and no connection with delivery of the E&A opinion.

                                Very truly yours,

                                Parent:

                                ACC ACQUISITION, LLC, Parent, by its Members

                                AT&T WIRELESS SERVICES JV CO.

                                By: ____________________________________________
                                Name: __________________________________________
                                Title: _________________________________________


                                DOBSON JV COMPANY

                                By: ____________________________________________
                                Name: __________________________________________
                                Title: _________________________________________


                                                                     Exhibit G-1

                                Borrower:

                                ACC ACQUISITION CO. and all other Companies listed on Annex B hereto

                                By: ____________________________________________

                                Title: Treasurer
                                       -----------------------------------------


                                                                     Exhibit G-1

                                     ANNEX B

                                  The Companies

ACC OF KENTUCKY LCC

ACC OF KENTUCKY LICENSE LCC

ACC OF MICHIGAN CORPORATION

ACC OF MICHIGAN LICENSE LLC

ACC OF MINNESOTA CORPORATION

ACC OF MINNESOTA LICENSE LCC

ACC OF NEW YORK LICENSE I, LLC

ACC OF NEW YORK LICENSE II, LLC

ACC OF NEW YORK LICENSE III, LCC

ACC OF OHIO CORPORATION

ACC OF OHIO LICENSE LLC

ACC OF PENNSYLVANIA LLC

ACC OF PENNSYLVANIA LICENSE LLC

ACC OF TENNESSEE LLC

ACC OF TENNESSEE LLC

ACC OF TENNESSEE LICENSE LLC

ACC OF WAUSAU CORPORATION

ACC OF WAUSAU LICENSE LLC

ACC OF WEST VIRGINIA CORPORATION

ACC OF WEST VIRGINIA LICENSE LLC

ACC OF WISCONSIN LLC

ACC OF WISCONSIN LICENSE LLC


                                                                     Exhibit G-1

ALEXANDRIA CELLULAR CORPORATION LLC

ALTON CELLTELCO CELLULAR CORPORATION

AMERICAN CELLULAR WIRELESS LLC

CHILL CELLULAR CORPORATION

DUTCHESS COUNTY CELLULAR  TELEPHONE CO., INC.

PCPCS CORPORATION

CELLULAR INFORMATION SYSTEMS OF LAREDO, INC.


                                                                     Exhibit G-1

                                   EXHIBIT G-2

                  FORM OF OPINION OF SPECIAL REGULATORY COUNSEL
                         (American Cellular Corporation)

February 23, 2000

Bank of America, N.A., as Administrative Agent
901 Main Street
64th Floor
Dallas, TX 75202

Each Lender Named in Schedule 2.1 to the Credit Agreement referred to below

      Re: Credit Agreement (as amended, modified, supplemented, or restated from time to time)(the Re: "Credit Agreement"), dated as of February 25, 2000, among ACC Acquisition Co. (including its successor by merger, American Cellular Corporation) as Borrower; ACC Acquisition LLC ("Parent"); Banc of America Securities, LLC, as Sole Lead Arranger and Book Running Manager; Bank of America, N.A., as Administrative Agent; Lehman Commercial Paper Inc. and TD Securities
            (USA), as Co-Syndication Agents; CIBC World Markets Corp and Barclays Bank, PLC, as Co-Documentation Agents; the Managing Agents and Co-Agents defined therein; and the Lenders named in Schedule 2.1 thereof.

Ladies and Gentlemen:

      We have acted as special communications counsel to ACC Acquisition LLC, ACC Acquisition Co. (including its successor by merger American Cellular Corporation) and its Subsidiaries listed on Schedule 8.3 to the Credit Agreement (collectively with Parent and Borrower, the "Companies") in connection with the Credit Agreement. We have also acted as special communications counsel to the Parent in connection with the American Merger as defined in the Credit Agreement.

      This opinion is being delivered to you pursuant to Section 7.1 and paragraph 12 of Schedule 7.1 of the Credit Agreement. Capitalized terms used herein which are not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

      As applicable to each of the Companies, we have examined the Loan Documents, the American Merger Documents, the licenses and certificates of public convenience and necessity and similar authorizations issued to each such Company by the Federal Communications Commission ("FCC") and any state public utility commission ("PUC") that, on the date of this opinion, exercises jurisdiction over such Companies (each such PUC, which is listed on Schedule A, being an "Applicable PUC"). Our opinion is limited to the provisions of the Communications Act of 1934 as amended, 47 U.S.C. ss.151 et seq., and all rules, regulations, and published policies of the FCC (collectively, the "Communications Act"), and all relevant rules, regulations, and published policies of and all laws administered by the Applicable PUCs (the "PUC Laws"), and we express no opinion and assume no responsibility as to the applicability of any other laws.


                                                                     Exhibit G-2

      We have assumed the genuineness of signatures of all persons signing any documents, the authority of all persons signing any document on behalf of parties thereto, the authority of all public officials and governmental authorities, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies, and the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities.

      This opinion is based upon our examination of the rules, regulations, documents, certificates, public files and records of the FCC made available to us on or before February 23, 2000; on an examination of the records and files of the Companies made available to us on or before February 23. 2000; and on our examination of the Loan Documents. As to any facts material to these opinions which we did not establish by relying upon documents or records, we have relied upon statements, representations and/or certificates of officers, directors, principals, or agents of the Parent, the Borrower or any of the Companies made in the Credit Agreement, the American Merger Documents, or any other Loan Documents, or made directly for our benefit in the preparation of this opinion. No other investigation has been undertaken in connection with this opinion, and in particular, we have made no independent audit of any of the Companies' businesses or operations. To the extent that certain factual matters are stated "to the best of our knowledge," or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services to any of the Companies on a regular basis do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

      Determinations as to the de facto control of an FCC licensee are made by the FCC on a case-by-case basis. Our opinion assumes that the covenants and conditions contained in the Loan Documents will be exercised and/or enforced in a commercially reasonable manner.

      Members of our firm are admitted to the bar of the District of Columbia. While members of our firm are admitted to the bars of other states in which any of the Companies may be operating, we hold no opinions with respect to the laws in those states that are implicated, if any, by the transactions herein, except for the laws of any Applicable PUC. Further, we express no opinion as to any other federal laws or the laws or rules of any other jurisdiction, state, county or municipal, except, as applicable, the Communications Act.

      In rendering our opinions herein, we have relied solely upon the information described explicitly above, and on no other information. We disclaim any responsibility or duty to investigate, ascertain or report on any document, matter, condition or proceeding which is outside the scope of our review described in this letter, or which may develop subsequently to the date of this letter, including any amendments or revisions to any of the Loan Documents made after the date hereof. This disclaimer includes, but is not limited to, judicial proceedings involving other parties (such as antitrust proceedings in the communications industry), legislative proceedings, rulemaking proceedings before the FCC, any PUC or other agencies, and official or informal proceedings which are not a matter of written public record (such as investigations, confidential deliberations, and the like).

      We disclaim any responsibility or duty to conduct any further investigation of the matters addressed herein after the date of this letter. If we subsequently become aware of any change in the information in this letter, we disclaim any duty or responsibility to bring it to your attention or to the attention of your counsel.


                                                                     Exhibit G-2

      Based upon the foregoing, we are of the opinion that:

      1. The consummation of the American Merger, and the execution and delivery of the Credit Agreement and the Loan Documents by the parties thereto, and the performance by each of the Companies of the Obligation will not violate any law, rule, regulation, or policy of the FCC or any Applicable PUC.

      2. The execution and delivery of a Guaranty and other Collateral Documents by any of the Companies and the performance by such Company of its respective obligations thereunder will not violate any law, rule, regulation, or policy of the FCC or any Applicable PUC.

      3. Each Company holds all licenses required by the FCC and all other certificates or licenses required by any Applicable PUC for the construction and the operation in accordance with the Communications Act and the PUC Laws of each of the cellular systems owned or leased by that Company (collectively, the "Cellular Systems"), except where such failure could not reasonably be expected to be a Material Adverse Event. All such certificates and licenses are duly and validly held by the applicable Company, and all such certificates and licenses are in full force and effect without conditions that could reasonably be expected to be a Material Adverse Event, other than such conditions that are generally applicable to such licenses and other certificates.

      4. The Companies' respective execution and delivery, and performance and compliance with the terms and provisions of the Credit Agreement and the other Loan Documents and the American Merger Documents: (a) will not result in a violation of the Communications Act or any PUC Laws; (b) will not cause any cancellation, termination, revocation, forfeiture, or material impairment of any FCC or PUC authorization, certificate, or license; and (c) will not require further notice to or the approval of the FCC or any Applicable PUC, except in the states where applications for authority are currently pending, and except that post-consummation notice of the consummation of the American Merger will be required by the FCC and several of the Applicable PUCs.

      5. To the best of our knowledge, the ownership and operation by the Companies of the Cellular Systems are in compliance in all respects with the Communications Act (including, without limitation, all FCC filing, reporting, prior approval, and similar requirements), except where such failure could not reasonably be expected to be a Material Adverse Event.

      6. No approval, authorization, consent, adjudication, or order of the FCC or any Applicable PUC which has not been obtained by the Companies as of this date is required to be obtained by the Companies, in connection with the consummation of the American Merger, the execution and delivery of the Loan Documents, the borrowing under the Credit Agreement, the payment or performance of the Obligations by the Companies or the creations of the Liens in favor of Lenders under the Loan Documents.

      7. To the best of our knowledge: (a) there is no outstanding decree or order that has been issued by the FCC or any Applicable PUC against any Company and no pending or threatened litigation, proceedings, notice of violation, order to show cause, complaints, inquiry, or investigation before the FCC or any Applicable PUC (i) relating to any Company or relating to its Cellular Systems or business operations that might result in the cancellation, termination, revocation, forfeiture, or material impairment of any FCC or PUC authorizations, certificates, or licenses, or have a material adverse effect upon, or cause material disruption to, any Company or the ownership or operation of such Cellular Systems or business operations or (ii) seeking to prohibit, restrict, or delay consummation of the transactions contemplated by the Loan Documents, the American Merger Documents, or fulfillment of any conditions under the Loan


                                                                     Exhibit G-2

Documents or the American Merger Documents; and (b) no action has been taken by the FCC or any Applicable PUC which might now, or after notice or lapse of time, or both, result in the cancellation, termination, revocation, forfeiture, or material impairment of any FCC or PUC authorizations, certificates, or licenses, or have a material adverse effect upon, or material disruption to, any Company or the ownership or operation of their Cellular Systems or business operations.

      In rendering the opinions in this letter, we are engaged in acting solely as counsel for the Company, and we are not engaged or acting as counsel for the any of the Lenders, the Administrative Agent or any other person or entity. This opinion letter is provided to Administrative Agent, each Lender, and Haynes and Boone, LLP, and their respective participants, assignees, or other transferees, by us in our capacity as special communications regulatory counsel to the Companies and can be relied upon, on a confidential basis, in connection with the transactions contemplated by the Loan Documents solely by such persons. This opinion may not be relied upon by any other person or for any other purpose except with the prior written consent of the undersigned. This letter is provided to you on the condition that its contents are not disclosed to any other person or entity, except as stated in this paragraph. This opinion is not to be quoted in whole or in part or otherwise referred to in any document except as directly a part of and related to the transactions contemplated under the Loan Documents and, except as required by applicable law, not to be filed with any governmental authority or any other entity or person whatsoever.

                                            Sincerely,


                                            WILKINSON BARKER KNAUER, LLP


                                                                     Exhibit G-2

             SCHEDULE A TO OPINION OF SPECIAL COMMUNICATIONS COUNSEL

                       List of States with Applicable PUCs

                                    Illinois
                                    Kentucky
                                    Michigan
                                    Minnesota
                                    New York
                                      Ohio
                                  Pennsylvania
                                    Tennessee
                                  West Virginia
                                    Wisconsin


                                                                     Exhibit G-2

                                   EXHIBIT G-3

             FORM OF OPINION OF LOCAL COUNSEL (SUBJECT JURISDICTION)
                         (American Cellular Corporation)

                                [Firm Letterhead]

                              ______________, 2000

Bank of America, N.A., as Administrative Agent
Each Lender named in Schedule 2.1 to the Credit Agreement referred to below

      Re: Credit Agreement for ACC Acquisition Co. (including its successor by merger American Cellular Corporation)

Ladies and Gentlemen:

      We have acted as special [__________________] counsel to Bank of America, N.A., as Administrative Agent ("Administrative Agent) and the Lenders named on
Schedule 2.1 to the Credit Agreement (defined below) ("Lenders") in connection with the Credit Agreement dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), between ACC Acquisition LLC ("Parent"), ACC Acquisition Co. (together with its successor by merger American Cellular Corporation, "Borrower"), and the other Companies listed in Schedule 1 hereto (collectively with the Borrower and Parent, the "Companies").

      This opinion is delivered pursuant to Item 4 of Schedule 7.1A to the Credit Agreement. Except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Credit Agreement.

      As to matters of law in the State of [____________] (the "Subject Jurisdiction"), we have acted as your special counsel in connection with the perfection of the security interests created by the Loan Documents. In that connection, we have examined such certificates of public officials and of officers of the Loan Parties, other documents, and matters of law as we deemed necessary or appropriate, including, without limitation, copies of the following documents (collectively, the "Transaction Documents"):

            (a) The Credit Agreement;

            (b) The Pledge, Assignment, and Security Agreement executed by the Companies (the "Security Agreement"); and

            (c) Financing Statements (including without limitation, financing statements or similar instruments to be filed to perfect security interests in transmitting utilities) showing each Company, as Debtor, and Administrative Agent, as Secured Party, to be filed in appropriate jurisdictions in the Subject Jurisdiction (the "Financing Statements").

      Based on the foregoing, subject to the comments and exceptions hereinafter stated, and limited in all respects to the laws of the Subject Jurisdiction and the United States of America, it is our opinion that:


                                                                     Exhibit G-3

      1 The Security Agreements and Financing Statements are in proper recordable form. The Financing Statements are legally sufficient under the laws of the Subject Jurisdiction to perfect any security interests in favor of Administrative Agent, for the benefit of Lenders, which may have attached to the Collateral therein described.

      2 Under the laws of the Subject Jurisdiction, no mortgage, documentary, stamp, or similar taxes, other than nominal recording fees, will be payable in connection with the execution, delivery, or recording of the Transaction Documents or any of the transactions contemplated thereby.

      3 The Financing Statements should be filed [with the Secretary of State of ________________ and with _________________________] at the addresses set forth on Schedule 2. To the extent that a security interest in the Collateral can be granted under the Uniform Commercial Code of the Subject Jurisdiction ("UCC") and can be perfected by the filing of financing statements under Article 9 of the UCC, when the Financing Statements are filed and recorded in the offices stated above, the Transaction Documents shall create and perfect valid security interests in favor of Administrative Agent, for the benefit of Lenders. No further or subsequent filing, recording, or registration of the Transaction Documents or any other instrument will be necessary in order to create, perfect, or maintain the liens and security interests created an perfected by the Transaction Documents, except that within six months next prior to the expiration of five years from the filing of the Financing Statements (and each five years thereafter), Continuation Statements must be filed with the Secretary of State of __________________, all pursuant to the Uniform Commercial Code as enacted in the Subject Jurisdiction.

      4 You are not required, as a result of the transactions contemplated in the Transaction Documents to qualify to do business in the Subject Jurisdiction in order to receive the benefits of, or to exercise rights under or in connection with, the Transaction Documents.

      5 Except for the filing of the Financing Statements, no other declarations or filings with, and no consents, waivers, approvals, authorizations, or other actions by, any governmental or regulatory body of the Subject Jurisdiction, including, without limitation, any environmental protection agency or regulatory authority, are necessary in connection with the execution and delivery by any Company of, and the performance of such Company's obligations under or in connection with, the Transaction Documents, or in connection with the granting of the security interests in the Collateral and the exercise of Rights under the Transaction Documents.

      This opinion letter is provided to Lender, each assignee and participant under the Credit Agreement, and Haynes and Boone, LLP.

                                          Respectfully submitted,

                                          ______________________________________


                                                                     Exhibit G-3

                                   SCHEDULE 1
                           TO OPINION OF LOCAL COUNSEL

                             LIST OF OTHER COMPANIES

                                (TO BE COMPLETED)


                                                                     Exhibit G-3

                                   SCHEDULE 2
                           TO OPINION OF LOCAL COUNSEL

                    ADDRESSES FOR FILING FINANCING STATEMENTS

                                (TO BE COMPLETED)


                                                                     Exhibit G-3

                                    EXHIBIT H

                    FORM OF AFFILIATE SUBORDINATION AGREEMENT

      THIS AFFILIATE SUBORDINATION AGREEMENT is entered into among Bank of America, N.A., in its capacity as Administrative Agent for Lenders (defined below), and ____________________________, a __________________ corporation
("Subordinated Creditor"), and ACC Acquisition Co. (including its successor by merger, American Cellular Corporation) ("Borrower").

                                    RECITALS

      A. Borrower, ACC Acquisition LLC, as Parent, Bank of America, N.A., as Administrative Agent, and certain other Agents and Lenders have entered into a Credit Agreement, dated as of February 25, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement");

      B. This Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery thereof is a condition precedent to Lenders' obligations to extend credit under the Loan Documents;

      ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Administrative Agent, Subordinated Creditor, and Borrower agree as follows:

1. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Credit Agreement is used in this Agreement with the same meaning. As used herein, the following terms have the meanings indicated:

            Senior Debt means, whether now or hereafter arising, the Obligation, including, without limitation, interest thereon after the commencement of any proceedings under any Debtor Relief Law.

            Subordinated Debt means the principal of and interest on all Debt of Borrower or any other Company (other than Debt arising under the Management Agreement, if any) , whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due, or to become due to Subordinated Creditor, or held or to be held by Subordinated Creditor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not.

2. The payment of any and all Subordinated Debt is hereby expressly subordinated to all Senior Debt to the extent and in the manner set forth in this Agreement.

3. Subordinated Creditor shall not accelerate, demand, sue for, commence any collection or enforcement action or proceeding, take, receive, accept, or retain any payment or distribution of any character, whether in cash, securities, or other property, in respect of the principal of, premium on, or interest on, the Subordinated Debt, or any Collateral therefor, until all Senior Debt shall have been paid in full with interest, including, without limitation, interest during any bankruptcy or similar proceeding involving Borrower from the date of the filing thereof to the date of distribution (notwithstanding any statute, including without limitation the Federal Bankruptcy Code, any rule of Law, or bankruptcy procedures to the contrary).


                                                                       Exhibit H

4. In the event of the institution of and in connection with any proceeding against Borrower pursuant to any Debtor Relief Law, and unless or until the Senior Debt is paid in full:

            (a) All Senior Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, or other property, shall be made in respect of any Subordinated Debt;

            (b) Any payment or distribution of any character, whether in cash, securities, or other property, which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Subordinated Debt, shall be paid or delivered directly to Administrative Agent, for the benefit of Lenders, until all Senior Debt shall have been paid in full, and Subordinated Creditor irrevocably authorizes, empowers, and directs all receivers, trustees, liquidators, conservators, and others having authority to effect all such payments and deliveries;

            (c) Administrative Agent, on behalf of Lenders, may, as attorney-in-fact for Subordinated Creditor, take such action on behalf of Subordinated Creditor, and Subordinated Creditor hereby appoints Administrative Agent, on behalf of Lenders, as its attorney-in-fact, to demand, sue for, collect, and receive any and all such moneys, dividends, or other assets and give acquittance therefor and to file any claim, proof of claim, or other instrument of similar character and to take such other proceedings in the name of Subordinated Creditor as Administrative Agent may deem necessary or advisable for the enforcement of this Agreement; and

            (d) Each Subordinated Creditor shall execute and deliver to Administrative Agent, for the benefit of Lenders, all such further instruments confirming the authorization referred to in the foregoing clauses (b) and (c) and all such proofs of claim, assignments of claim, and other instruments and shall take all such other actions as may be reasonably requested by Administrative Agent in order to enable Administrative Agent to enforce all Rights of Lenders and Administrative Agent hereunder and all claims of Administrative Agent or any Lender upon or in respect of the Subordinated Debt, and failing execution of such instruments or taking of such actions by Subordinated Creditor, Administrative Agent, for the benefit of Lenders, is hereby authorized and empowered to execute and perform the same on behalf of such Subordinated Creditor.

5. In the event any payment or distribution of any character, whether in cash, securities, or other property, is received by Subordinated Creditor in contravention of the terms of this Agreement, and before all Senior Debt shall have been paid in full, such payment or distribution shall be held by such Subordinated Creditor, as trustee of an express trust, in trust for the benefit of, and shall be paid over or delivered and transferred to Administrative Agent for application to all Senior Debt remaining unpaid until such Senior Debt shall have been paid in full. Each Subordinated Creditor hereby assigns to Administrative Agent, for the benefit of Lenders, all its Rights to any such payments or distributions, which Administrative Agent may exercise in Administrative Agent's name or in the name of such Subordinated Creditor, and agrees to execute such instruments as may be required by Administrative Agent to enable Administrative Agent, for the benefit of Lenders, to enforce such claims. Any payments or distributions received in excess of the amount sufficient to pay all Senior Debt in full shall be returned by Administrative Agent to such Subordinated Creditor.

6. Notwithstanding anything to the contrary contained in this Agreement, provided that (a) no Default or Potential Default exists or arises as a result thereof, and (b) Subordinated Creditor is or becomes a


                                                                       Exhibit H

Guarantor, Borrower may pay, and Subordinated Creditor may accept and retain, regularly scheduled payments of principal and interest of the Subordinated Debt.

7. Administrative Agent or Lenders may, at any time and from time to time, without the consent of or notice to Subordinated Creditor, without incurring responsibility to Subordinated Creditor, and without impairing or releasing any of Administrative Agent's Rights, or any of the obligations of Subordinated Creditor hereunder, (a) change the amount, manner, place, or terms of payment, or change or extend the time of payment of or renew or alter all or any part of the Senior Debt or amend, modify, supplement, or restate, any of the Loan Documents in any manner whatsoever; (b) sell, exchange, release, or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any part of the Senior Debt;
(c) hold all or any Property as additional Collateral under the Loan Documents to secure all or any part of the Senior Debt; (d) release anyone liable in any manner for the payment or collection of all or any part of the Senior Debt; (e) exercise or refrain from exercising any Rights against Borrower and others (including the undersigned); and (f) apply any sums, by whomsoever paid or however realized, to the Senior Debt.

8. Notwithstanding anything to the contrary contained in any other instrument or document delivered in connection with the Subordinated Debt or otherwise, including, without limitation, any prior perfection of a security interest or Lien, any security interests and Liens now or hereafter held by Subordinated Creditor in any Collateral for the Subordinated Debt shall be junior and subordinate to any security interests and Liens now or hereafter held by Administrative Agent, for the benefit of Lenders, in the same Collateral. So long as the Senior Debt shall remain unpaid, Administrative Agent may at all times in its sole discretion exercise any and all powers and Rights which it now has or may hereafter acquire with respect to any of the Collateral securing the Senior Debt, all without the necessity of obtaining any consent or approval of Subordinated Creditor.

9. Each Subordinated Creditor represents and warrants that it is duly organized, validly existing, and in good standing under the Laws of its state of organization and has the power and authority under the Laws of such state and under its articles of incorporation and by-laws or other organizational documents to enter into this Agreement; all actions necessary or appropriate for its execution and performance of this Agreement have been taken and upon its execution, this Agreement will constitute its valid and binding obligation enforceable in accordance with its terms; and the making and performance of this Agreement will not violate any Law or its articles of incorporation or by-laws or other organizational documents, or result in any violation of or constitute a default under any agreement by which it or any of its property is bound except where the lack of enforceability or such defaults could not reasonably be expected to be a Material Adverse Event.

10. This Agreement is a continuing agreement of subordination and Lenders may continue to make loans to or otherwise accept the obligations of Borrower in reliance hereon, without notice to Subordinated Creditor.

11. While this Agreement remains in effect, each Subordinated Creditor covenants and agrees that it will not modify or amend or permit modification or amendment of the terms and conditions of the Subordinated Debt, without obtaining the prior written consent of Administrative Agent.

12. No waiver of Administrative Agent's Rights hereunder shall be effective unless in a writing signed by Administrative Agent, and each waiver shall extend only to the specific instance involved and shall not


                                                                       Exhibit H
impair or affect Administrative Agent's Rights in any other respect at any other time. Each Subordinated Creditor hereby waives all notices with respect to the subject matter hereof, including, but not limited to, notice of acceptance of this Agreement, of the making of loans or advances to the Borrower or any extensions, renewals, or modifications thereof, releases of collateral security or guarantors or other indulgences of any character, or of the occurrence or declaration of any default or the taking of any collection or enforcement action. This Agreement shall be governed by and construed according to the Laws of the State of New York.

13. This Agreement inures to the benefit of Administrative Agent, Lenders, and their respective successors and assigns, and the Rights under this Agreement may be assigned in accordance with the terms of the Loan Documents in whole or in part in connection with any partial or complete assignment or transfer of the Senior Debt. Administrative Agent is Administrative Agent for each Lender, and Administrative Agent may, without the joinder of any Lender, exercise any and all Rights in favor of Lenders hereunder. The Rights of each Lender vis-a-vis Administrative Agent and each other Lender may be subject to one or more separate agreements between or among such parties, but Subordinated Creditor need not inquire about any such agreement or be subject to any terms thereof unless Subordinated Creditor specifically joins therein; and, consequently, neither Subordinated Creditor nor its heirs, personal representatives, successors, or assigns are entitled to any benefits or provisions of any such separate agreements or are entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof. This Agreement binds Subordinated Creditor and its successors and assigns, and Subordinated Creditor will advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent set forth in this Agreement.

14. This Agreement may be executed in a number of identical counterparts, each of which is deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it is not necessary to produce or account for more than one counterpart.

15. Subject to the provisions of this Agreement and the Rights of Administrative Agent hereunder, as between Borrower and Subordinated Creditor, nothing herein contained shall impair the obligation of Borrower, which is absolute and unconditional to pay the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent Subordinated Creditor upon default with respect to the Subordinated Debt, from exercising all Rights, powers, and remedies otherwise provided therein or by applicable Law.

                     Remainder of Page Intentionally Blank.
                            Signature Page to Follow.


                                                                       Exhibit H

        EXECUTED on the date first stated in this Affiliate Subordination Agreement.

                                       [SUBORDINATED CREDITOR]

                                       By: _____________________________________
                                           Name:  ______________________________
                                           Title: ______________________________

                                       BANK OF AMERICA, N.A.,
                                       as Administrative Agent

                                       By: _____________________________________
                                           Name:  ______________________________
                                           Title: ______________________________

BORROWER (a) acknowledges and confirms that it has received an executed copy of this Affiliate Subordination Agreement and approves of and consents to it in all respects; and (b) agrees to be bound by and to observe all of the terms and conditions of this Affiliate Subordination Agreement.

                                       ACC ACQUISITION CO.
                                       (including its successor by merger,
                                       American Cellular Corporation)

                                       By: _____________________________________
                                           Name:  ______________________________
                                           Title: ______________________________


                        Affiliate Subordination Agreement
                                 Signature Page